                                  APPENDIX "1"

                          DOEHLER-JARVIS, INC., et al.

Debtors' First Amended Consolidated Plan under Chapter 11 of the Bankruptcy Code

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                                            )     Chapter 11
                                                                  )
DOEHLER-JARVIS, INC.,                                             )     Case Nos. 97-953 (SLR)
HARVARD INDUSTRIES, INC.,                                         )     through 97-962 (SLR)
HARVARD TRANSPORTATION, INC.,                                     )
DOEHLER-JARVIS GREENEVILLE, INC.,                                 )     Jointly Administered
DOEHLER-JARVIS POTTSTOWN, INC.,                                   )
DOEHLER-JARVIS TECHNOLOGIES, INC.,                                )
DOEHLER-JARVIS TOLEDO, INC.,                                      )
HARMAN AUTOMOTIVE, INC.,                                          )
HAYES-ALBION CORPORATION, AND                                     )
THE KINGSTON-WARREN CORPORATION,                                  )
                                                                  )
                                    DEBTORS.                      )

                DEBTORS' FIRST AMENDED AND MODIFIED CONSOLIDATED
                  PLAN UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                August 19, 1998

WILLKIE FARR & GALLAGHER                                           YOUNG CONAWAY STARGATT & TAYLOR, LLP
Co-Counsel for the Debtors                                         Co-Counsel for the Debtors
787 Seventh Avenue                                                 P.O. Box 391
New York, New York 10019                                           11th Floor, Rodney Square North
Myron Trepper, Esq.                                                Wilmington, Delaware 19899
                                                                   James L. Patton, Jr., Esq.
                                                                   S. David Peress, Esq.

FRIED, FRANK, HARRIS,                                              ROSENTHAL, MONHAIT, GROSS & GODDESS
  SHRIVER & JACOBSON                                               Co-Counsel for the Official Committee
Co-Counsel for the Official Committee                              of Unsecured Creditors
  of Unsecured Creditors                                           919 North Market Street
One New York Plaza                                                 Mellon Bank Center, Suite 1401
New York, New York 10004                                           Wilmington, Delaware 19801
Brad Eric Scheler, Esq.                                            Kevin Gross, Esq.

                               TABLE OF CONTENTS

                                                                                                                               Page
     Article I.  INTRODUCTION.....................................................................................................1
    Article II.  DEFINITIONS......................................................................................................1
           2.1.  "Additional Post-Confirmation Term Loan Amount"..................................................................1
           2.2.  "Administrative Expense".........................................................................................1
           2.3.  "Affiliate"......................................................................................................1
           2.4.  "Allowed"........................................................................................................1
           2.5.  "Allowed [Class Designation] Claim" or "Allowed [Class Designation] Interest"....................................1
           2.6.  "Alternative Financing Transaction"..............................................................................1
           2.7.  "Ballots"........................................................................................................1
           2.8.  "Bankruptcy Code"................................................................................................1
           2.9.  "Bankruptcy Court"...............................................................................................2
          2.10.  "Bankruptcy Rules"...............................................................................................2
          2.11.  "Business Day"...................................................................................................2
          2.12.  "Canceled Security"..............................................................................................2
          2.13.  "Cash"...........................................................................................................2
          2.14.  "Causes of Action"...............................................................................................2
          2.15.  "Chapter 11 Cases"...............................................................................................2
          2.16.  "CIT"............................................................................................................2
          2.17.  "CIT Commitment Letter"..........................................................................................2
          2.18.  "Claim"..........................................................................................................2
          2.19.  "Class"..........................................................................................................2
          2.20.  "Combination Transactions".......................................................................................2
          2.21.  "Commission".....................................................................................................2
          2.22.  "Confirmation"...................................................................................................2
          2.23.  "Confirmation Date"..............................................................................................2
          2.24.  "Confirmation Hearing"...........................................................................................2
          2.25.  "Confirmation Order".............................................................................................2
          2.26.  "Consulting Agreement"...........................................................................................2
          2.27.  "Convenience Claim"..............................................................................................2
          2.28.  "Creditor".......................................................................................................3
          2.29.  "Creditors' Committee"...........................................................................................3
          2.30.  "Cure Amount Schedule"...........................................................................................3
          2.31.  "DGCL"...........................................................................................................3
          2.32.  "Debtors"........................................................................................................3
          2.33.  "Debtors-In-Possession"..........................................................................................3
          2.34.  "Deductible Claim"...............................................................................................3
          2.35.  "Deficiency Claim"...............................................................................................3
          2.36.  "Disallowed".....................................................................................................3
          2.37.  "Disbursing Agent"...............................................................................................3
          2.38.  "Disclosure Statement"...........................................................................................3
          2.39.  "Disclosure Statement Hearing"...................................................................................3
          2.40.  "Disclosure Statement Order".....................................................................................3
          2.41.  "Disputed Claim".................................................................................................3
          2.42.  "Disputed Interest"..............................................................................................3
          2.43.  "Distribution Date"..............................................................................................3
          2.44.  "Distribution Record Date".......................................................................................3
          2.45.  "Distributions"..................................................................................................3
          2.46.  "Doehler-Jarvis".................................................................................................3
          2.47.  "Effective Date".................................................................................................4
          2.48.  "11 1/8% Senior Notes"...........................................................................................4
          2.49.  "11 1/8% Senior Notes Claims"....................................................................................4
          2.50.  "11 1/8% Senior Note Indenture"..................................................................................4
          2.51.  "Emergence Bonus Plan"...........................................................................................4
          2.52.  "Entity".........................................................................................................4
          2.53.  "Estates"........................................................................................................4

          2.54.  "Equity Factor"..................................................................................................4
          2.55.  "Exchange Act"...................................................................................................4
          2.56.  "Exercise Agreements"............................................................................................4
          2.57.  "Face Amount"....................................................................................................4
          2.58.  "Final Order"....................................................................................................4
          2.59.  "General Unsecured Claim"........................................................................................4
          2.60.  "Governmental Unit"..............................................................................................4
          2.61.  "Greeneville"....................................................................................................4
          2.62.  "Harman".........................................................................................................4
          2.63.  "Harvard"........................................................................................................4
          2.64.  "Hayes-Albion"...................................................................................................4
          2.65.  "Impaired".......................................................................................................4
          2.66.  "Incentive Plan".................................................................................................5
          2.67.  "Indentures".....................................................................................................5
          2.68.  "Indenture Trustee"..............................................................................................5
          2.69.  "Indenture Trustee Claim"........................................................................................5
          2.70.  "Insured Claim"..................................................................................................5
          2.71.  "Insured Portion"................................................................................................5
          2.72.  "Intercompany Claim".............................................................................................5
          2.73.  "Intercreditor Agreement"........................................................................................5
          2.74.  "Interests"......................................................................................................5
          2.75.  "Kingston-Warren"................................................................................................5
          2.76.  "LBI"............................................................................................................5
          2.77.  "LCPI"...........................................................................................................5
          2.78.  "Lehman".........................................................................................................5
          2.79.  "Lehman Commitment Letter".......................................................................................5
          2.80.  "Management Employment Agreements"...............................................................................5
          2.81.  "Miscellaneous Secured Claim"....................................................................................5
          2.82.  "New Board of Directors".........................................................................................5
          2.83.  "New By-Laws"....................................................................................................5
          2.84.  "New Certificates of Incorporation"..............................................................................5
          2.85.  "New Common Stock"...............................................................................................5
          2.86.  "New Harvard Certificate of Incorporation".......................................................................5
          2.87.  "New Indenture Trustee"..........................................................................................5
          2.88.  "New Junior Secured Debentures"..................................................................................6
          2.89.  "New Junior Secured Debentures Indenture"........................................................................6
          2.90.  "New Warrant Agreement"..........................................................................................6
          2.91.  "New Warrants"...................................................................................................6
          2.92.  "Nondebtor Subsidiaries".........................................................................................6
          2.93.  "Old Common Stock"...............................................................................................6
          2.94.  "Old Other Interests"............................................................................................6
          2.95.  "Oversubscription Options".......................................................................................6
          2.96.  "Paying Agent"...................................................................................................6
          2.97.  "PBGC"...........................................................................................................6
          2.98.  "PBGC Agreement".................................................................................................6
          2.99.  "PBGC Claims"....................................................................................................6
         2.100.  "Petition Date"..................................................................................................6
         2.101.  "PIK Preferred Stock"............................................................................................6
         2.102.  "Plan"...........................................................................................................6
         2.103.  "Plan Rate"......................................................................................................6
         2.104.  "Post-Confirmation Credit Agreement".............................................................................6
         2.105.  "Post-Confirmation Credit Facility"..............................................................................6
         2.106.  "Pottstown"......................................................................................................6
         2.107.  "Prepetition Credit Agreement"...................................................................................6
         2.108.  "Prepetition Credit Facility"....................................................................................6
         2.109.  "Prepetition Lenders"............................................................................................7
         2.110.  "Prepetition Lenders' Claims"....................................................................................7
         2.111.  "Priority Claim".................................................................................................7

         2.112.  "Priority Tax Claim".............................................................................................7
         2.113.  "Professionals"..................................................................................................7
         2.114.  "Record Date"....................................................................................................7
         2.115.  "Registration Statement".........................................................................................7
         2.116.  "Registration Rights Agreement"..................................................................................7
         2.117.  "Reorganization Securities"......................................................................................7
         2.118.  "Reorganized Debtors"............................................................................................7
         2.119.  "Reorganized Doehler-Jarvis".....................................................................................7
         2.120.  "Reorganized Greeneville"........................................................................................7
         2.121.  "Reorganized Harman".............................................................................................7
         2.122.  "Reorganized Harvard"............................................................................................7
         2.123.  "Reorganized Hayes-Albion".......................................................................................7
         2.124.  "Reorganized Kingston-Warren"....................................................................................7
         2.125.  "Reorganized Pottstown"..........................................................................................7
         2.126.  "Reorganized Technologies".......................................................................................7
         2.127.  "Reorganized Toledo".............................................................................................7
         2.128.  "Reorganized Transportation".....................................................................................7
         2.129.  "Rights".........................................................................................................7
         2.130.  "Rights Expiration Date".........................................................................................7
         2.131.  "Rights Issue Date"..............................................................................................8
         2.132.  "Rights Plan"....................................................................................................8
         2.133.  "Scheduled"......................................................................................................8
         2.134.  "Schedules"......................................................................................................8
         2.135.  "Secured Claim"..................................................................................................8
         2.136.  "Secured Deductible Claim".......................................................................................8
         2.137.  "Securities Act".................................................................................................8
         2.138.  "Senior Notes"...................................................................................................8
         2.139.  "Senior Notes Claims"............................................................................................8
         2.140.  "Senior Notes Indenture".........................................................................................8
         2.141.  "Subsidiary Common Stock"........................................................................................8
         2.142.  "Technologies"...................................................................................................8
         2.143.  "Trust Indenture Act"............................................................................................8
         2.144.  "Toledo".........................................................................................................8
         2.145.  "Transportation".................................................................................................8
         2.146.  "12% Senior Notes"...............................................................................................8
         2.147.  "12% Senior Notes Claims"........................................................................................8
         2.148.  "12% Senior Note Indenture"......................................................................................8
         2.149.  "Unimpaired".....................................................................................................8
         2.150.  "Unclaimed Property".............................................................................................8
         2.151.  "Workers Compensation Claims"....................................................................................8
         2.152.  "Workers Compensation Programs"..................................................................................8
   Article III.  METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS AND GENERAL PROVISIONS..........................................9
           3.1.  Administrative Expenses, Priority Tax Claims.....................................................................9
           3.2.  Intercompany Claims..............................................................................................9
    Article IV.  TREATMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS.....................................................9
           4.1.  Treatment of Allowed Administrative Expenses.....................................................................9
           4.2.  Treatment of Allowed Priority Tax Claims.........................................................................9
     Article V.  CLASSIFICATION OF CLAIMS AND INTERESTS..........................................................................10
           5.1.  Class 1........................................................................................................10
           5.2.  Class 2........................................................................................................10
           5.3.  Class 3........................................................................................................10
           5.4.  Class 4........................................................................................................10
           5.5.  Class 5........................................................................................................10
           5.6.  Class 6........................................................................................................10
           5.7.  Class 7........................................................................................................10
           5.8.  Class 8........................................................................................................10
           5.9.  Class 9........................................................................................................10

          5.10.  Class 10........................................................................................................10
    Article VI.  TREATMENT OF CLAIMS AND INTERESTS...............................................................................10
           6.1.  Treatment of Allowed Class 1 Claims (Priority Claims)...........................................................10
           6.2.  Treatment of Allowed Class 2 Claims (Prepetition Lenders' Claims)...............................................10
           6.3.  Treatment of Allowed Class 3 Claims (Miscellaneous Secured Claims)..............................................10
           6.4.  Treatment of Allowed Class 4 Claims (PBGC Claims)...............................................................11
           6.5.  Treatment of Allowed Class 5 Claims (General Unsecured Claims)..................................................11
           6.6.  Treatment of Allowed Class 6 Claims (Convenience Claims)........................................................12
           6.7.  Treatment of Allowed Class 7 Interests (PIK Preferred Stock Interests)..........................................12
           6.8.  Treatment of Allowed Class 8 Interests (Old Common Stock Interests).............................................12
           6.9.  Treatment of Allowed Class 9 Interests (Subsidiary Common Stock Interests)......................................12
          6.10.  Treatment of Allowed Class 10 Interests (Old Other Interests)...................................................12
          6.11.  Allowance of Senior Notes Claims................................................................................12
   Article VII.  MEANS FOR IMPLEMENTATION OF THE PLAN............................................................................13
           7.1.  Post-Confirmation Financing.....................................................................................13
           7.2.  Issuance and Exercise of Rights.................................................................................13
           7.3.  New Common Stock................................................................................................13
           7.4.  New Warrants....................................................................................................13
           7.5.  Registration Rights.............................................................................................13
           7.6.  Corporate Action for Reorganized Debtors........................................................................13
           7.7.  Directors of the Reorganized Debtors............................................................................14
           7.8.  Emergence Bonus Plan............................................................................................14
           7.9.  Incentive Plan..................................................................................................14
          7.10.  Management Employment Agreements................................................................................14
          7.11.  Consulting Agreement............................................................................................14
          7.12.  Approval of Agreements..........................................................................................14
          7.13.  Retiree Benefits................................................................................................14
          7.14.  Employee Benefit Plans..........................................................................................14
          7.15.  Listing of New Common Stock; Registration of Securities.........................................................14
          7.16.  Distributions to Holders of Allowed Claims and Interests; Source of Cash and Reorganization
                   Securities for Distributions..................................................................................15
          7.17.  Distributions to Holders of Senior Notes........................................................................15
          7.18.  Cancellation and Surrender of Existing Securities; Cancellation of Indentures...................................15
          7.19.  Release of Liens and Perfection of Liens........................................................................16
          7.20.  Election of Treatment in Class 6...............................................................................16
          7.21.  Terms of New Junior Secured Debentures..........................................................................16
  Article VIII.  DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES AND MISCELLANEOUS
                   DISTRIBUTION PROVISIONS.......................................................................................18
           8.1.  Objections......................................................................................................18
           8.2.  Amendments to Claims; Claims Filed After the Confirmation Date..................................................18
           8.3.  Reserves for Disputed Claims and Disputed Interests.............................................................18
           8.4.  Fluctuation in Value of Securities..............................................................................18
           8.5.  Payment or Distribution of Disputed Claim or Disputed Interest..................................................18
           8.6.  Timing of Payment or Distribution When a Disputed Claim or Disputed Interest Becomes
                   an Allowed Claim or Allowed Interest..........................................................................18
           8.7.  Excess Reserves.................................................................................................19
           8.8.  Undeliverable or Unclaimed Distributions........................................................................19
           8.9.  Allocation of Consideration.....................................................................................19
          8.10.  Distributions to the Holders of General Unsecured Claims........................................................19
          8.11.  Limitations on Amounts to be Distributed to Holders of Allowed Deductible Claims................................19
          8.12.  Transmittal of Distributions and Notices........................................................................20
          8.13.  Method of Cash Distributions....................................................................................20
          8.14.  Distributions on Non-Business Days..............................................................................20
          8.15.  Rounding........................................................................................................20
          8.16.  Withholding Taxes...............................................................................................20
          8.17.  Disputed Distribution...........................................................................................20
          8.18.  Retention of Rights to Pursue Causes of Action..................................................................20

    Article IX.  SUBSTANTIVE CONSOLIDATION.......................................................................................20
     Article X.  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........................................................21
          10.1.  Assumption Generally............................................................................................21
          10.2.  Approval of Assumptions.........................................................................................21
          10.3.  Objections to Assumption of Executory Contracts and Unexpired Leases............................................21
          10.4.  Objections to Proposed "Cure" Amounts...........................................................................22
          10.5.  Payments Related to Assumption of Executory Contracts and Unexpired Leases......................................22
          10.6.  Executory Contracts and Unexpired Leases to be Rejected.........................................................22
          10.7.  Bar Date for Rejection Damages..................................................................................22
          10.8.  Contracts Entered Into on or After the Petition Date............................................................23
    Article XI.  DISCHARGE, RELEASES AND INDEMNIFICATION.........................................................................23
          11.1.  Discharge of All Claims and Interests and Releases..............................................................23
          11.2.  Claims of Subordination.........................................................................................24
          11.3.  Indemnification.................................................................................................24
          11.4.  Conclusion of Chapter 11 Cases and Dissolution of Creditors' Committee..........................................24
   Article XII.  CONDITIONS TO CONFIRMATION AND CONSUMMATION.....................................................................24
          12.1.  Conditions to Confirmation......................................................................................24
          12.2.  Conditions to the Consummation..................................................................................24
          12.3.  Waiver of Conditions to Confirmation and Consummation...........................................................25
  Article XIII.  EFFECTS OF PLAN CONFIRMATION....................................................................................25
          13.1.  Reorganized Debtors as Separate Corporate Entities..............................................................25
          13.2.  Revesting and Vesting...........................................................................................25
          13.3.  Injunction......................................................................................................25
   Article XIV.  ADMINISTRATIVE PROVISIONS.......................................................................................26
          14.1.  Retention of Jurisdiction.......................................................................................26
          14.2.  Jurisdiction Over the Reorganized Debtors.......................................................................26
          14.3.  Cram Down.......................................................................................................27
          14.4.  Modification of the Plan........................................................................................27
          14.5.  Exemption from Certain Transfer Taxes...........................................................................27
          14.6.  Setoffs.........................................................................................................27
          14.7.  Compromise of Controversies.....................................................................................27
          14.8.  Withdrawal or Revocation of the Plan............................................................................27
          14.9.  Successors and Assigns..........................................................................................27
         14.10.  Governing Law...................................................................................................27
         14.11.  Notices.........................................................................................................27
         14.12.  Severability....................................................................................................28
         14.13.  Interpretation, Rules of Construction, Computation of Time, and Choice of Law...................................28
         14.14.  No Admissions...................................................................................................28
         14.15.  Effectuating Documents and Further Transactions.................................................................28
         14.16.  Section 1125 of the Bankruptcy Code.............................................................................28

EXHIBIT "A" LEHMAN COMMITMENT LETTER

EXHIBIT "B" CIT COMMITMENT LETTER

EXHIBIT "C" NEW WARRANT AGREEMENT

EXHIBIT "D" COMBINATION TRANSACTIONS

EXHIBIT "E" NEW HARVARD CERTIFICATE OF INCORPORATION

EXHIBIT "F" LIST OF NEW BOARD OF DIRECTORS OF REORGANIZED HARVARD

EXHIBIT "G" PBGC AGREEMENT

                                   ARTICLE I.
                                  INTRODUCTION

     This chapter 11 Plan, dated August 19, 1998, is proposed by (i) Harvard Industries, Inc., a Florida corporation, and its directly or indirectly owned subsidiaries, Harvard Transportation, Inc., a Michigan corporation, Doehler-Jarvis, Inc., a Delaware corporation, Doehler-Jarvis Greeneville, Inc., a Delaware corporation, Doehler-Jarvis Pottstown, a Delaware corporation, Doehler-Jarvis Technologies, Inc., a Delaware corporation, Doehler-Jarvis Toledo, Inc., a Delaware corporation, Harman Automotive, Inc., a Michigan corporation, Hayes-Albion Corporation, a Michigan corporation and The Kingston-Warren Corporation, a New Hampshire corporation in the above-captioned cases currently pending in the United States Bankruptcy Court for the District of Delaware under chapter 11 of title 11 of the United States Code and (ii) the Creditors' Committee (collectively, the "Proponents"). Reference is made to the Disclosure Statement accompanying the Plan for a discussion of the Debtors' history, results of operations, historical financial information and properties, and for a summary and analysis of this chapter 11 Plan. All holders of Claims against and Interests in the Debtors are encouraged to read this chapter 11 Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                                  ARTICLE II.
                                  DEFINITIONS

     Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter gender. In addition to such other terms as are defined in other Articles of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the
Plan:

          2.1. "Additional Post-Confirmation Term Loan Amount" means, if the Debtors enter into an Alternative Financing Transaction which includes the Rights Plan, the amount, if any, by which the term loan component of the Post-Confirmation Credit Facility exceeds $50 million.

          2.2. "Administrative Expense" means (a) any cost and expense of administration (including, without limitation, the fees and expenses of Professionals) asserted or arising under sections 503(b) or 507(b) of the Bankruptcy Code, (b) a Claim given the status of an Administrative Expense by Final Order of the Bankruptcy Court, and (c) all fees or charges assessed against the Debtors' estates under 28 U.S.C. Section 1930.

          2.3.  "Affiliate" means an affiliate as such term is defined in section 101(2) of the Bankruptcy Code.

          2.4. "Allowed" means with respect to Claims and Interests, (a) any Claim against, or Interest in, any Debtor, proof of which is timely filed or by order of the Bankruptcy Court is not or will not be required to be filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely filed proof of claim has been filed, (c) any Interest registered in the stock register maintained by or on behalf of the applicable Debtor as of the Record Date or (d) any Claim allowed pursuant to this Plan and, in each such case in (a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so interposed and the Claim and Interest shall have been allowed by a Final Order (but only to the extent so allowed).

          2.5. "Allowed [Class Designation] Claim" or "Allowed [Class Designation] Interest" means an Allowed Claim or an Allowed Interest in a specified class. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common Stock Interest is an Allowed Interest in the Old Common Stock Class, as the context requires.

          2.6. "Alternative Financing Transaction" means any financing transaction which, provides the necessary operating funds for the Reorganized Debtors after the Effective Date on better terms than the Post-Confirmation Credit Facility and which may include financing pursuant to the CIT Commitment Letter and/or the New Junior Secured Debentures issued pursuant to the Rights Plan.


          2.7. "Ballots" means the ballots that accompany the Plan and Disclosure Statement upon which holders of Impaired Claims and Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan.

          2.8. "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time (to the extent any such amendment is applicable to these Chapter 11 Cases).

          2.9. "Bankruptcy Court" means the United States District Court for the District of Delaware or, to the extent that such court ceases to exercise jurisdiction over these Chapter 11 Cases, such other court or adjunct thereof that exercises jurisdiction over these Chapter 11 Cases.

          2.10. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure, as amended, promulgated under section 2075 of title 28 of the United States Code and the general and local rules of the Bankruptcy Court, as now in effect or hereafter amended (to the extent any such amendment is applicable to these Chapter 11 Cases).

          2.11. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

          2.12. "Canceled Security" means a security, note or other instrument evidencing a Claim or Interest outstanding immediately prior to the Effective Date, which security, note or other instrument represents a Claim or Interest that is Impaired under this Plan.

          2.13. "Cash" means currency, a certified check, a cashier's check or a wire transfer of good funds from any source or a check drawn on a domestic bank from the Debtors, Reorganized Debtors or other Entity making any distribution under this Plan.

          2.14. "Causes of Action" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

          2.15. "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code concerning the Debtors under case numbers 97-953 (SLR) through 97-962 (SLR), inclusive, which were commenced on the Petition Date.

          2.16.  "CIT" means The CIT Group/Business Credit, Inc.

          2.17. "CIT Commitment Letter" means the letter, dated August 10, 1998, from CIT to the Debtors committing to provide up to $125 million of financing under certain terms and conditions specified therein as set forth in Exhibit "B" to the Plan.

          2.18. "Claim" means any right to (a) payment from a Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          2.19. "Class" means one of the classes of Claims or Interests which are substantially similar in nature to each other, established under
     Article V of the Plan pursuant to section 1122 of the Bankruptcy Code.

          2.20. "Combination Transactions" shall mean the mergers, dissolutions and other actions as set forth in Exhibit "D" to the Plan which may, at the Debtors' option, be implemented and become effective on the Effective Date.

          2.21.  "Commission" means The Securities and Exchange Commission.

          2.22.  "Confirmation" means the entry of the Confirmation Order.

          2.23. "Confirmation Date" means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to these Chapter 11 Cases.

          2.24. "Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

          2.25. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

          2.26. "Consulting Agreement" means the Consulting Agreement between Reorganized Harvard and John Adams which will be filed with the Bankruptcy Court no later that three (3) Business Days prior to the Confirmation Date.

          2.27. "Convenience Claim" means any Claim, which would otherwise be a General Unsecured Claim, against the Debtors that (i) is Allowed in an amount of $500 or less, or (ii) is Allowed in an amount greater than $500, but which is reduced pursuant to Section 7.20 of the Plan to an amount of $500.00 or less.

          2.28. "Creditor" means any Entity that is the holder of a Claim against any of the Debtors that arose on or before the Petition Date or a Claim against any of the Debtors' estates of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

          2.29. "Creditors' Committee" means the Official Committee of Unsecured Creditors in these Chapter 11 Cases, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

          2.30. "Cure Amount Schedule" means the schedule setting forth the proposed amounts to cure all executory contracts to be assumed under
     Article X of the Plan.

          2.31.  "DGCL" means the Delaware General Corporation Law.

          2.32. "Debtors" means Harvard, Doehler-Jarvis, Transportation, Greeneville, Pottstown, Technologies, Toledo, Harman, Hayes-Albion, Kingston-Warren, the debtors and Debtors-In-Possession in these Chapter 11 Cases.

          2.33 "Debtors-In-Possession" means the Debtors as debtors-in-possession pursuant to sections 1101, 1107 and 1108 of the Bankruptcy Code.

          2.34. "Deductible Claim" means with respect to any Insured Claim, an amount equal to the applicable deductible, self-insured retention or retrospective rating under the relevant insurance policy and any reimbursement obligation of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including, without limitation, any costs and expenses relating to the defense of such Claim). For purposes hereof, the term "Deductible Claim" shall include any Secured Deductible Claim.

          2.35. "Deficiency Claim" means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the property owned or held by the Debtors which collateralizes the Claim.

          2.36. "Disallowed" means, with respect to Claims and Interests, any Claim against, or Interest in, any of the Debtors, or a portion thereof, which has been disallowed by a Final Order of the Bankruptcy Court.

          2.37. "Disbursing Agent" means the Entity that is designated under the Plan to disburse property pursuant to the Plan (which may be Reorganized Harvard). The initial Disbursing Agent will be identified in the Disclosure Statement.

          2.38. "Disclosure Statement" means the Disclosure Statement that relates to this Plan and has been approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (including all exhibits and schedules annexed thereto or referred to therein).

          2.39. "Disclosure Statement Hearing" means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code.

          2.40. "Disclosure Statement Order" means the order of the Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

          2.41. "Disputed Claim" means the portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim as to which: (a) a proof of claim has been filed with the Bankruptcy Court, or deemed filed under applicable law or order of the Bankruptcy Court; (b) an objection has been or may be timely filed; and (c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole or part by a Final Order, or (iii) granted in whole or part by a Final Order. Before the time that an objection has been or may be filed, a Claim shall be considered a Disputed Claim (A) if the amount or classification of the Claim specified in the proof of claim exceeds the amount or classification of any corresponding Claim scheduled by the relevant Debtor in its Schedules;
     (B) in its entirety, if any corresponding Claim scheduled by the relevant Debtor has been scheduled as disputed, contingent or unliquidated; or
     (C) in its entirety, if no corresponding Claim has been scheduled by the relevant Debtor in its Schedules.

          2.42. "Disputed Interest" means an Interest, or portion thereof, that has not become an Allowed Interest.

          2.43.  "Distribution Date" means the Effective Date.

          2.44. "Distribution Record Date" means 5:00 p.m. on the Business Day immediately preceding the Confirmation Date or such other date and time designated in the Confirmation Order.

          2.45. "Distributions" means the distributions in accordance with the Plan of: (a) Cash; or (b) Reorganization Securities, as the case may be.

          2.46. "Doehler-Jarvis" means Doehler-Jarvis, Inc., one of the Debtors herein.

          2.47. "Effective Date" means either (a) the Business Day that is not more than seven (7) Business Days after the date all of the conditions precedent as provided in Section 12.2 of the Plan have been satisfied or duly waived in accordance with Section 12.3 of this Plan or (b) such other Business Day as the Proponents select.

          2.48. "11 1/8% Senior Notes" means 11 1/8% Senior Notes due 2005, issued by Harvard under the 11 1/8% Senior Note Indenture and guaranteed by all of the Debtors other than Transportation.

          2.49.  "11 1/8% Senior Notes Claims" means the Claims of holders of
     11 1/8% Senior Notes (other than the Indenture Trustee Claim) arising under the 11 1/8% Senior Note Indenture.

          2.50. "11 1/8% Senior Note Indenture" means the Indenture, dated as of July 28, 1995, between the Debtors and the Indenture Trustee to the 11 1/8% Senior Notes, as the same may have been amended as of the Petition Date.

          2.51. "Emergence Bonus Plan" means the Emergence Bonus Plan, a copy of which will be filed with the Bankruptcy Court no later than three
     (3) Business Days prior to the Confirmation Date.

          2.52. "Entity" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

          2.53. "Estates" means the estates created in these Chapter 11 Cases for the Debtors by section 541 of the Bankruptcy Code.

          2.54. "Equity Factor" means .0266666, or such greater number that the Debtors and the Creditors' Committee jointly determine on the Effective Date.

          2.55. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.56. "Exercise Agreements" means those agreements among the Reorganized Debtors and the parties thereto evidencing a commitment to purchase all of the Junior Secured Debentures which will be entered into in the event the Reorganized Debtors enter into an Alternative Financing Transaction which includes the Rights Plan.

          2.57.  "Face Amount" means, with respect to a particular Claim:
     (a) if the Claim is listed in the Schedules and the holder of such Claim has not filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (b) if the holder of such Claim has filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by Final Order of the Bankruptcy Court; (c) in the case of an Administrative Expense, the liquidated amount set forth in any application filed with the Bankruptcy Court or the amount set forth in the Debtors' books and records or such amount as is determined by a Final Order of the Bankruptcy Court; or
     (d) in all other cases, zero (0) or such amount as shall be fixed or estimated by a Final Order of the Bankruptcy Court.

          2.58. "Final Order" means an order, ruling or judgment which is in effect and is not stayed and as to which (a) the time to appeal or petition for certiorari has expired and as to which no appeal, petition for certiorari or other proceeding for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which the order was appealed or certiorari, reargument or rehearing has been denied, and the time to take any further appeal, petition for certiorari, move for reargument or rehearing has expired.

          2.59. "General Unsecured Claim" means any Claim (including, without limitation, any Deductible Claim), that is not an Administrative Expense, Priority Tax Claim, Priority Claim, Prepetition Lenders' Claim, Miscellaneous Secured Claim, PBGC Claim, Insured Portion or Convenience Claim.

          2.60. "Governmental Unit" means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

          2.61. "Greeneville" means Doehler-Jarvis Greeneville, Inc., one of the Debtors herein.

          2.62. "Harman" means Harman Automotive Inc., one of the Debtors herein.

          2.63. "Harvard" means Harvard Industries, Inc., one of the Debtors herein.

          2.64. "Hayes-Albion" means Hayes-Albion, Inc., one of the Debtors herein.

          2.65. "Impaired" means with respect to any Claim or Interest, impaired within the meaning of section 1124 of the Bankruptcy Code.

          2.66. "Incentive Plan" means the Incentive Plan, a copy of which will be filed with the Bankruptcy Court no later than three (3) Business Days prior to the Confirmation Date.

          2.67. "Indentures" means, collectively, the 11 1/8% Senior Notes Indenture and the 12% Senior Notes Indenture.

          2.68. "Indenture Trustee" means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to, the 12% Senior Notes and 11 1/8% Senior Notes and industrial development or similar bonds and notes for which a Debtor is the obligor on any note, agreement, lease or similar document or instrument, the proceeds of which are applied, in whole or in part, to the payment of principal and/or interest on such industrial development bond or note), whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

          2.69. "Indenture Trustee Claim" means the fees and expenses of First Union National Bank, as indenture trustee, under the Indentures, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel.

          2.70. "Insured Claim" means any Claim arising from an incident or occurrence that is covered under an applicable Debtor's general liability insurance policies but shall not include Workers' Compensation Claims arising out of Workers' Compensation Programs and employee benefit plans.

          2.71. "Insured Portion" means the portion of any Insured Claim that is covered under an applicable Debtor's general liability insurance policy and would not constitute a Deductible Claim.

          2.72. "Intercompany Claim" means any Claim of any Debtor against another Debtor arising prior to the Effective Date.

          2.73. "Intercreditor Agreement" means, if the Rights Plan is implemented, an intercreditor agreement between the other lenders under an Alternative Financing Transaction and the New Indenture Trustee.

          2.74. "Interests" means the equity interests in the Debtors, including, without limitation, shares of common stock and shares of preferred stock of the Debtors and any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating the Debtors to issue, transfer or sell any shares of capital stock of the Debtors.

          2.75. "Kingston-Warren" means The Kingston-Warren Corporation, one of the Debtors herein.

          2.76.  "LBI" means Lehman Brothers Inc.

          2.77.  "LCPI" means Lehman Commercial Paper Inc.

          2.78.  "Lehman" means, collectively, LBI and LCPI.

          2.79. "Lehman Commitment Letter" means the letter, dated July 31, 1998, from Lehman to the Debtors committing to provide the Post-Confirmation Credit Facility under certain terms and conditions specified therein as set forth in Exhibit "A" to the Plan.

          2.80. "Management Employment Agreements" means the Management Employment Agreements between Reorganized Harvard and Roger Pollazzi, Theodore Vogtman, Vincent Toscano and Joseph Gagliardi, to be filed prior to three Business Days before the Confirmation Date.

          2.81. "Miscellaneous Secured Claim" means any Secured Claim other than the Prepetition Lenders' Claim.

          2.82. "New Board of Directors" means the board of directors of Reorganized Harvard, on or after the Effective Date.

          2.83. "New By-Laws" means the by-laws for the Reorganized Debtors, in form and substance reasonably satisfactory to the Creditors' Committee.

          2.84. "New Certificates of Incorporation" means the Certificates of Incorporation of the Reorganized Debtors, in form and substance reasonably satisfactory to the Creditors' Committee.

          2.85. "New Common Stock" means the shares of common stock, par value $.01 per share, of Reorganized Harvard issued pursuant to the terms of the Plan (or issuable after the Effective Date) and having the terms set forth in the New Harvard Certificate of Incorporation.

          2.86. "New Harvard Certificate of Incorporation" means the New Certificate of Incorporation of Reorganized Harvard, substantially in the form as set forth in Exhibit "E" to the Plan.

          2.87. "New Indenture Trustee" means the indenture trustee under the New Junior Secured Debentures Indenture.

          2.88. "New Junior Secured Debentures" means any and all junior secured debentures issued under the Plan pursuant to the terms of the New Junior Secured Debentures Indenture.

          2.89. "New Junior Secured Debentures Indenture" means the Indenture, among the Reorganized Debtors and the New Indenture Trustee to be dated as of the Effective Date, which will govern the New Junior Secured Debentures, if the Rights Plan is implemented.

          2.90. "New Warrant Agreement" means the document governing the terms and conditions of the New Warrants substantially in the form of Exhibit "C."

          2.91. "New Warrants" means the warrants to purchase 631,578 shares of New Common Stock at a price per share of New Common Stock based on a net equity value of $500 million which shall be exercisable commencing on the Effective Date and ending on the fifth anniversary date of the Effective Date.

          2.92. "Nondebtor Subsidiaries" means any direct and indirect subsidiaries of any of the Debtors that are not debtors and Debtors-In-Possession in these Chapter 11 Cases.

          2.93. "Old Common Stock" means all authorized, issued and outstanding shares of the common stock of Harvard, $0.01 par value, as of the Petition Date.

          2.94. "Old Other Interests" means any Interest, other than an Old Common Stock Interest, a PIK Preferred Stock Interest or a Subsidiary Common Stock Interest, including, without limitation, any preferred or other capital stock of Harvard (other than PIK Preferred Stock) and all issued, outstanding and unexpired options, warrants, conversion, privilege or other legal or contractual right to acquire shares of PIK Preferred Stock and/or Old Common Stock.

          2.95. "Oversubscription Options" means, if the Rights Plan is implemented, the options granted to holders of General Unsecured Claims that have not been Disallowed as of the Confirmation Date to subscribe for and purchase, subject to the terms and conditions of the Rights Plan, at par, up to 100% of the principal amount of the New Junior Secured Debentures that are not subscribed for upon exercise of the Rights.

          2.96. "Paying Agent" means the Disbursing Agent, any Indenture Trustee, or any other entity contractually authorized and/or obligated to make Distributions to certain holders of Claims and Interests and similar intermediaries and agents participating in making or conveying Distributions as required by the Plan and the Rights Plan.

          2.97.  "PBGC" means the Pension Benefit Guaranty Corporation.

          2.98. "PBGC Agreement" means the agreement substantially in the form amended hereto as Exhibit "G," between the PBGC and certain of the Reorganized Debtors.

          2.99.  "PBGC Claims" means all Claims asserted by the PBGC.

          2.100.  "Petition Date" means May 8, 1997.

          2.101. "PIK Preferred Stock" means all authorized, issued and outstanding Payable-In-Kind Exchangeable Preferred Shares of Harvard as of the Petition Date.

          2.102. "Plan" means the Debtors' First Amended and Modified Consolidated Plan of Reorganization under chapter 11 of the Bankruptcy Code (together with all exhibits thereto), as the same may be amended from time to time in accordance with the Confirmation Order, section 1127 of the Bankruptcy Code and the terms hereof.

          2.103.  "Plan Rate" means the interest rate available on ninety
     (90) day United States Treasuries on the Effective Date but in no event greater than 7.0% interest per annum.

          2.104. "Post-Confirmation Credit Agreement" means the credit agreement which is to be executed as of the Effective Date by the Reorganized Debtors and which shall contain those terms set forth in the Lehman Commitment Letter and any and all documents related thereto.

          2.105. "Post-Confirmation Credit Facility" means the loans and other financial accommodations provided to the Reorganized Debtors pursuant to the Post-Confirmation Credit Agreement.

          2.106. "Pottstown" means Doehler-Jarvis Pottstown, Inc., one of the Debtors herein.

          2.107. "Prepetition Credit Agreement" means the Prepetition Loan and Security Agreement dated October 4, 1996 and as amended December 20, 1996 and April 21, 1997 between the Debtors and CIT as agent for the Prepetition Lenders.

          2.108. "Prepetition Credit Facility" means the loans and other financial accommodations provided pursuant to the Prepetition Credit Agreement.

          2.109. "Prepetition Lenders" mean CIT, Congress Financial Corporation, General Electric Capital Corporation, Heller Financial, Inc., Finova Capital Corporation and Foothill Capital Corporation, in their capacity as lenders under the Prepetition Credit Agreement.

          2.110. "Prepetition Lenders' Claims" means the Secured Claims of the Prepetition Lenders arising under the Prepetition Credit Facility.

          2.111. "Priority Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense or Priority Tax Claim.

          2.112. "Priority Tax Claim" means any Claim for taxes, interest and penalties against any of the Debtors entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

          2.113. "Professionals" means those persons or Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to sections 503(b)(2) or (4) of the Bankruptcy Code.

          2.114. "Record Date" means the applicable Voting Record Date and Distribution Record Date established by Final Order of the Bankruptcy Court.

          2.115. "Registration Statement" means a registration statement pursuant to section 12 of the 1934 Act.

          2.116. "Registration Rights Agreement" means the registration rights agreement to be entered into on the Effective Date by and among Reorganized Harvard and certain holders of New Common Stock as of the Effective Date.

          2.117. "Reorganization Securities" means New Common Stock and New Warrants and, if the Rights Plan is implemented, Rights, Oversubscription Options and New Junior Secured Debentures.

          2.118. "Reorganized Debtors" means the Debtors and their successor entities on and after the effectiveness of this Plan on the Effective Date.

          2.119. "Reorganized Doehler-Jarvis" means Doehler-Jarvis on and after the effectiveness of this Plan on the Effective Date.

          2.120. "Reorganized Greeneville" means Greeneville on and after the effectiveness of this Plan on the Effective Date.

          2.121. "Reorganized Harman" means Harman on and after the effectiveness of this Plan on the Effective Date.

          2.122. "Reorganized Harvard" means Harvard on and after the effectiveness of this Plan on the Effective Date.

          2.123. "Reorganized Hayes-Albion" means Hayes-Albion on and after the effectiveness of this Plan on the Effective Date.

          2.124. "Reorganized Kingston-Warren" means Kingston-Warren on and after the effectiveness of this Plan on the Effective Date.

          2.125. "Reorganized Pottstown" means Pottstown on and after the effectiveness of this Plan on the Effective Date.

          2.126. "Reorganized Technologies" means Technologies on and after the effectiveness of this Plan on the Effective Date.

          2.127. "Reorganized Toledo" means Toledo on and after the effectiveness of this Plan on the Effective Date.

          2.128. "Reorganized Transportation" means Transportation on and after the effectiveness of this Plan on the Effective Date.

          2.129. "Rights" means, if the Rights Plan is implemented, the rights granted to the holders of General Unsecured Claims under the Rights Plan, and distributed pursuant to the Plan, to purchase in the aggregate, at par, $44 million (less the Additional Post-Confirmation Term Loan Amount) in principal amount of New Junior Secured Debentures. Each Right will entitle a holder thereof to purchase, at par, to the extent that such holder's General Unsecured Claim has not been Disallowed, a percentage of the aggregate principal amount of New Junior Secured Debentures that will be issued under the Plan, which percentage will be based on a fraction, the numerator of which is the amount of such holder's General Unsecured Claim that has not been Disallowed as of the Confirmation Date and the denominator of which is the aggregate amount of all General Unsecured Claims that have not been Disallowed as of the Confirmation Date.

          2.130. "Rights Expiration Date" means the date which is 30 days following the Rights Issue Date or such later date that the Proponents jointly decide.

          2.131. "Rights Issue Date" means, if the Rights Plan is implemented, the day the Confirmation Order becomes a Final Order or such later date prior to the Effective Date as the Proponents jointly determine.

          2.132. "Rights Plan" means the document governing the terms and conditions of the Rights.

          2.133.  "Scheduled" means set forth in the Schedules.

          2.134. "Schedules" means the schedules of assets and liabilities, respectively, filed by each of the Debtors in accordance with section 521(1) of the Bankruptcy Code on or about July 7, 1997 as the same have been or may hereafter be amended from time to time.

          2.135.  "Secured Claim" means any Claim that is a secured Claim under section 506(a) of the Bankruptcy Code.

          2.136. "Secured Deductible Claim" means any Deductible Claim secured by a letter of credit, surety or similar instrument that is collateralized by property of the Debtors.

          2.137.  "Securities Act" means the Securities Act of 1933, as amended.

          2.138. "Senior Notes" means, collectively, (a) the 12% Senior Notes and (b) the 11 1/8% Senior Notes.

          2.139. "Senior Notes Claims" means, collectively, the 12% Senior Notes Claims and the 11 1/8% Senior Notes Claims.

          2.140.  "Senior Notes Indenture" means, collectively, the 12% Senior
     Note Indenture and the 11 1/8% Senior Note Indenture.

          2.141. "Subsidiary Common Stock" means collectively, any and all authorized, issued and outstanding Interests in Doehler-Jarvis, Transportation, Greeneville, Pottstown, Technologies, Toledo, Harman, Hayes-Albion and Kingston-Warren, as of the Petition Date.

          2.142. "Technologies" means Doehler-Jarvis Technologies, Inc., one of the Debtors herein.

          2.143. "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          2.144. "Toledo" means Doehler-Jarvis Toledo, Inc., one of the Debtors herein.

          2.145. "Transportation" means Harvard Transportation, Inc., one of the Debtors herein.

          2.146. "12% Senior Notes" means 12% Senior Notes due 2004, issued by Harvard under the 12% Senior Note Indenture and guaranteed by all of the Debtors other than Transportation.

          2.147. "12% Senior Notes Claims" means the Claims of holders of 12% Senior Notes (other than Indenture Trustee Claims) arising under the 12% Senior Note Indenture.

          2.148. "12% Senior Note Indenture" means the Indenture, dated as of July 26, 1994, between the Debtors and the Indenture Trustee, with respect to the 12% Senior Notes, as the same may have been amended as of the Petition Date.

          2.149.  "Unimpaired" means a Claim that is not Impaired.

          2.150. "Unclaimed Property" means any Cash and Reorganization Securities unclaimed on or after the applicable Distribution Date made in respect of the relevant Allowed Claim or Allowed Interest. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Reorganization Securities, mailed to an address of a holder of a Allowed Claim or Interest and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) and Reorganization Securities not mailed or delivered because no address to mail or deliver such property was available.

          2.151. "Workers' Compensation Claims" means any Claim against the Debtors held by (i) current and former employees of the Debtors,
     (ii) beneficiaries of current and former employees of the Debtors and
     (iii) Governmental Units, for payment or reimbursement under and according to the terms of the Workers' Compensation Programs.

          2.152. "Workers' Compensation Programs" means those statutorily mandated programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtors for job-related injuries or job related illnesses, which were required to be maintained under provisions of non-bankruptcy law.

                                  ARTICLE III.
    METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS AND GENERAL PROVISIONS

          3.1. Administrative Expenses, Priority Tax Claims. Administrative Expenses and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article V in accordance with section 1123(a)(1) of the Bankruptcy Code.

          3.2. Intercompany Claims. Allowed Intercompany Claims of each Debtor against all other Debtors and the Nondebtor Subsidiaries are not classified and are extinguished in connection with the substantive consolidation of the Debtors pursuant to Article IX.

                                  ARTICLE IV.
          TREATMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

          4.1 Treatment of Allowed Administrative Expenses. Unless otherwise provided for herein, each holder of an allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to sections 327, 328, 329, 330, 331, 503(b)(1), 503(b)(4) or 1103 of the Bankruptcy Code) shall be paid 100% of the unpaid allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date such Administrative Expense becomes allowed, provided, however, that an allowed Administrative Expense representing obligations incurred in the ordinary course of business consistent with past practices shall be paid in full or performed by the Debtors or Reorganized Debtors, as the case may be, in accordance with its terms and conditions, in the ordinary course of business consistent with past practices, provided, further, however, that an allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Debtors, and following the Effective Date, at the option of the Reorganized Debtors, and the holder of such allowed Administrative Expense and, prior to the Effective Date, upon prior written consent of the Creditors' Committee.

          4.2. Treatment of Allowed Priority Tax Claims. With respect to each Allowed Priority Tax Claim, at the option of the Debtors, upon prior written consent of the Creditors' Committee, and following the Effective Date, at the option of the Reorganized Debtors, the holder of an Allowed Priority Tax Claim will be entitled to receive on account of such Allowed Priority Tax Claim: (a) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors or the Reorganized Debtors, as the case may be, provided such treatment is on more favorable terms to the Debtors or the Reorganized Debtors, as the case may be, than the treatment set forth in clause (a) hereof; or (c) payment in full of such Allowed Priority Tax Claim on or as soon as practicable after the later of:
     (i) the Effective Date, or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. The Debtors or Reorganized Debtors, as the case may be, shall have the right, in their sole discretion, to prepay the Allowed Priority Tax Claim without penalty of any sort or nature.

                                   ARTICLE V.
                     CLASSIFICATION OF CLAIMS AND INTERESTS

     Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Tax Claims of the kinds specified in section 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and are excluded from the following classes in accordance with section 1123(a)(1) of the Bankruptcy Code.

     5.1.  Class 1 consists of all Priority Claims.

     5.2.  Class 2 consists of all Prepetition Lenders' Claims.

     5.3.  Class 3 consists of all Miscellaneous Secured Claims.

     5.4.  Class 4 consists of all PBGC Claims.

     5.5.  Class 5 consists of all General Unsecured Claims.

     5.6.  Class 6 consists of all Convenience Claims.

     5.7.  Class 7 consists of all PIK Preferred Stock Interests.

     5.8.  Class 8 consists of all Old Common Stock Interests.

     5.9.  Class 9 consists of all Subsidiary Common Stock Interests.

     5.10. Class 10 consists of all Old Other Interests.

                                  ARTICLE VI.
                       TREATMENT OF CLAIMS AND INTERESTS

     6.1.  Treatment of Allowed Class 1 Claims (Priority Claims).

          (a) Unless otherwise agreed by the holder of an Allowed Priority Claim and (i) the Debtors, upon prior written consent of the Creditors' Committee, or (ii) following the Effective Date, the Reorganized Debtors, each holder of an Allowed Priority Claim shall be paid 100% of the unpaid Allowed amount of such Claim in Cash on or as soon as practicable after the later of: (y) the Effective Date, or (z) the date such Priority Claim becomes an Allowed Priority Claim.

          (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.1 are in full settlement, release and discharge of each holder's Priority Claim.

          (c) Class 1 is Unimpaired. Holders of Allowed Priority Claims shall be deemed to have accepted the Plan.

     6.2.  Treatment of Allowed Class 2 Claims (Prepetition Lenders' Claims).

          (a) The Prepetition Lenders' Claims are Allowed in full. With respect to each Allowed Prepetition Lenders' Claim, at the option of the Debtors, upon the prior written consent of the Creditors' Committee, and following the Effective Date, at the option of the Reorganized Debtors: (i) the Debtors or Reorganized Debtors, as the case may be, shall pay such Allowed Prepetition Lenders' Claim, in full, in Cash; or (ii) the Debtors or Reorganized Debtors, as the case may be, shall provide such other treatment agreed to by the holder of such Allowed Prepetition Lenders' Claim and the Debtors or the Reorganized Debtors, as the case may be.

          (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.2 are in full settlement, release and discharge of each holder's Prepetition Lenders' Claim.

          (c) Class 2 is Impaired. Holders of Allowed Prepetition Lenders' Claims shall be entitled to vote to accept the Plan.

     6.3.  Treatment of Allowed Class 3 Claims (Miscellaneous Secured Claims).

          (a) With respect to each Allowed Miscellaneous Secured Claim, at the option of the Debtors, upon prior written consent of the Creditors' Committee, to be exercised on the Effective Date, or such other date as the Bankruptcy Court may determine, such Claim shall be treated pursuant to any of the following alternatives: (A) the Debtors or Reorganized Debtors, as the case may be, shall execute a written undertaking in favor of the holder of such Claim, whereby the Debtors or Reorganized Debtors, as the case may be, assume such Claim and leaves unaltered such holder's legal, equitable and contractual rights with respect to such Claim, (B) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the Debtors or Reorganized Debtors, as the case may be, shall (1) cure any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (2) reinstate the maturity of such Claim as such maturity existed before such default, (3) compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law and (4) execute a written undertaking in favor of such holder, whereby the Debtors or Reorganized Debtors, as the case may be, assumes such Claim and, except as permitted in clauses (1), (2) and
     (3) hereof, does not otherwise alter the legal, equitable or contractual rights of such holder with respect to such Claim, or (C) the Debtors or the Reorganized Debtors, as the case may be, shall provide such other treatment agreed to by the holder of such Allowed Miscellaneous Secured Claim and the Debtors or the Reorganized Debtors, as the case may be.

          (b) Notwithstanding the foregoing, the Debtors, upon prior written consent of the Creditors' Committee, may elect by sending written notice to the affected Claim holder on or before the Confirmation Date to (x) pay the holder of such Allowed Miscellaneous Secured Claim the allowed Amount thereof, in Cash; (y) distribute to the holder of an Allowed Claim in Class 3 the property securing such holder's Claim, in which event such holder shall be entitled within thirty (30) days of such election to file a proof of claim for any deficiency entitled to treatment as a Claim in Class 5 or 6, as applicable, or be forever barred from thereafter asserting a Deficiency Claim against the Debtors or Reorganized Debtors; or
     (z) provide to such holder such treatment, including deferred Cash payments, as shall be consistent with section 1129(b) of the Bankruptcy Code.

          (c) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.3 are in full settlement, release and discharge of each holder's Miscellaneous Secured Claim.

          (d) Class 3 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan. Each Miscellaneous Secured Claim receiving treatment under Section 6.3(b) above shall be deemed to be in a separate Class for classification, voting and distribution purposes.

     6.4.  Treatment of Allowed Class 4 Claims (PBGC Claims).

          (a) On the Effective Date, the holder of the Allowed Claims in Class 4 shall receive the treatment provided for in the PBGC Agreement.

          (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.4 are in full settlement, release and discharge of each holder's PBGC Claim.

          (c) Class 4 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

     6.5.  Treatment of Allowed Class 5 Claims (General Unsecured Claims).

          (a) On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Claim in Class 5 shall receive shares of New Common Stock equal to the product of such holder's Allowed General Unsecured Claim multiplied by the Equity Factor.

          (b) Additionally, if the Rights Plan is implemented, on the Rights Issue Date, each holder of a General Unsecured Claim that has not been Disallowed as of the Confirmation Date shall be entitled to receive its pro rata share (determined by dividing the amount of such holder's General Unsecured Claim to the extent it has not been Disallowed as of the Confirmation Date by the total amount of General Unsecured Claims that have not been Disallowed as of the Confirmation Date) of:

             (i) 100% of the Rights issued under the Rights Plan, all of which shall be issued on the Rights Issue Date and exercisable on or prior to the Rights Expiration Date, by any holder of such Right, to the extent that such holder's General Unsecured Claim has not been Disallowed as of the Confirmation Date, with the New Junior Secured Debentures underlying those Rights exercised to be paid for in Cash at par and issued on the Effective Date, all in accordance with the terms and conditions as set forth in the Rights Plan; and

             (ii) 100% of the Oversubscription Options issued under the Rights Plan, all of which shall be issued on the Rights Issue Date and exercisable on or prior to the Rights Expiration Date, by any holder of such Oversubscription Option to the extent that such holder's General Unsecured Claim has not been Disallowed as of the Confirmation Date, with the New Junior Secured Debentures underlying those Oversubscription Options exercised to be paid for in Cash at par and issued on the Effective Date, all in accordance with the terms and conditions the Rights Plan.

          (c) There shall not be a Rights Plan and no New Junior Secured Debentures shall be issued to the extent that the Debtors do not enter into an Alternative Financing Transaction that includes the Rights Plan, in substitution for the Post-Confirmation Credit Facility pursuant to
     Section 7.1 of this Plan.

          (d) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.5 are in full settlement, release and discharge of each holder's General Unsecured Claim.

          (e) Class 5 is Impaired under the Plan. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

     6.6.  Treatment of Allowed Class 6 Claims (Convenience Claims).

          (a) On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Convenience Claim shall be paid 100% of its Allowed Convenience Claim (as reduced in accordance with Section 7.20 of the Plan), without interest, in Cash.

          (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.6 are in full settlement, release and discharge of each holder's General Unsecured Claim and Convenience Claim.

          (c) Class 6 is Impaired under the Plan. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

     6.7.  Treatment of Allowed Class 7 Interests (PIK Preferred Stock
Interests).

          (a) If Class 7 votes to accept this Plan, on the Effective Date, or as soon as thereafter as is practicable, each holder of an Allowed Interest in Class 7 shall receive its pro rata share (determined by dividing the amount of such holder's Allowed PIK Preferred Stock Interest by the total amount of PIK Preferred Stock Interests that have not been Disallowed as of the Effective Date) of 66.67% of New Warrants; provided, however, that in the event Class 7 does not vote to accept the Plan, the holders of Interests in Class 7 shall receive no distributions of any kind under the Plan in respect of these Interests.

          (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.7 are in full settlement, release and discharge of each holder's PIK Preferred Stock Interests and all other Claims against or Interests in any and all of the Debtors, if any, directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such PIK Preferred Stock Interest was based.

          (c) Class 7 is Impaired. Holders of such Interests shall be entitled to vote to accept or reject the Plan.

     6.8.  Treatment of Allowed Class 8 Interests (Old Common Stock Interests).

          (a) On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Interest in Class 8 shall receive its pro rata share (determined by dividing the amount of such holder's Allowed Old Common Stock Interest by the total amount of Old Common Stock Interests that have not been Disallowed as of the Effective Date) of 33.33% of New Warrants; provided, however, that in the event Class 7 or Class 8 does not vote to accept the Plan, the holders of Interests in Class 8 shall receive no distributions of any kind under the Plan in respect of those Interests.

          (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.8 shall be in full settlement, release and discharge of each holder's Old Common Stock Interests and all other Claims against or Interests in any and all of the Debtors, if any, of the holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Old Common Stock Interests was based.

          (c) Class 8 is Impaired. Holders of such Interests shall be entitled to vote to accept or reject the Plan.

     6.9. Treatment of Allowed Class 9 Interests (Subsidiary Common Stock Interests).

          (a) Subject to the Combination Transactions, each holder of an Interest in Class 9 shall retain such Interest and its respective share or shares of common stock of the Debtors representing such Interest.

          (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
     Section 6.9 are in full settlement, release and discharge of each holder's Subsidiary Common Stock Interests and all other Claims against or Interests in any and all of the Debtors, if any, directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Subsidiary Common Stock Interest was based.

          (c) Class 9 is Impaired but the holders of Allowed Subsidiary Common Stock Interests, who are the proponents of this Plan, are deemed to have accepted the Plan.

     6.10.  Treatment of Allowed Class 10 Interests (Old Other Interests).

          (a) On the Effective Date, all Old Other Interests shall be canceled and extinguished and holders shall not receive any distribution under the Plan.

          (b) Class 10 is Impaired. Holders of Class 10 Interests are deemed to have rejected the Plan.

     6.11. Allowance of Senior Notes Claims. The aggregate Senior Notes Claims shall be deemed Allowed in the amount of $308,761,805.66, consisting of an aggregate Allowed Claim of $102,766,666.67 in respect of the 12% Senior Notes Claims and an aggregate Allowed Claim of $205,995,138.89 in respect of the 11 1/8% Senior Notes Claims.

                                  ARTICLE VII.
                      MEANS FOR IMPLEMENTATION OF THE PLAN

     In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan.

     7.1. Post-Confirmation Financing. On the Effective Date, the transactions contemplated by the Post-Confirmation Credit Facility and/or an Alternative Financing Transaction shall be consummated and thereupon become effective. Attached as Exhibit "A" to this Plan is the Lehman Commitment Letter with respect to the Post-Confirmation Credit Facility. The Proponents may elect to pursue an Alternative Financing Transactions to substitute for the Post-Confirmation Credit Facility. In this regard, the Debtors have executed the CIT Commitment Letter attached as Exhibit "B" hereto to provide financing which, in conjunction with the Rights Plan, could be utilized in the event that the Post-Confirmation Credit Facility cannot be consummated. There can be no assurances that the Proponents shall have obtained any other Alternative Financing Transaction as of the Effective Date. In the event the Debtors enter into an Alternative Financing Transaction, copies of all loan documents in respect of any Alternative Financing Transaction, if available, shall be filed with the Bankruptcy Court no later than three (3) Business Days prior to the Confirmation Date and in no event later than five (5) Business Days prior to the Effective Date.

     7.2. Issuance and Exercise of Rights. The following provisions will be effective to the extent that the Rights Plan is implemented as part of an Alternative Financing Transaction pursuant to section 7.1 above.

          (a) On the Rights Issue Date, 100% of the Rights and the Oversubscription Options shall be issued to the holders of General Unsecured Claims that have not been Disallowed as of the Confirmation Date. The Rights and Oversubscription Options will not be transferable.

          (b) On or before the Rights Expiration Date, each holder that has exercised the Rights and/or Oversubscription Options held by such holder shall deliver Cash to the rights agent under the Rights Plan in an amount sufficient to exercise in full all of the Rights and Oversubscription Options exercised by such holder in accordance with the terms of the Rights Plan.

          (c) Pursuant to the Exercise Agreements, the parties thereto will exercise sufficient Oversubscription Options to ensure that following the consummation of the Rights Plan, the Reorganized Debtors receive aggregate cash proceeds equal to $44 million less the Additional Post-Confirmation Term Loan Amount.

          (d) To the extent that, as a result of the exercise of Oversubscription Options, the issuance of the New Junior Secured Debentures is oversubscribed, the principal amount of all New Junior Secured Debentures that may be purchased upon the exercise of Oversubscription Options will be reduced pro rata based on the amount of Unsecured Claims held by the holders of such Oversubscription Options that have not been Disallowed as of the Confirmation Date.

     7.3. New Common Stock. On the Effective Date, Reorganized Harvard shall reserve 20 million shares of New Common Stock to be issued to the holders of Class 5 Claims in accordance with the terms of the Plan.

     7.4. New Warrants. Attached as Exhibit "C" to this Plan is a copy of the New Warrant Agreement.

          (a) The New Warrants shall consist of warrants in the aggregate of 5% of New Common Stock on a fully diluted basis at a price per share of New Common Stock based on a net equity value of Reorganized Harvard of $500 million. The New Warrants shall be distributed to the holders of Allowed Interests in Class 7 and Class 8 as set forth in Sections 6.7 and
     6.8 above respectively. The New Warrants shall expire on the fifth anniversary of the Effective Date.

          (b) In the event that Class 7 does not vote to accept the Plan, the holders of Interests in Class 7 and Class 8 shall receive no distributions of any kind under the Plan on account of their Interests. In the event that Class 7 votes to accept the Plan but Class 8 does not vote to accept the Plan, the holders of Interests in Class 8 shall receive no distributions of any kind under the Plan on account of their Interests.

     7.5. Registration Rights. On the Effective Date, Reorganized Harvard shall enter into a Registration Rights Agreement which shall be filed by the Debtors with the Bankruptcy Court no later than a date which is five (5) days prior to the Confirmation Date.

     7.6. Corporate Action for Reorganized Debtors. On the Effective Date, Harvard shall be reincorporated in the State of Delaware as Reorganized Harvard. Also on the Effective Date, the Debtors shall implement the Combination Transactions described in Exhibit "D" of the Plan. On the Effective Date, the issuance of the New Common Stock, the election or appointment, as the case may be, of directors and officers pursuant to this Plan, and the other matters provided in this Plan involving the corporate structure of the Reorganized Debtors, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors. Subject to the Combination Transactions, on the Effective Date or as soon thereafter as is practicable, each of the Reorganized Debtors shall file with the Secretary of State of the State of Delaware in accordance with sections 103 and

303 of the DGCL, the New Certificates of Incorporation. The New Certificate of Incorporation for Reorganized Harvard shall provide for, among other things,
(i) the authorization of 50 million shares of New Common Stock, (ii) the indemnification of officers and directors to the fullest extent permitted by section 145 of the DGCL, (iii) the cancellation of the PIK Preferred Stock, Old Common Stock and Old Other Interests and (iv) a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by section 1123(a)(6) of the Bankruptcy Code. The New Certificate of Incorporation for each of the other Reorganized Debtors shall contain a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by section 1123(a)(6) of the Bankruptcy Code. The New Harvard Certificate of Incorporation is annexed to this Plan as Exhibit "E."

     7.7. Directors of the Reorganized Debtors. On the Effective Date, the operation of Reorganized Harvard shall become the general responsibility of its New Board of Directors, subject to, and in accordance with, the New Certificate of Incorporation and the New By-Laws. The initial New Board of Directors shall consist of seven (7) members identified on Exhibit "F" to this Plan. Such directors shall be deemed elected or appointed, as the case may be, pursuant to the Confirmation Order, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed to have resigned therefrom as of the Effective Date pursuant to the Confirmation Order. The New Board of Directors of Reorganized Harvard will promptly appoint the members of the Board of Directors for each of the other Reorganized Debtors.

     7.8. Emergence Bonus Plan. On the Effective Date, the Reorganized Debtors shall be deemed to have adopted and shall implement, without further corporate authority or action, the Emergence Bonus Plan.

     7.9. Incentive Plan. The Incentive Plan shall become effective as of the Effective Date. Grants under the Incentive Plan shall not be effective until after the Effective Date. In accordance therewith, on the Effective Date, Reorganized Harvard shall reserve 15% of the New Common Stock on a fully diluted basis for issuance to consultants, directors, executives and other employees of the Reorganized Debtors that may be granted under the Incentive Plan.

     7.10. Management Employment Agreements. The Management Employment Agreements shall become effective as of the Effective Date. Such agreements supersede all employment, severance, retention bonus and other agreements with respect to Mr. Pollazzi, Mr. Vogtman, Mr. Toscano and Mr. Gagliardi in effect prior to the Effective Date. On the Effective Date, all Claims and Administrative Expenses of Mr. Pollazzi, Mr. Vogtman, Mr. Toscano and
Mr. Gagliardi against the Debtors under any employment, severance, retention bonus and other agreements, if any, between such individual and the Debtors will be governed by, and completely satisfied in accordance with, the terms and conditions of each of their Management Employment Agreements.

     7.11. Consulting Agreement. The Consulting Agreement shall become effective as of the Effective Date. Such agreement supersedes all employment, severance, retention bonus and other agreements with respect to Mr. Adams in effect prior to the Effective Date. On the Effective Date, without limiting
Article XI of the Plan, all Claims and Administrative Expenses of Mr. Adams individually against the Debtors under any employment, severance, retention bonus and other agreements, if any, between John Adams and the Debtors, will be governed by, and completely satisfied in accordance with, the terms and conditions of his Consulting Agreement.

     7.12. Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation of the holders of New Common Stock for the approval of the Emergence Bonus Plan, Incentive Plan and all other agreements and transactions contemplated by this Plan, including, without limitation, those set forth in Sections 7.1 through 7.11 and Section 7.21. Entry of the Confirmation Order shall constitute approval of the Emergence Bonus Plan, Incentive Plan and such other agreements and transactions as the Confirmation Order shall so provide.

     7.13. Retiree Benefits. After the Effective Date, the payment of retiree benefits (as defined in section 1114 of the Bankruptcy Code), at the level established pursuant to section 1114 of the Bankruptcy Code, shall continue for the duration of the period that the applicable Debtor has obligated itself to provide such benefits.

     7.14. Employee Benefit Plans. Subject to the occurrence of the Effective Date, all employee benefit plans, policies and programs of the Debtors and the Debtors' obligations thereunder, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged. Except as otherwise provided in this Plan, employee benefit plans, policies, and programs shall include, without limitations, all savings plans, retirement pension plans (to the extent not otherwise affected by the PBGC Agreement), health care plans, disability plans, severance benefit plans, life, accidental death and dismemberment insurance plans (to the extent not executory contracts assumed under the Plan) and Workers' Compensation Programs, but shall exclude all employees' equity or equity-based incentive plans and Old Other Interests.

     7.15.  Listing of New Common Stock; Registration of Securiites.
Reorganized Harvard shall use its best efforts to (i) maintain its status as a reporting company under the Exchange Act and cause, on the Effective Date, the shares of New Common Stock issued hereunder to be listed on a national securities exchange or, as to the New Common Stock, quoted in the national market system of the National Association of Securities Dealers' Automated Quotation System, (ii) in accordance with the terms of the Registration Rights Agreement, file and have declared effective as soon as possible thereafter a registration statement or registration statements under the Securities Act for the offering on a continuous or delayed basis in the future of the shares of New Common Stock (the "Shelf Registration"), (iii) cause to be filed with the Commission and have declared effective on or prior to the Effective Date a registration statement on Form 10 under the Exchange Act with respect to the New Common Stock, (iv) keep the Shelf Registration effective for a three-year period and (v) supplement or make amendments to the Shelf Registration, if required under the Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the Registration Rights Agreement, and have such supplements and amendments declared effective as soon as practicable after filing.

     7.16. Distributions to Holders of Allowed Claims and Interests; Source of Cash and Reorganization Securities for Distributions. On the Effective Date, Reorganized Harvard shall deliver to the Disbursing Agent sufficient Cash and Reorganization Securities to (a) make the Distributions to be made on the Effective Date to the holders of Allowed Claims and Allowed Interests; and
(b) establish reserves for the Classes of Disputed Claims (other than those in Class 5) and Disputed Interests as set forth below. Payments and other distributions to be made pursuant to the Plan will be available from (v) the Reorganized Debtors' funds, including funds provided to the Debtors in connection with (i) the Post-Confirmation Credit Facility and the New Junior Secured Debentures and/or (ii) Alternative Financing Transactions and (w) New Common Stock, (x) New Warrants, (y) Rights and (z) Oversubscription Options.

     7.17. Distribution to Holders of Senior Notes. For the purpose of Distributions to holders of Allowed Senior Notes Claims, the relevant Indenture Trustee shall be deemed to be the sole holder of all Allowed Senior Notes Claims evidenced by the Senior Notes under the relevant Indentures. All Distributions on account of Allowed Senior Notes Claims shall be distributed to such Indenture Trustee, for further Distribution to holders of Senior Notes pursuant to the terms of the applicable Indentures. The provisions of the relevant Indenture shall govern the holding of undeliverable Distributions and the delivery of Distributions to holders of Allowed Senior Notes Claims. No later than five
(5) Business Days prior to the Effective Date, the Indenture Trustee shall provide the Debtors with a statement of the Indenture Trustee Claim projected through the Effective Date. To the extent the Indenture Trustee Claim exceeds $275,000, such excess portion shall be subject to Bankruptcy Court approval. On the Effective Date, the Indenture Trustee Claim in an amount up to $275,000 shall be paid in Cash by the Reorganized Debtors upon receipt of an invoice and the Reorganized Debtors shall reserve Cash on the Effective Date in the amount by which the Indenture Trustee Claim exceeds $275,000. On the Effective Date, subject to the payment of the Indenture Trustee Claim up to $275,000, the establishment of the reserve set forth in the preceding sentence and confirmation of this Plan occurring on or before December 31, 1998, all liens of the Indenture Trustee in any Distributions shall be forever released and discharged. Once each Indenture Trustee has completed performance of all duties set forth in this Plan and the Confirmation Order and under the terms of the respective Indentures, such Indenture Trustee, and its successors and assigns, shall be relieved of all obligations as Indenture Trustee under the relevant Indentures.

     7.18. Cancellation and Surrender of Existing Securities; Cancellation of Indentures.

          (a) Cancellation of Existing Securities and Agreements. On the Effective Date, the 12% Senior Notes, the 11 1/8% Senior Notes, the PIK Preferred Stock, the Old Common Stock, the certificates of designations for the PIK Preferred Stock and the Old Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtors to issue, transfer, or sell any shares of PIK Preferred Stock, Old Common Stock, or any other capital stock of the Debtors shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions to be made to holders of such instruments under this Plan. After the Indenture Trustee or its agents perform the Indenture Trustee's obligations under the Plan, the Indenture Trustee and its agents, successors and assigns shall be discharged of all of its obligations associated with the Indentures and related agreements and released from all Claims arising in these Chapter 11 Cases, and as of the Effective Date, such Indentures shall be deemed canceled, except that such cancellation shall not impair the rights of the holders of the 12% Senior Notes Claims and the 11 1/8% Senior Notes Claims to receive Distributions under the Plan or the rights of the Indenture Trustee under its charging lien pursuant to the Indentures to the extent that the Indenture Trustee has not received payment and, to the extent applicable, a reserve has been established on account of the Indenture Trustee Claim.

          (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, share certificate, or other instrument to the Reorganized Debtors or their designee. The Reorganized Debtors appoint the Indenture Trustees as their designees to receive the 12% Senior Notes and the 11 1/8% Senior Notes. Any holder of a Claim or Interest that fails to (a) surrender such instrument or (b) execute and deliver and affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtors and furnish a bond in the form, substance, and amount reasonably satisfactory to the Reorganized Debtors before the later to occur of
     (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and/or Interests and may not participate in any Distribution under the Plan.

     7.19. Release of Liens and Perfection of Liens. Except as otherwise provided in the Plan or in any contract, instrument or other agreement or document entered into in connection with the consummation of the Plan: (a) each holder of (i) a Miscellaneous Secured Claim; (ii) the Prepetition Lenders' Claim; (iii) a Claim that is purportedly secured; and/or (iv) a judgment, mechanics or similar lien, shall on or immediately before the Effective Date:
(x) turn over and release to the Reorganized Debtors any and all property of the Debtors that secures or purportedly secures such Claim, as they pertain to the properties currently owned or leased by the Debtors or such lien shall automatically, and without further action by the Debtors or Reorganized Debtors, be deemed released; and (y) execute such documents and instruments as the Reorganized Debtors request to evidence such Claim holder's release of such property or lien; and (b) on the Effective Date, all right, title and interest in any and all property of the Debtors' estates shall revert or be transferred to the Reorganized Debtors free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtors or Reorganized Debtors such release of liens or otherwise turns over and releases such Cash, pledge, or other possessory lien. Any such holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors or their assets or property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

     7.20.  Election of Treatment in Class 6.  Each holder of a Claim in
Class 5 may elect, in the Ballot by which it votes to accept or reject the Plan, to reduce the amount of its Claim to $500.00 or less and thereby be deemed a holder of a Claim in Class 6 for purposes of voting and payment under the Plan. Holders of Senior Notes Claims shall not be entitled to make an election into Class 6 pursuant to this Plan. Any such election shall be effective only upon the receipt thereof by the Debtors prior to the Confirmation Date. Once the election is made, and received by the Debtors, such election shall be irrevocable, but shall not preclude the Debtors or other parties in interest from objecting to such Claim as reduced.

     7.21. Terms of New Junior Secured Debentures. The following is a summary of certain of the principal economic terms of the New Junior Secured Debentures which would be issued by the Reorganized Debtors under the Rights Plan. There will not be a Rights Plan and no New Junior Secured Debentures shall be issued unless the Debtors enter into an Alternative Financing Transaction which includes the Rights Plan. If New Junior Secured Debentures are to be issued under this Plan, a copy of the New Junior Secured Debentures Indenture will be filed and served at least five (5) Business Days before the Effective Date.

Issuer..........................................  Reorganized Debtors.
Aggregate Principal Amount......................  $44 million, consisting of $40 million loan Cash proceeds on the
                                                  Effective Date plus $4 million closing fee (as described below).

                                                  To the extent that the term loan component of the Post-Confirmation
                                                  Credit Facility exceeds $50 million or the Debtors enter into an
                                                  Alternative Financing Transaction in substitution of the New Junior
                                                  Secured Debentures, the cash proceeds portion of the New Junior Secured
                                                  Debentures will be reduced on a dollar for dollar basis and the amount of the closing fee will be reduced proportionately.

Stated Maturity.................................  Fifth anniversary of the Effective Date.

Closing Fee.....................................  $4 million. The closing fee shall be payable on the Effective Date and shall be fully earned and non-refundable as of the Effective Date.

Annual Facility Fee.............................  Annual facility fee of (i) 2% of the initial aggregate principal amount of New Junior Secured Debentures outstanding on the Effective Date and
                                                  (ii) for each subsequent payment on each anniversary of the Effective
                                                  Date, 1% of the aggregate principal amount of the New Junior Secured
                                                  Debentures then outstanding on such anniversary. The annual facility fee will be payable annually in cash in advance.

Interest Rate...................................  Greater of (i) 150 basis points above the highest rate in effect from time to time on any term loan under the Post-Confirmation Credit
                                                  Facility and (ii) 13% annum.

Interest Payment................................  On each interest payment date, interest (as determined above) will be payable as follows: (i) 7% in Cash, and (ii) 6%, at the Reorganized
                                                  Debtors' option, (a) in the form of New Junior Secured Debentures in lieu of Cash equal to the amount of such interest or (b) in Cash.
                                                  Interest will be payable on a quarterly basis in arrears.

                                                  To the extent the interest rate exceeds 13% per annum in accordance with clause (i) of the Interest Rate provision above, the Cash and pay-
                                                  in-kind portion of the interest payment would be increased proportionally.

Prepayment......................................  The Reorganized Debtors may prepay the New Junior Secured Debentures at any time with a prepayment premium of 3% of the initial aggregate principal amount of New Junior Secured Debentures to be prepaid.

Collateral......................................  A lien on all assets and properties of Reorganized Harvard and its subsidiaries, subject only to the liens that will secure their obligations to the lenders under the Post-Confirmation Credit Facility and such other liens as may be acceptable to the holders of the New
                                                  Junior Secured Debentures.

Intercreditor Agreement.........................  The lenders under the Post-Confirmation Credit Facility and the New
                                                  Indenture Trustee will enter into the Intercreditor Agreement. Under the Intercreditor Agreement, the Reorganized Debtors will be permitted to prepay the New Junior Secured Debentures with any proceeds received from the issuance by the Reorganized Debtors of (i) equity or
                                                  (ii) indebtedness that would rank either pari passu with, or subordinate to, the New Junior Secured Debentures.

Covenant on Limitation on Liens and
  Debt..........................................  The New Junior Secured Debentures Indenture contains customary covenants including, without limitation, the following:

                                                  (i) No granting of additional liens, except for liens for financing new equipment and machinery purchases and acquisitions, provided, that such liens are only against the purchase or acquired assets.

                                                  (ii) No Issuer shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness, except
                                                  (a) indebtedness to the lenders under the Post-Confirmation Credit
                                                  Facility, (b) indebtedness permitted under the Post-Confirmation Credit
                                                  Facility, and (c) indebtedness outstanding under the New Junior Secured
                                                  Debentures.

                                                  (iii) Without the prior written consent of the holders of the New
                                                  Junior Secured Debentures, (a) no Issuer shall request or become liable in any manner with respect to, or permit to exist any advance under the
                                                  Post-Confirmation Credit Facility that would, after giving effect thereto, cause all such advances under the Post-Confirmation Credit
                                                  Facility to exceed the aggregate amount of advances permitted under the borrowing base formula in effect under the Post-Confirmation Credit
                                                  Facility as of the Effective Date (the "Effective Date Formula"), plus an agreed upon overadvance amount, and (b) no Issuer shall request, permit or consent to any waiver, modification or amendment to the
                                                  Effective Date Formula or any other provision of the Post-Confirmation
                                                  Credit Facility.

                                 ARTICLE VIII.
                 DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES
                   AND MISCELLANEOUS DISTRIBUTION PROVISIONS

     8.1. Objections. An objection to the allowance of a Claim or Interest shall be in writing and may be filed with the Court by the Debtors or Reorganized Debtors, as the case may be, or any other party in interest, at any time on or before the Objection Deadline. The "Objection Deadline" is the later of (a) the 120th day following the Effective Date unless such period is extended by order of the Bankruptcy Court, (b) sixty (60) days after the filing of the proof of such Claim or Interest or (c) such other date set by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). The objecting party shall serve a copy of each such objection upon the holder of the Claim or Interest to which it pertains and upon the Debtors or Reorganized Debtors, as the case may be and, prior to the Effective Date, the Creditors' Committee. The Debtors or the Reorganized Debtors will prosecute each objection to a Claim or Interest until determined by a Final Order unless the Debtors or Reorganized Debtors (i) compromise and settle an objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary or (ii) withdraw an objection to a Claim or Interest.

     8.2.  Amendments to Claims; Claims Filed After the Confirmation
Date. Except as otherwise provided in this Plan, after the Confirmation Date, a Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the Face Amount or priority. Except as otherwise provided in this Plan, any new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors or Reorganized Debtors, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing.

     8.3.  Reserves for Disputed Claims and Disputed Interests.

          (a) On the Effective Date, Reorganized Harvard shall reserve 20 million shares of New Common Stock to be issued to the holders of Class 5 Claims in accordance with the terms of the Plan.

          (b) On the Effective Date, Reorganized Harvard shall transmit to the Disbursing Agent, and the Disbursing Agent shall reserve for the account of each holder of a Disputed Claim (other than Class 5 Claims) or Interest,
     (i) the property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim or Disputed Interest an Allowed Claim or Allowed Interest, as applicable, on such date, in the Face Amount thereof, or such other amount as ordered by the Bankruptcy Court or (ii) such other property as such holder and the Reorganized Debtors may agree. Property reserved under this
     Section 8.3(b) shall be set aside and segregated by Class of Claims and Interests and, in the case of Cash, Cash payments in respect thereof, to the extent practicable, held by the Disbursing Agent in an interest bearing escrow fund (which may be a single account for each Class, provided that separate book entries for each Claim or Interest be maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of such Disputed Claims or Disputed Interests, provided, however, that Cash shall be invested in a manner consistent with the requirements of section 345 of the Bankruptcy Code or otherwise ordered by the Bankruptcy Court. To the extent such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest, the property so reserved for the holder thereof, together with any proceeds thereon, shall be distributed by the Disbursing Agent to such holder pursuant to, and to the extent provided for in, the Plan.

          (c) Any voting rights of Reorganization Securities held in reserve in respect of a Disputed Claim or Disputed Interest shall be suspended until such securities are released from such reserve.

     8.4. Fluctuation in Value of Securities. The value of the Reorganization Securities held in reserve under Section 8.3 of the Plan is likely to fluctuate. The Debtors and Reorganized Debtors do not represent or warrant that the value of any Reorganized Securities will not decline after the Effective Date and they do not otherwise assume any liability or risk of loss which the holder of a Disputed Claim or Disputed Interest which becomes an Allowed Claim or Allowed Interest, as applicable, after the Effective Date may suffer by reason of any decline in value of a reserved Reorganized Securities pending determination of the amount of such Disputed Claim. The risk or benefit of any appreciation or depreciation in the value of any reserved Reorganized Securities shall be borne by the party to whom such Reorganized Securities is ultimately distributed.

     8.5. Payment or Distribution of Disputed Claim or Disputed Interest. No payment or distribution will be made in respect of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. Notwithstanding the foregoing, on or as soon as practicable after the Objection Deadline, the Reorganized Debtors shall make Distributions to holders of Disputed Claims or Disputed Interests to the extent, and only to the extent, the portion of such Claim or Interest is not subject to a pending objection.

     8.6. Timing of Payment or Distribution When a Disputed Claim or Disputed Interest Becomes an Allowed Claim or Allowed Interest. Subject to the provisions of this Plan, Cash payments and Distributions with respect to each Disputed Claim or Disputed Interest that becomes an Allowed Claim or Allowed Interest that would have otherwise been made had the Claim or Interest been an Allowed Claim or Allowed Interest on the Effective Date shall be made within thirty (30) days after the date that such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

     8.7. Excess Reserves. Upon any Disputed Claim or Disputed Interest becoming a Disallowed Claim or Disallowed Interest, as applicable, in whole or in part, the Cash and Reorganization Securities reserved for the payment of or distribution on the disallowed portion of such Disputed Claim or Disputed Interest including any interest attributable thereto, together with any Cash and non-Cash dividends and interest earned thereon, shall immediately and irrevocably vest in the Reorganized Debtors and the Disbursing Agent shall transmit such property to the Reorganized Debtors, whereupon the Reorganized Debtors shall thereafter be empowered to take whatever steps may be necessary to exercise control over such property. Shares of New Common Stock that are reserved pursuant to section 8.3 for issuance but not issued shall remain authorized but unissued New Common Stock.

     8.8. Undeliverable or Unclaimed Distributions. Any Entity that is entitled to receive a Cash Distribution under this Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from the Reorganized Debtors for the amount of the original check, without any interest, if such Entity requests the Reorganized Debtors or their designee to reissue such check and provides the Reorganized Debtors or their designee, as the case may be, with such documentation as the Reorganized Debtors or their designee requests to verify that such Entity is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or (b) six
(6) months after such Claim becomes an Allowed Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six months following the date such Entity's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan with respect to the amount of such check. If the distribution to any holder of an Allowed Claim or Interest is returned to the Reorganized Debtors or their designee as undeliverable, no further distributions will be made to such holder unless and until the Reorganized Debtors or their designee is notified in writing of such holder's then-current address.

     All claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such Entity's Claim becomes an Allowed Claim or Allowed Interest. After such date, all unclaimed property shall revert to the Reorganized Debtors and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws to the contrary.

     8.9. Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest if any.

     8.10. Distributions to the Holders of General Unsecured Claims. For purposes of formulating this Plan, the Debtors have estimated the aggregate total of Allowed General Unsecured Claims, after the resolution of all disputes, to be approximately $450,000,000. In connection with the process of resolution of Disputed Claims, the Bankruptcy Court will determine the amount of ultimately Allowed General Unsecured Claims and consequently, the final distributions to holders of Allowed General Unsecured Claims pursuant to this Plan.

     8.11. Limitations on Amounts to be Distributed to Holders of Allowed Deductible Claims. Distributions under the Plan to each holder of an Allowed Deductible Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Deductible Claim is classified and such distribution shall be in full settlement, release and discharge of each holder's Allowed Deductible Claim. A holder of an Allowed Deductible Claim shall be barred from attempts to collect on such Deductible Claim from the applicable insurance carrier or administrator. Nothing in this section or this Plan shall constitute a waiver of any claim, debt, right, cause of action or liability that any entity may hold with respect to the Insured Portion against any other entity, including the Debtors' insurance carriers. To the extent permitted by applicable law, the holder of an Insured Claim shall have the right with respect to the Insured Portion of such Claim to proceed directly against the applicable Debtor's or Reorganized Debtor's insurance carrier. In addition, in jurisdictions where a holder of an Insured Portion is prevented from proceeding directly against the applicable Debtor's insurance carrier, the applicable Debtor or Reorganized Debtor, as the case may be, will proceed against the insurance carrier. Any proceeds that are received by the Debtor or Reorganized Debtor, as the case may be, from the insurance carrier with respect to such Insured Portion will be distributed to the holder of such Insured Portion. Other than as set forth in this Section 8.11, the Debtors and Reorganized Debtors will have no liability with respect to the Insured Claims and no Distributions will be made to holders of Insured Claims or the Debtors' insurance carriers with respect to such Claims. Notwithstanding anything in this Plan to the contrary, in their sole discretion, the Debtors or Reorganized Debtors, as the case may be, may pay any Secured Deductible Claim, in Cash, even where no proof of claim is timely filed to prevent any insurance carrier from executing on collateral held by or for the benefit of such insurance carrier. The treatment set forth in this Section 8.11 shall be in full settlement, release and discharge of Insured Claims.

     8.12  Transmittal of Distributions and Notices.

          (a)  Any property or notice other than Cash Distributions made through
     Section 8.13 which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been filed, notice shall be sent to the address indicated on a properly filed proof of Claim or Interest or, absent such a proof of Claim or Interest, the address that is Scheduled for that Entity or register maintained for register securities. The date of distribution shall be the date of mailing, and property distributed in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity.

          (b) A holder of a Claim or Interest may designate a different address for notices and distributions by notifying the Debtors or the Reorganized Debtors, or with respect to a holder of a Senior Notes Claim, the Indenture Trustee, of that address in writing. The new address shall be effective upon receipt by the Debtors or Reorganized Debtors, as the case may be.

          (c) Notwithstanding anything contrary herein and above, to the extent that a Distribution is required to be made to a Paying Agent, the address for the relevant Claim or Interest shall be the address of the relevant Paying Agent.

     8.13. Method of Cash Distributions. Any Cash payment to be made pursuant to this Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

     8.14. Distributions on Non-Business Days. Any Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

     8.15. Rounding. Notwithstanding any other provision of the Plan, only whole numbers of shares of Reorganization Securities shall be distributed. All Allowed Claims or Allowed Interests of a holder in a particular Class shall be aggregated and treated as one Allowed Claim or Allowed Interest for purposes of distribution. If any calculated distribution on account of such Allowed Claim or Allowed Interest would otherwise result in the distribution of a number of shares of New Common Stock or New Warrants that is not a whole number, then the actual distribution of shares of such stock or such warrants shall be rounded to the nearest whole number, with one-half being rounded up to the nearest whole number, unless, in the case of Interests, such rounding results in a Class of Allowed Interests receiving more than the aggregate number of New Warrants allotted for distribution to that Class. In such a case, the actual distribution of New Warrants shall be rounded so that the total amount of New Warrants distributed to the Class will be no more than the amount allotted for distribution in that Class. Holders of Allowed Claims or Allowed Interests that would be entitled to fractional shares of New Common Stock or to fractional New Warrants but for this provision shall receive no consideration therefor because such amount would be de minimis.

     8.16. Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

     8.17. Disputed Distribution. If any dispute arises as to the identity of a holder of an Allowed Claim or an Allowed Interest who is to receive any distribution, the Disbursing Agent or the Indenture Trustee, as the case may be, may, in lieu of making such distribution to such Entity, make such distribution into an escrow account until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

     8.18.  Retention of Rights to Pursue Causes of Action.  Pursuant to
section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors (as representatives of the Debtors' estates) will retain and have the exclusive right to enforce against any Entity any and all Causes of Action (including, without limitation, all Causes of Action arising under sections 510, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arose before the Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to this Plan.

                                  ARTICLE IX.
                           SUBSTANTIVE CONSOLIDATION

     The Plan contemplates and is predicated upon entry of the Confirmation Order effecting the substantive consolidation of the Chapter 11 Cases of the Debtors into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims by and among the Debtors shall be eliminated and extinguished; (ii) solely for the purposes of this Plan and the distributions and transactions contemplated hereby, all assets and liabilities of the Debtors shall be treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (v) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors;
(vi) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed Filed against the consolidated Debtors in the consolidated Chapter 11 Cases and shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date; (vii) all duplicative claims (identical in both amount and subject matter) filed against more than one of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors but in no way shall be deemed Allowed by reason of this Section 9.1; and (viii) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Debtor may be offset against claims against such Debtor or another Debtor. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Debtors under the Plan. Upon separate motion to the Bankruptcy Court, the Debtors will seek entry of an order (which may be the Confirmation Order) providing for the substantive consolidation of the Chapter 11 Cases and the assets and liabilities of the Debtors. Notwithstanding the provisions of this paragraph, subject to the Combination Transactions, each of the Debtors shall, as Reorganized Debtors, continue to exist after the Effective Date as separate corporate entities.

                                   ARTICLE X.
             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     10.1. Assumption Generally. Except as otherwise provided in this Plan or in any order of the Bankruptcy Court, subject to the occurrence of the Effective Date, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, all executory contracts and unexpired leases not listed on the Schedule of Rejected Contracts to be served and filed by the Debtors at least five days before the Confirmation Hearing (the "Schedule of Rejected Contracts"), or which is not the subject of a motion to reject as of the Confirmation Date, and is not rejected under Section 10.6 hereof, are assumed, subject to the same rights that the Debtors or the Reorganized Debtors held or hold at, on, or after the Petition Date to modify or terminate such agreements under applicable nonbankruptcy law. Each contract and lease assumed under this Section shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease, and nothing contained herein shall constitute an admission by the Debtors or the Reorganized Debtors that such contract or lease is an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors have any liability thereunder. To the extent the Bankruptcy Court, or any other court of competent jurisdiction, determines, either before, on, or after the Effective Date, that any agreement in the form of a lease of real or personal property identified for assumption in this Article X of the Plan, is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination shall be treated in accordance with the applicable section of the Plan. Each executory contract and unexpired lease assumed pursuant to this Article X by any Debtor shall revest in and be fully enforceable by such Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

     10.2. Approval of Assumptions. Subject to the occurrence of the Effective Date, the Confirmation Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court approving the assumptions, revestments and, to the extent not subject to dispute as set forth in
Section 10.4 hereof, the "cure" amounts described in this Article X and the Cure Amount Schedule attached to the Schedule of Rejected Contracts pursuant to section 365 of the Bankruptcy Code effective as of the Effective Date.

     10.3.  Objections to Assumption of Executory Contracts and Unexpired
Leases.

          (a) Any party objecting to the Debtors' proposed assumption of an executory contract or unexpired lease based on a lack of adequate assurance of future performance or on any ground other than the adequacy of the "cure" amount set forth in the Cure Amount Schedule, shall file and serve a written objection to the assumption of such contract or lease within the same deadline and in the same manner established for filing objections to Confirmation of this Plan. Failure to file an objection within the time period set forth above shall constitute consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provides adequate assurance of future performance.

          (b) If any party files an objection to assumption based on any ground other than the adequacy of the "cure" amount set forth in the Cure Amount Schedule, and the Bankruptcy Court ultimately determines that the Debtors cannot assume the executory contract or lease or that the Debtors cannot provide adequate assurance of future performance as proposed or in any modified proposal submitted by the Debtors or the Reorganized Debtors, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been included on the Schedule of Rejected Contracts and shall be rejected pursuant to Section 10.6 hereof.

     10.4.  Objections to Proposed "Cure" Amounts.

          (a) The Debtors believe that any executory contract of the Debtors that is not listed on the Schedule of Rejected Contracts or in the Cure Amount Schedule may be assumed by the Debtors without the payment of any monetary cure amount. Any party to an executory contract or unexpired lease to be assumed that asserts arrearages or damages pursuant to section 365(b)(1) of the Bankruptcy Code that exceeds the amount set forth in the Cure Amount Schedule, or which is not listed therein and pertains to an executory contract not listed in the Schedule of Rejected Contracts must file and serve an objection to the proposed cure amount within the same deadline and in the same manner established for filing objections to Confirmation of this Plan. Failure to assert arrearages different from the amount set forth on the Cure Amount Schedule or which pertains to an executory contract not listed in the Schedule of Rejected Contracts or the Cure Amount Schedule within the time period set forth above shall constitute consent to the cure amount set forth in the Cure Amount Schedule or to the Debtors' position that no cure amount must be paid and an acknowledgment that the amount identified for "cure" on the Cure Amount
     Schedule is the only amount necessary to cover any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed and an acknowledgment that no other defaults exist under said contract or lease.

          (b) To the extent that any objections to the amounts set forth in the Cure Amount Schedule are timely filed and served and such objections are not resolved between the Debtors and the objecting parties, the Bankruptcy Court shall resolve such disputes at a hearing to be held at a date to be determined by the Bankruptcy Court at the Confirmation Hearing. The resolution of such disputes shall not affect the Debtors' assumption of the contracts or leases that are subject of such a dispute, but rather shall affect only the "cure" amount the Debtors must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtors in their discretion (with the prior written consent of the Creditors' Committee) determine that the amount asserted to be the necessary "cure" amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtors may, prior to or at the Confirmation Hearing, elect to (1) reject the contract or lease pursuant to Section 10.6 hereof, or (2) request an expedited hearing on the resolution of the "cure" dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 10.6 hereof pending the outcome of such dispute.

     10.5. Payment Related to Assumption of Executory Contracts and Unexpired Leases. If not the subject of dispute pursuant to Section 10.4 hereof as of Confirmation Date, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by the Debtors, pursuant to section 365(b)(l) of the Bankruptcy Code, by payment of the amount set forth in the Cure Amount Schedule or such other amount as ordered by the Bankruptcy Court or agreed upon by the Debtors in Cash within 60 days following the Effective Date or on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to
Section 10.4, payment of the amount otherwise payable hereunder shall be made following entry of a Final Order or agreement by the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Creditors' Committee if such agreement is reached prior to the Effective Date, as the case may be, and the party to the contract or lease.

     10.6.  Executory Contracts and Unexpired Leases to be Rejected.

          (a) Effective as of, and subject to the occurrence of, the Effective Date, the executory contracts and unexpired leases listed on the Schedule of Rejected Contracts shall be rejected as of the Effective Date. The Debtors may amend the Schedule of Rejected Contracts at any time prior to the Confirmation Hearing (i) with the prior written consent of the Creditors' Committee, by filing such amendment with the Bankruptcy Court and serving it on parties directly affected by the amendment; or (ii) with Bankruptcy Court approval after a hearing on notice to the Creditors' Committee and the affected parties. Listing a contract or lease by category above or on the Schedule of Rejected Contracts shall not constitute an admission by the Debtors or the Reorganized Debtors that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors have any liability thereunder.

          (b) The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to section 365 of the Bankruptcy Code, effective as of the Effective Date. Any party to an executory contract or unexpired lease identified for rejection as provided herein may, within the same deadline and in the same manner established for filing objections to Confirmation, file any objection thereto. Failure to file any such objection within the time period set forth above shall constitute consent and agreement to the rejection.

     10.7. Bar Date for Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 10.6 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is a Miscellaneous Secured Claim, shall be classified in Class 3, and to the extent that it is timely filed and is a General Unsecured Claim, shall be classified in Class 5 or Class 6, as the case may be; provided, however, that in either event any Claim arising from the rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their affiliates, their successors, estates, or their properties, unless a proof of claim is filed and served on the Debtors or the Reorganized Debtors within thirty (30) days after the earlier of (a) the date of the entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (b) the Confirmation Date.

     10.8. Contracts Entered Into on or After the Petition Date. On the Effective Date, all contracts, leases, and other agreements entered into by the Debtors on or after the Petition Date, which agreements have not been terminated in accordance with their terms on or before the Confirmation Date shall revest in and remain in full force and effect as against the Reorganized Debtors and the other parties to such contracts, leases and other agreements.

                                  ARTICLE XI.
                    DISCHARGE, RELEASES AND INDEMNIFICATION

     11.1.  Discharge of All Claims and Interests and Releases.

          (a) Except as otherwise specifically provided by this Plan, the confirmation of this Plan (subject to the occurrence of the Effective Date) shall discharge the Debtors and Reorganized Debtors from any debt that arose before the Confirmation Date, and any debt of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim is filed or is deemed filed, whether or not such Claim is an Allowed Claim, and whether or not the holder or such Claim has voted on this Plan.

          (b) Except as otherwise specifically provided by this Plan, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of
     (i) all Claims and Causes of Action against, liabilities of, liens on, obligations of and Interests in the Debtors or Reorganized Debtors or the direct or indirect assets and properties of the Debtors or Reorganized Debtors whether known or unknown, and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through the Debtors or Reorganized Debtors) against, claims (as defined in section 101 of the Bankruptcy Code) against, liabilities (as guarantor of a Claim or otherwise) of, liens on the direct or indirect assets and properties of, and obligations of successors and assigns of, the Debtors, Reorganized Debtors and their successors and assigns based on the same subject matter as any Claim or Interest or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan.

          (c) Except as otherwise specifically provided by this Plan, any Entity accepting any distribution pursuant to this Plan shall be presumed conclusively to have released the Debtors, Reorganized Debtors and successors and assigns of the Debtors from any Cause of Action based on the same subject matter as the Claim or Interest on which the distribution is received. The release described in the preceding sentence shall be enforceable as a matter of contract against any Entity that accepts any distribution pursuant to this Plan.

          (d) On the Effective Date, the Debtors, in consideration for, among other things, their voluntary resignation, support of the Plan and/or their waiver of distributions as set forth in Section 11.1(f), hereby release the officers and directors of the Debtors either holding such office (i) immediately prior to the Effective Date; or (ii) on November 16, 1997 (collectively, the "Releasees") from any and all Claims or liability based upon any act or omission related to service prior to the Effective Date with, for or on behalf of the Debtors or Debtors-In-Possession, except that the Releasees shall not be released with respect to:

               (i) any indebtedness of any such Releasee to the Debtors or Debtors-In-Possession for money borrowed by such Releasee;

               (ii) any setoff or counterclaim the Debtors or Debtors-In-Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against the Debtors or Debtors-In-Possession, as the case may be; and

               (iii) claims arising from the fraud, willful misconduct or gross negligence of such Releasee.

          (e) The releases provided by Section 11.1(d) shall not extend, and not be deemed to extend, to any person or entity other than the Releasees (including without limitation, any affiliate of any Releasees).

          (f) Upon the occurrence of the Effective Date, in exchange for the releases provided by Section 11.1(d), the Releasees shall be deemed to have waived any and all Claims and Administrative Expenses except in the case of officers, for direct or indirect compensation and benefits and reimbursement of expenses relating to their employment.

Notwithstanding anything to the contrary herein, the Creditors' Committee shall reserve its rights to conduct an investigation of any officer or director holding offices as of November 16, 1997 and no longer holding office immediately prior to the Effective Date and to deliver a written report to the Board of Directors of Harvard prior to the Confirmation Date, setting forth the details of any alleged claim against any such officer or director which in the view of the Creditors' Committee would warrant elimination of a release for such person. The Board of Directors of Harvard shall, prior to the Effective Date, determine whether, in view of any Creditors' Committee report, a release provided herein should be granted. The releases embodied in this Plan are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, by the Debtors or Debtors-In-Possession to any other person or entity.

     11.2. Claims of Subordination. All Claims against and Interests in the Debtors, and all rights and Claims between or among holders of Claims or Interests relating in any manner whatsoever to Claims against or Interests in the Debtors based on any contractual, legal or equitable subordination rights, shall be terminated upon confirmation of this Plan by the Bankruptcy Court (subject only to the occurrence of the Effective Date) and discharged in the manner provided in this Plan, and all such Claims, Interests and rights so based and all such contractual, legal and equitable subordination rights to which any Entity may be entitled shall be irrevocably waived upon confirmation of this Plan by the Bankruptcy Court (subject only to the occurrence of the Effective
Date). Except as otherwise provided in this Plan and to the fullest extent permitted by applicable law, the rights afforded and the Distributions that are made in respect of any Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim or Interest by reason of any contractual, legal or equitable subordination rights, so that, notwithstanding any such contractual, legal or equitable subordination, each holder shall have and receive the benefit of the rights and Distributions set forth in this Plan.

     11.3. Indemnification. Subject to the occurrence of the Effective Date, the obligations of Harvard to indemnify officers and directors, holding such offices from and including the Petition Date through and including the Confirmation Date, against any obligation pursuant to Harvard's certificate of incorporation, bylaws, or applicable state law shall survive confirmation of the Plan, remain unaffected by this Plan, and not be discharged.

     11.4.  Conclusion of Chapter 11 Cases and Dissolution of Creditors'
Committee.

          (a) Except with respect to any appeal of an order in the Chapter 11 Cases, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee shall be dissolved and the members, employees, agents, advisors and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Cases and shall be indemnified (including for reasonable attorneys' fees and costs) by the Reorganized Debtors for any and all acts performed, or omissions, in connection with the Chapter 11 Cases, except for acts or omissions as shall constitute fraud, willful misconduct or gross negligence of their duties.

          (b) In consideration of the distributions under this Plan, upon the Effective Date, each holder of a Claim or Interest will be deemed to have released the Debtors, Reorganized Debtors, the Releasees, the Creditors' Committee and all Professionals from any and all Causes of Action (other than the right to enforce the Debtor's obligations under this Plan and the right to pursue a Claim based on any willful misconduct) arising out of actions or omissions during the administration of the Debtors' estates.

                                  ARTICLE XII.
                  CONDITIONS TO CONFIRMATION AND CONSUMMATION

     12.1. Conditions to Confirmation. The following conditions shall be met prior to Confirmation of the Plan.

          (a) An order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered.

          (b) As of the Confirmation Date, General Unsecured Claims against the Debtors (whether Disputed or Allowed), in the aggregate, do not exceed
     $900 million.

     12.2. Conditions to the Consummation. The following are conditions precedent to consummation of the Plan:

          (a) A Confirmation Order confirming the Plan, as such Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Proponents.

          (b) The Confirmation Order shall authorize and approve substantive consolidation of the Debtors.

          (c) The Registration Statement shall have been filed with the Commission and no stop order in respect thereof shall have been issued.

          (d) The Debtors shall have sufficient Cash, through implementation of the Post-Confirmation Credit Facility or an Alternative Financing Transaction, to satisfy all Cash obligations under the Plan due on the Effective Date.

          (e) Subject to the Combination Transactions, the New Certificates of Incorporation shall have been filed with the Secretary of State of the State of each such Entity's State of incorporation in accordance with such State's corporation laws.

          (f) All authorizations, consents and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained.

          (g) No order of a court shall have been entered and shall remain in effect restraining the Debtors from consummating the Plan.

          (h) The Debtors shall have received the written consent of the Creditors' Committee, to the extent required, for any modifications to the Exhibits and Schedules attached to the Plan.

          (i) If New Junior Secured Debentures are to be issued under this Plan, the New Junior Secured Debentures Indenture shall have been duly qualified under the Trust Indenture Act.

          (j) As of the Effective Date, General Unsecured Claims against the Debtors (whether Disputed or Allowed), in the aggregate, do not exceed $750 million.

     12.3. Waiver of Conditions to Confirmation and Consummation. The Debtors may waive, by a writing signed by an authorized representative and subsequently filed with the Court, one or more of the conditions to confirmation or consummation of the Plan, provided, that the Debtors must obtain the prior written consent of the Creditors' Committee in order to waive any of the conditions set forth in Section 12.1(a) and 12.2(a) through (i).

                                 ARTICLE XIII.
                          EFFECTS OF PLAN CONFIRMATION

     13.1.  Reorganized Debtors as Separate Corporate Entities.  Notwithstanding
Article IX of this Plan, subject to the Combination Transactions, each of the Debtors shall, as Reorganized Debtors, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

     13.2. Revesting and Vesting. Except as otherwise provided in this Plan and subject to the Combination Transaction, pursuant to section 1123(a)(5) and 1141 of the Bankruptcy Code, all property comprising the Estates of each Debtor shall revest in the relevant Reorganized Debtors or their successors, free and clear of all Claims, liens, charges, encumbrances and Interests of creditors and equity security holders on the Effective Date. As of the Effective Date, each Reorganized Debtor may operate its businesses and use, acquire and dispose of property and settle and compromise claims or interests without supervision of the Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services after the Effective Date without any application to the Court.

     13.3. Injunction. Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Interests in any of the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Entities, or any property of any such transferee or successor;
(b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against the Debtors or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Entities, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

                                  ARTICLE XIV.
                           ADMINISTRATIVE PROVISIONS

     14.1. Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

          (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances and (iii) preconfirmation tax liability pursuant to section 505 of the Bankruptcy Code;

          (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against the Debtors and to enter or enforce any order requiring the filing of any such Claim or Interest before a particular date;

          (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors pursuant to section 365 of the Bankruptcy Code and
     Article X herein;

          (d) to determine requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

          (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of claim was filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

          (f) to implement the provisions of this Plan and entry of orders in aid of confirmation and consummation of this Plan;

          (g)  to modify the Plan pursuant to section 1127 of the Bankruptcy
     Code;

          (h) to adjudicate any and all Causes of Action that arose in these Chapter 11 Cases preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

          (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

          (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Cases, the applicable claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

          (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in these Chapter 11 Cases;

          (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

          (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

          (o) to recover all assets of the Debtors and property of their estates, wherever located, including any Causes of Action under sections 544 through 550 of the Bankruptcy Code;

          (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

          (q)  to hear any other matter not inconsistent with the Bankruptcy
     Code;

          (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under this Plan; and

          (s)  to enter a final decree closing the Chapter 11 Cases.

     14.2. Jurisdiction Over the Reorganized Debtors. Notwithstanding the jurisdiction retained in Section 14.1 hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order in the Chapter 11 Cases which modifies the Reorganization Securities or the rights of the holders thereof with respect to such Reorganization Securities.

     14.3. Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtors may request the Court to confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement.

     14.4. Modification of the Plan. The Debtors reserve the right, in accordance with the Bankruptcy Code, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, alter, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     14.5.  Exemption from Certain Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with the Plan or the Confirmation Order shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

     14.6. Setoffs. Except for distributions to holders of Allowed Senior Note Claims (as to which the Debtors and Reorganized Debtors shall have no right of setoff and/or recoupment) and as otherwise provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtors or Reorganized Debtors, as the case may be, may but will not be required to, set off against any Claim and the Distributions made with respect to the Claim, before any distribution is made on account of such Claim, any and all of the claims, rights and causes of action of any nature that the Debtors or the Reorganized Debtors may hold against the holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtors or Reorganized Debtors, nor any provision of this Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, rights and causes of action that the Debtors or the Reorganized Debtors may possess against such holder. To the extent the Reorganized Debtors fail to set off against a holder of a Claim or Interest and seek to collect a claim from the holder of such Claim or Interest after a distribution to the holder of such Claim or Interest pursuant to the Plan, the Reorganized Debtors shall be entitled to full recovery on their claim against the holder of such Claim or Interest.

     14.7. Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding Claims against the Debtors.

     14.8. Withdrawal or Revocation of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.

     14.9. Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity.

     14.10. Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     14.11. Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

            Harvard Industries, Inc.
            3 Werner Way
            Lebanon, NJ 08833
            Attn.: Roger Pollazzi
            with copies to:
            Willkie Farr & Gallagher
            787 Seventh Avenue
            New York, New York 10019-6099
            Attn.: Myron Trepper, Esq.

            and:

            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, New York 10004
            Attn.: Brad Eric Scheler, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

     14.12. Severability. Except as to terms which would frustrate the overall purpose of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

     14.13. Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

          (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

          (b) Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

          (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

          (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

          (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in Article VII of this Plan.

          (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

          (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

          (h) All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when filed.

          (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

     14.14. No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of a Claims' classification.

     14.15. Effectuating Documents and Further Transactions. The Debtors and Reorganized Debtors shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

     14.16. Section 1125 of the Bankruptcy Code. (i) The Debtors and the Creditors' Committee have, and upon Confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and (ii) the Debtors and each of the members of the Creditors' Committee (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under this Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of the securities offered and sold under this Plan.

Dated: Wilmington, Delaware
       August 19, 1998

                                       DOEHLER-JARVIS, INC.
                                       Debtor and Debtor in Possession

                                       By: /s/ D. CRAIG BOWMAN
                                           ---------------------------
                                           Vice President

                                       HARVARD INDUSTRIES, INC.
                                       Debtor and Debtor in Possession

                                       By: /s/ ROGER POLLAZZI
                                           ---------------------------
                                           Chief Operating Officer

                                       HARVARD TRANSPORTATION, INC.
                                       Debtor and Debtor in Possession

                                       By: /s/ D. CRAIG BOWMAN
                                           ---------------------------
                                           Vice President

                                       DOEHLER-JARVIS GREENEVILLE, INC.
                                       Debtor and Debtor in Possession

                                       By: /s/ D. CRAIG BOWMAN
                                           ---------------------------
                                           Vice President

                                       DOEHLER-JARVIS POTTSTOWN, INC.
                                       Debtor and Debtor in Possession

                                       By: /s/ D. Craig Bowman
                                           ---------------------------
                                           Vice President

                                       DOEHLER-JARVIS TECHNOLOGIES, INC.
                                       Debtor and Debtor in Possession

                                       By: /s/ D. Craig Bowman
                                           ---------------------------
                                           Vice President

                                       DOEHLER-JARVIS TOLEDO, INC.
                                       Debtor and Debtor in Possession

                                       By: /s/ D. Craig Bowman
                                           ---------------------------
                                           Vice President

                                       HARMAN AUTOMOTIVE, INC.
                                       Debtor and Debtor in Possession

                                       By: /s/ D. Craig Bowman
                                           ---------------------------
                                           Vice President

                                       HAYES-ALBION CORPORATION
                                       Debtor and Debtor in Possession

                                       By: /s/ D. Craig Bowman
                                           ---------------------------
                                           Vice President

                                       THE KINGSTON-WARREN CORPORATION
                                       Debtor and Debtor in Possession

                                       By: /s/ D. Craig Bowman
                                           ---------------------------
                                           Vice President

THE OFFICIAL COMMITTEE OF
UNSECURED CREDITORS

BY:

FRIED, FRANK, HARRIS SHRIVER &
  JACOBSON
Co-Counsel to the Official Committee
of Unsecured Creditors

By: /s/ Brad Eric Scheler
    ---------------------------
Name: Brad Eric Scheler
      A Member of the Firm

                                  EXHIBIT "A"

                          DOEHLER-JARVIS, INC., et al.

                            Lehman Commitment Letter

LEHMAN BROTHERS INC.                              LEHMAN COMMERCIAL PAPER INC.
3 World Financial Center                          3 World Financial Center
New York, New York 10285                          New York, New York 10285




                                                         July 31, 1998


                            Harvard Industries, Inc.
                            ------------------------
                        Senior Secured Credit Facilities
                        --------------------------------
                               Commitment Letter
                               -----------------


Harvard Industries, Inc.
3 Werner Way
Lebanon, New Jersey 08833


Attention:        Mr. Ted Vogtman
                  Chief Financial Officer


Ladies and Gentlemen:

                  You have advised Lehman Commercial Paper, Inc. ("LCPI") and Lehman Brothers Inc. ("LBI") that Harvard Industries, Inc., a Florida corporation (the "Borrower"), is a debtor and debtor in possession in a bankruptcy case (the "Bankruptcy Case") voluntarily commenced under Chapter 11 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). You have further advised LCPI and LBI that the Borrower intends, following confirmation and upon consummation of the Borrower's plan of reorganization, which shall be in form and substance satisfactory to LBI and LCPI (the "Plan"), to, among other things, refinance the Borrower's existing $175,000,000 senior secured post-petition financing pursuant to Section 364 of the Bankruptcy Code. In that connection, you have requested that LBI agree to structure, arrange and syndicate senior secured credit facilities in an aggregate amount of up to $165,000,000 (the "Credit Facilities"), and that LCPI commit to provide the entire principal amount of the Credit Facilities.

                  LBI is pleased to advise you that it is willing to act as exclusive advisor and arranger for the Credit Facilities.

                  Furthermore, LCPI is pleased to advise you of its commitment to provide the entire amount of the Credit Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

                  It is agreed that LBI will act as the sole and exclusive advisor and arranger for the Credit Facilities and that LBI will, in such capacity, perform the duties and exercise the authority customarily performed and exercised by it in such role. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Credit Facilities unless you and we shall so agree.

                  We intend to syndicate the Credit Facilities to a group of financial institutions (together with LCPI, the "Lenders") identified by us in consultation with you. LBI intends to commence syndication efforts promptly upon the execution of this Commitment Letter by you, and you agree actively to assist LBI in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with LBI, of one or more meetings of prospective Lenders. You also agree that, at your expense, you will work with LBI and LCPI to procure a rating for the Credit Facilities by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

                  LBI will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist LBI in its syndication efforts, you agree promptly to prepare and provide to LBI and LCPI all information with respect to the Borrower and its subsidiaries, the Plan and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Credit Facilities. You hereby represent and covenant that (a) all information (including, without limitation, the disclosure statement related to the Plan) other than the Projections (the "Information") that has been or will be made available to LBI and LCPI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to LBI and LCPI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Credit Facilities we may use and rely on the Information and Projections without independent verification thereof.

                  As consideration for LCPI's commitment hereunder and LBI's agreement to perform the services described herein, you agree to pay to LCPI the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

                  The commitments and agreements of LBI and LCPI described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole (other than the continuation of the Bankruptcy Case and the consequences that would normally result therefrom); (b) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof,
(c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the syndication of the Credit Facilities, (d) our satisfaction that prior to and during the syndication of the Credit Facilities (but subsequent to your executing and delivering this Commitment Letter) there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any affiliate thereof, (e) the entry by the Bankruptcy Court of a final order in form and substance satisfactory to LBI and LCPI confirming the Plan in accordance with Section 1129 of the Code, (f) the negotiation, execution and delivery of definitive documentation with respect to the Credit

Facilities satisfactory to LCPI and its counsel and the occurrence of the Closing Date thereunder on or before October 31, 1998 and (g) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of LCPI's commitment hereunder and of the Credit Facilities are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of LCPI and the Borrower.

                  You agree (a) to indemnify and hold harmless LBI, LCPI, their respective affiliates and their respective officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facilities, the use of the proceeds thereof, the Plan or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person or of such other indemnitee of which such indemnified person is an officer, director, employee, advisor, agent, affiliate or controlling person, and (b) to reimburse LBI and LCPI and their affiliates for all reasonable out-of-pocket expenses (including consultant's fees and expenses, due diligence expenses, syndication expenses, travel expenses, printing and distribution expenses, expenses associated with lenders' meetings, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Credit Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Credit Facilities.

                  You acknowledge that LBI and its affiliates (the term "LBI" being understood to refer hereinafter in this paragraph to include such affiliates, including LCPI) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. LBI will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by LBI of services for other companies or persons, and LBI will not furnish any such information to other companies or persons. You also acknowledge that LBI has no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies or persons. You also acknowledge and agree that LBI may disclose confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter to any actual or potential syndicate participant, provided that each such participant has been notified of the confidential nature of such information.

                  This Commitment Letter shall not be assignable by you without the prior written consent of LBI and LCPI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and LBI and LCPI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                  This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your directors, officers, agents and advisors who are directly involved in the consideration of this matter, (b) to the Official Creditors Committee in the Bankruptcy Case and its advisors (legal and financial), or (c) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof); provided that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

                  The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or LCPI's commitment hereunder.

                  LBI also will provide financial advisory services to the Borrower with respect to the transaction to which this Commitment Letter relates. The Borrower agrees that LBI has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Borrower. Furthermore, the Borrower agrees to include a reference to LBI's role as financial advisor in any press release announcing the transaction.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to LCPI executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on August 8, 1998. The commitments and agreements of LBI and LCPI herein will expire at such time in the event LCPI has not received such executed counterparts in accordance with the immediately preceding sentence. Moreover, the commitments and agreements of LBI and LCPI herein will expire at 5:00 p.m., New York City time, on August 21, 1998, in the event LCPI has not received payment of 25% of the Underwriting Fee pursuant to the Fee Letter by such time.

                  LBI and LCPI are pleased to have been given the opportunity to assist you in connection with this financing, and we look forward to working with you.

                                        Very truly yours,

                                        LEHMAN COMMERCIAL PAPER INC.

                                        By:
                                            -----------------------------------
                                               Title:  Authorized Signatory

                                        LEHMAN BROTHERS INC.

                                        By:
                                            -----------------------------------
                                               Title:  Authorized Signatory

Accepted and agreed to as of the date first written above by:

HARVARD INDUSTRIES, INC.

By:
    -----------------------------------
     Title:

                                                                   Exhibit A

                            HARVARD INDUSTRIES, INC.

                         $165,000,000 CREDIT FACILITIES

                        Summary of Terms and Conditions

                                 July 31, 1998

                        -------------------------------

I.       Parties
         -------
     Borrower:                        Harvard Industries, Inc., a Florida or
                                      Delaware corporation, as the case may be, as a reorganized debtor (the "Borrower").

     Guarantors:                      Each of the Borrower's direct and
                                      indirect subsidiaries (the "Guarantors";
                                      the Borrower and the Guarantors,
                                      collectively, the "Credit Parties").

     Advisor and Arranger:            Lehman Brothers Inc. (in such capacity,
                                      the "Arranger").

     Syndication Agent:               Lehman Commercial Paper Inc. (the
                                      "Syndication Agent").

     Administrative Agent:            Lehman Commercial Paper Inc. (the
                                      "Administrative Agent").

     Lenders: A syndicate of banks, financial institutions and other entities arranged by the Syndication Agent (collectively, the "Lenders").


II.      Types and Amounts of
         --------------------
         Credit Facilities
         -----------------

A.   Term Loan Facilities

     Types and Amounts of             Term Loan Facilities (the "Term Loan
     Facilities:                      Facilities") in an aggregate amount of
                                      $100,000,000 (the loans thereunder,
                                      the "Term Loans") as follows:

                                      Tranche B Term Loan Facility: A four-year term loan facility (the "Tranche B Term Loan Facility") in an aggregate principal amount equal to $50,000,000 (the loans thereunder, the "Tranche B Term Loans"). The Tranche B Term Loans shall be repayable in quarterly installments in an aggregate principal amount for each year following the Closing Date (as defined below) equal to the amount set forth opposite such year below (with the installments in each such year being equal in amount):


                                      Period                                          Principal Amount
                                      ------                                          -----------------

                                      Closing Date to First Anniversary                $1,000,000

                                      First Anniversary to Second                      $1,000,000
                                      Anniversary

                                      Second Anniversary to Third                      $1,000,000
                                      Anniversary

                                      Third Anniversary to Fourth                      $1,000,000
                                      Anniversary


                                      provided that the principal amount
                                      outstanding shall be paid in full at
                                      maturity.

                                      Tranche C Term Loan Facility: A four and one-half-year term loan facility (the "Tranche C Term Loan Facility") in an aggregate principal amount equal to $50,000,000 (the loans thereunder, the "Tranche C Term Loans"). The Tranche C Term Loans shall be repayable in quarterly installments in an aggregate principal amount for each year following the Closing Date (as defined below) equal to the amount set forth opposite such year below (with the installments in each such year being equal in amount):


                                      Period                                                   Principal Amount
                                      ------                                                   ----------------

                                      Closing Date to First Anniversary                        $1,000,000

                                      First Anniversary to Second                              $1,000,000
                                      Anniversary

                                      Second Anniversary to Third                              $1,000,000
                                      Anniversary

                                      Third Anniversary to Fourth                              $1,000,000
                                      Anniversary

                                      Fourth Anniversary to End of Six-                        $500,000
                                      Month Period Thereafter


                                      provided that the principal amount
                                      outstanding shall be paid in full at
                                      maturity.

                                      On the basis of market reception during
                                      the syndication process, the Syndication
                                      Agent may determine, in its sole
                                      discretion, to increase or decrease the
                                      amount of the Tranche B Term Loan
                                      Facility, and to correspondingly decrease or increase the amount of the Tranche C Term Loan Facility, provided that the aggregate amount of the Term Loan Facilities will equal $100,000,000.

     Availability:                    The Term Loans shall be made in a single
                                      drawing on the Closing Date (as defined
                                      below).

     Purpose: The proceeds of the Term Loans shall be used to refinance indebtedness and other obligations of the Borrower under the existing senior secured DIP post-petition financing pursuant to
                                      Section 364 of the Bankruptcy Code
                                      pursuant to the Borrower's plan of
                                      reorganization (the "Plan"), which Plan
                                      shall be in form and substance reasonably satisfactory to the Syndication Agent, in the Borrower's Chapter 11 case under the Bankruptcy Code, following confirmation thereof in accordance with Section 1129 of the Bankruptcy Code by the Bankruptcy Court and upon consummation thereof (the "Reorganization"), and to pay related fees and expenses.

B.       Revolving Credit
         ----------------
         Facility
         --------

     Type and Amount of Facility:     Three-year revolving credit facility (the
                                      "Revolving Credit Facility"; together
                                      with the Term Loan Facility, the "Credit
                                      Facilities") in the amount of $65,000,000
                                      (the loans thereunder, the "Revolving
                                      Credit Loans").

     Availability:                    The Revolving Credit Facility shall be
                                      available on a revolving basis during the period commencing on the Closing Date and ending on the third anniversary thereof
                                      (the "Revolving Credit Termination
                                      Date").

     Letters of Credit:               A portion of the Revolving Credit
                                      Facility not in excess of $25,000,000
                                      shall be available for the issuance of
                                      letters of credit (the "Letters of
                                      Credit") by a Lender to be selected in
                                      the syndication process, which Lender
                                      shall be reasonably satisfactory to the
                                      Borrower (in such capacity, the "Issuing
                                      Lender"). No Letter of Credit shall have an expiration date after the earlier of
                                      (a) one year after the date of issuance
                                      and (b) five business days prior to the
                                      Revolving Credit Termination Date,
                                      provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

                                      Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Credit Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Credit Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

     Swing Line Loans:                A portion of the Revolving Credit
                                      Facility not in excess of $10,000,000
                                      shall be available for swing line loans
                                      (the "Swing Line Loans") from a Lender to be selected in the syndication process
                                      (in such capacity, the "Swing Line
                                      Lender") on same-day notice. Any such
                                      Swing Line

                                      Loans will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. Each Lender under the Revolving Credit Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swing Line Loan.

     Maturity:                        The Revolving Credit Termination Date.

     Purpose: The proceeds of the Revolving Credit Loans shall be used to finance the working capital needs of the Borrower and its subsidiaries in the ordinary course of business.

III.     Certain Payment
         ---------------
         Provisions
         ----------

     Fees and Interest Rates:         As set forth on Annex I.

     Optional Prepayments and         Loans may be prepaid and commitments
     Commitment Reductions:           may be reduced by the Borrower in minimum
                                      amounts to be agreed upon. Optional
                                      prepayments of the Term Loans
                                      shall be applied to the Tranche B Term
                                      Loans and the Tranche C Term Loans
                                      ratably and to the installments thereof
                                      in inverse order of maturity and may not be reborrowed. Notwithstanding the foregoing, so long as any Tranche B Term
                                      Loans are outstanding, each holder of
                                      Tranche C Term Loans shall have the right to refuse all or any portion of such prepayment allocable to its Tranche C
                                      Term Loans, as the case may be, and the
                                      amount so refused will be applied to
                                      prepay the Tranche B Term Loans.

     Mandatory Prepayments and        The following amounts shall be applied to
     Commitment Reductions:           prepay the Term Loans and reduce the
                                      Revolving Credit Facility:

                                      (a) 100% of the net proceeds of any sale or issuance of equity or the incurrence of certain indebtedness after the Closing Date by the Borrower or any of its subsidiaries;

                                      (b) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Borrower or any of its subsidiaries of any assets (except for the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on); provided that, notwithstanding the foregoing, so long as no event of default has occurred and is continuing, the Borrower shall be permitted to exclude (i) the net proceeds of any sale of the assets constituting the Toledo, Greeneville, Tiffin, and Harman facilities (collectively, the "Designated Facilities") and (ii) the net proceeds of a disposition arising from casualty or condemnation provided that, in each case, the Borrower reinvests such net proceeds within one year of the receipt thereof to acquire assets useful to the business; and

                                      (c) 100% of excess cash flow (to be
                                      defined in a mutually satisfactory
                                      manner) for each fiscal year of the
                                      Borrower (commencing with the
                                      fiscal year in which the Closing Date
                                      occurs).

                                      The amounts generated pursuant to clauses
                                      (a), (b) and (c) above shall be applied, first, to the prepayment of the Tranche B Term Loans, second, to the permanent reduction of the Revolving Credit Facility and, third, to the prepayment of the Tranche C Term Loans. Each such prepayment of the Term Loans shall be applied to the installments thereof in inverse order of maturity and may not be reborrowed. The Revolving Credit Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Credit Facility.

     Tranche C Prepayment Premium:    Optional prepayments and mandatory
                                      prepayments of the Tranche C Term Loans
                                      shall be accompanied by the payment of a premium in the amounts set forth below during the periods set forth below:

                                      Period                                  Prepayment Premium (expressed
                                      ------                                  as a % of prepayment amount)
                                                                              ----------------------------

                                      Closing Date to First Anniversary                         3%

                                      First Anniversary to Second                               2%
                                      Anniversary

                                      Second Anniversary to Third                               1%
                                      Anniversary

IV.      Collateral                   The obligations of each Credit Party in
         ----------                   respect of the Credit Facilities shall be
                                      secured by a perfected security interest in all of its tangible and intangible assets (including, without limitation, intellectual property, real property and all of the capital stock of each of its direct and indirect subsidiaries), except for those assets as to which the Syndication Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby. It is understood that the Lenders shall release their security interests in the assets comprising each Designated Facility upon the closing of the sale of such Designated Facility.

                                      The Revolving Credit Facility and the
                                      Tranche B Term Loan Facility shall rank
                                      first in priority with respect to all
                                      assets of each Credit Party constituting collateral; and the Tranche C Term Loan Facility shall rank second in priority with respect to all assets of each Credit Party constituting collateral.

V.       Certain Conditions
         ------------------

     Initial Conditions:              The availability of the Credit Facilities
                                      shall be conditioned upon satisfaction
                                      of, among other things, the following
                                      conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "Closing Date") on or before October
                                      31, 1998:

                                      (a) Each Credit Party shall have executed and delivered satisfactory definitive financing documentation with respect to the Credit Facilities (the "Credit Documentation").

                                      (b) The entry of a final order of the
                                      Bankruptcy Court, no later than October
                                      31, 1998, in form and substance
                                      satisfactory to the Syndication Agent
                                      confirming the Plan in accordance with
                                      Section 1129 of the Bankruptcy Code,
                                      which order shall be in full force and
                                      effect and shall not have been stayed,
                                      reversed, vacated or otherwise modified.

                                      (c) The Reorganization shall have been
                                      consummated pursuant to satisfactory
                                      documentation, and no provision thereof
                                      shall have been waived, amended,
                                      supplemented or otherwise modified.

                                      (d) The Lenders, the Administrative
                                      Agent, the Syndication Agent and the
                                      Arranger shall have received all fees
                                      required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                                      (e) All governmental and third party
                                      approvals (including landlords' and other consents) necessary or, in the discretion of the Syndication Agent, advisable in connection with the Reorganization, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Reorganization or the financing thereof.

                                      (f) The Lenders shall have received (i)
                                      satisfactory audited consolidated
                                      financial statements of the Borrower for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

                                      (g) The Lenders shall have received a
                                      satisfactory pro forma consolidated
                                      balance sheet of the Borrower as at the
                                      date of the most recent consolidated
                                      balance sheet delivered pursuant to
                                      paragraph (f) above, adjusted to give
                                      effect to the consummation of the
                                      Reorganization and the financings
                                      contemplated hereby as if such
                                      transactions had occurred on such date.

                                      (h) The financial projections included in the disclosure statement related to the Plan shall be substantially the same as the financial projections heretofore provided to the Arranger.

                                      (i) The Lenders shall have received the
                                      results of a recent lien search in each
                                      relevant jurisdiction with respect to the Borrower and its subsidiaries, and such search shall reveal no liens on any of the assets of the Borrower or its subsidiaries except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation (which may include the Plan and the order confirming the Plan) satisfactory to the
                                      Administrative Agent.

                                      (j) The pre- and post-consummation fees
                                      and expenses to be incurred in connection with the Reorganization and the financing thereof shall not exceed $21,500,000 in the aggregate.

                                      (k) The Lenders shall have received such legal opinions (including opinions (i) from counsel to the Borrower and its subsidiaries and (ii) from such special and local counsel as may be required by the Syndication Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

     On-Going Conditions:             The making of each extension of credit
                                      shall be conditioned upon (a) the
                                      accuracy of all representations and
                                      warranties in the Credit Documentation
                                      (including, without limitation, the
                                      material adverse change and litigation
                                      representations) and (b) there being no
                                      default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.
                                      As used herein and in the Credit
                                      Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole, or
                                      (b) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.

VI.      Certain Document Matters
                                      The Credit Documentation shall contain
                                      representations, warranties, covenants
                                      and events of default customary for
                                      financings of this type and other terms
                                      deemed appropriate by the Lenders,
                                      including, without limitation:

     Representations and Warranties:  Financial statements (including pro forma financial statements); absence of
                                      undisclosed liabilities; no material
                                      adverse change; corporate existence;
                                      compliance with law; corporate power and authority; enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; no burdensome restrictions; taxes; Federal Reserve regulations; ERISA; Investment Company Act;

                                      subsidiaries; environmental matters;
                                      solvency; labor matters; accuracy of
                                      disclosure; creation and perfection of
                                      security interests; and Year 2000
                                      matters.

     Affirmative Covenants:           Delivery of financial statements,
                                      reports, accountants' letters,
                                      projections, officers' certificates and
                                      other information requested by the
                                      Lenders; payment of other obligations;
                                      continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations;
                                      maintenance of property and insurance;
                                      maintenance of books and records; right
                                      of the Lenders to inspect property and
                                      books and records; notices of defaults,
                                      litigation and other material events;
                                      compliance with environmental laws;
                                      further assurances (including, without
                                      limitation, with respect to security
                                      interests in after-acquired property);
                                      and agreement to obtain within 90 days
                                      after the Closing Date interest rate
                                      protection for at least $60,000,000 of
                                      the Credit Facilities on terms and
                                      conditions satisfactory to the
                                      Syndication Agent.

     Financial Covenants:             Financial covenants (including, without
                                      limitation, (i) minimum EBITDA/interest,
                                      (ii) maximum debt/ EBITDA, (iii) minimum fixed charge coverage and (iv) maximum capital expenditures).

     Negative Covenants:              Limitations, subject to certain
                                      exceptions to be agreed upon, on:
                                      indebtedness (including preferred stock
                                      of subsidiaries); liens (with an
                                      exception, to the extent it constitutes a lien, for the rights of General Motors
                                      Corporation under the Accommodation
                                      Agreement and the Access and Occupancy
                                      Agreement); guarantee obligations;
                                      mergers, consolidations, liquidations and dissolutions; sales of assets (with exceptions for Designated Facilities);
                                      leases; dividends and other payments in
                                      respect of capital stock; capital
                                      expenditures; investments, loans and
                                      advances; optional payments and
                                      modifications of subordinated and other
                                      debt instruments; transactions with
                                      affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses;
                                      changes in lines of business.

     Events of Default:               Nonpayment of principal when due;
                                      nonpayment of interest, fees or other
                                      amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default;
                                      bankruptcy events; certain ERISA events;
                                      material judgments; actual or asserted
                                      invalidity of any material guarantee or
                                      security document or security interest;
                                      and a change of control (the definition
                                      of which is to be agreed).

     Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Term Loans, Revolving Credit Loans and unused commitments under the Credit Facilities, except that (a) the consent of each Lender affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral.

     Assignments and Participations:  The Lenders shall be permitted to assign and sell participations in their Loans
                                      and commitments, subject, in the case of assignments (other than assignments (i) by the Syndication Agent, (ii) to another Lender or to an affiliate of a Lender or
                                      (iii) of funded Term Loans), to the
                                      consent of the Syndication Agent, the
                                      Administrative Agent, and the Borrower
                                      (which consent in each case shall not be unreasonably withheld). Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be (x) in the case of the Revolving Credit Facility and the Tranche B Term Loan Facility, $5,000,000, and (y) in the case of the Tranche C Term Loan Facility, $1,000,000, in each case unless otherwise agreed by the Borrower, the Syndication Agent and the Administrative Agent. Participants shall have the benefit of yield protection and increased cost provisions to the same extent as their fronting lenders. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Credit Facilities only upon request.

     Yield Protection:                The Credit Documentation shall contain
                                      customary provisions (a) protecting the
                                      Lenders against increased costs or loss
                                      of yield resulting from changes in
                                      reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex 1) on a day other than the last day of an interest period with respect thereto.

     Expenses and Indemnification:    The Borrower shall pay (a) all reasonable
                                      out-of-pocket expenses of the
                                      Administrative Agent, the Syndication
                                      Agent and the Arranger associated with
                                      the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit
                                      Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the
                                      Administrative Agent, the Syndication
                                      Agent and the Lenders (including the
                                      fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation.

                                      The Administrative Agent, the Syndication
                                      Agent, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party or of such other indemnitee of which such indemnified person is an officer, director, employee, advisor, agent, affiliate or controlling person).

     Governing Law and Forum:         State of New York.

     Counsel to the Administrative    Simpson Thacher & Bartlett.
     Agent, the Syndication Agent
     and the Arranger:

                                                                    Annex I
                                                                    -------

                                             Interest and Certain Fees
                                             -------------------------

Interest Rate Options:                 The Borrower may elect that the Loans
                                       comprising each borrowing bear
                                       interest at a rate per annum equal to:

                                             the Base Rate plus the Applicable
                                             Margin; or

                                             the Eurodollar Rate plus the
                                             Applicable Margin.

                                       provided, that all Swing Line Loans
                                       shall bear interest based upon the Base
                                       Rate.

                                       As used herein:

                                       "Base Rate" means the highest of (i) the rate of interest publicly announced by Citibank, N.A. as its prime rate in effect at its principal office in New York City (the "Prime Rate"), (H) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% and (iii) the federal funds effective rate from time to time plus 0.5%.

                                       "Applicable Margin" means (a) during the period from the Closing Date through December 31, 1998, (i) 2.00% in the case of Base Rate Loans which are Tranche B Term Loans, (ii) 3.00% in the case of Eurodollar Loans which are Tranche B Term Loans, (iii) 2.75% in the case of Base Rate Loans which are Tranche C Term Loans, (iv) 3.75% in the case of Eurodollar Loans which are Tranche C Term Loans, (v) 2.00% in the case of Base Rate Loans which are Revolving Credit Loans and (vi) 3.00% in the case of Eurodollar Loans which are Revolving Credit Loans and (b) thereafter, a percentage to be determined based on leverage.

                                      "Eurodollar Rate" means the rate
                                      (adjusted for statutory reserve
                                      requirements for eurocurrency
                                      liabilities) at which eurodollar deposits for one, two, three or six months (as selected by the Borrower) are offered in the interbank eurodollar market.

Interest Payment Dates:               In the case of Loans bearing interest
                                      based upon the Base Rate ("Base Rate
                                      Loans"), quarterly in arrears.

                                      In the case of Loans bearing interest
                                      based upon the Eurodollar Rate
                                      ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment                             Fees: The Borrower shall pay a
                                       commitment fee calculated at the rate of 0.75% per annum on the average daily unused portion of the

                                      Revolving Credit Facility, payable
                                      quarterly in arrears. Swing Line Loans
                                      shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Credit Facility.

Letter of Credit Fees:                The Borrower shall pay a commission on
                                      all outstanding Letters of Credit at a
                                      per annum rate equal to the Applicable
                                      Margin then in effect with respect to
                                      Eurodollar Revolving Credit Loans on the face amount of each such Letter of Credit. Such commission shall be shared ratably among the Lenders participating in the Revolving Credit Facility and shall be payable quarterly in arrears.

                                      In addition to letter of credit
                                      commission, a fronting fee equal to .25% per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Default Rate:                         At any time when the Borrower is in
                                      default in the payment of any amount of
                                      principal due under the Credit Facilities, such amount shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to Base Rate Loans.

Rate and Fee Basis:                   All per annum rates shall be calculated on
                                      the basis of a year of 360 days (or
                                      365/366 days, in the case of Base Rate
                                      Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                  EXHIBIT "B"

                          DOEHLER-JARVIS, INC., et al.

                            CIT Commitment Letter

The CIT Group
Business Credit
1211 Avenue of the Americas
New York, NY 10036
212-536-1200


[LOGO]

                                                               August 10, 1998

The companies listed on
   Schedule A hereto
c/o Harvard Industries, Inc.
3 Werner Way
Suite 210
Lebanon, NJ 08833
Attention:  Roger Pollazzi

Dear Roger:

It has been a pleasure working with you towards our providing the companies listed on Schedule A hereto (the "Borrowers") with a credit facility to refinance present debt incurred pursuant to the Post-Petition Loan and Security Agreement dated May 8, 1997, as amended, and provide working capital loans thereafter. In connection therewith, The CIT Group/Business Credit, Inc. (the "Lender") is pleased to inform you that we have approved a secured committed credit facility to the Borrowers in the aggregate amount of $125,000,000 ("Line of Credit"), consisting of, and subject to, the following:

Revolving Line of Credit

1. A revolving Line of Credit (the "Revolving Line of Credit") evidenced by a Financing Agreement ("Agreement") providing for revolving advances ("Revolving Loans") and Letters of Credit (as hereinafter defined) up to the lesser of (a) $75,000,000 or (b) (i) the sum of'(A) eighty-five percent (85%) of eligible accounts receivable plus (B) sixty percent (60%) of eligible raw and finished inventory plus (C) twenty-five percent (25%) of eligible work in process inventory of each of the Borrowers plus (D) thirty-three percent (33%) of eligible tooling inventory (subject to tooling being in place and in use at all times) in the aggregate at any time. After giving effect to all Revolving Loans and Letters of Credit to be extended at closing, the Borrowers' excess revolving loan availability, at the closing only, must be at least $25,000,000. Such requirement contemplates that all of the Borrowers' debts, obligations and payables are then current in accordance with its usual business practices.

Term Loan

2. A Term Loan in the amount of $50,000,000 ("Term Loan") to be amortized on an annual basis as follows:

      Year 1                  $ 1,500,000
      Year 2                  $ 1,500,000
      Year 3                  $ 7,500,000
      Year 4                  $ 7,500,000
      Year 5                  $ 7,500,000
      Maturity                $24,500,000
                              -----------
      Total                   $50,000,000
                              ===========

Letter of Credit Subline

3. Within the Revolving Line of Credit, the Lender will assist the Borrowers in opening up to $25,000,000 at any time of standby letters of credit (the "Letters of Credit") for business purposes unrelated to the purchase of inventory. All Letters of Credit shall be reserved from availability.

Term

4. The Agreement shall have an initial term of five years from the effective date of the Borrowers' Plan of Reorganization confirmed by the U.S. Bankruptcy Court (the "Effective Date").

Interest Rates and Fees

5. Interest shall be computed and payable monthly on: (i) all outstanding Revolving Loans under the Agreement at a rate equivalent to The Chase Manhattan Bank Rate plus the Applicable Margin or, at the Borrowers' option, LIBOR plus the Applicable Margin; and (ii) the Term Loan at a rate equivalent to The Chase Manhattan Bank Rate plus the Applicable Margin or, at the Borrowers' option, LIBOR plus the Applicable Margin. The Chase Manhattan Bank Rate is the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. Such rate is not intended to be the lowest rate charged by The Chase Manhattan Bank to its borrowers. The Borrowers may elect to use LIBOR provided (i) the Borrowers give the Lender three business days prior notice of such election and (ii) there is then no unwaived or uncured default under the Agreement.

      The Applicable Margin shall be determined by utilizing an Applicable Margin Grid, with the applicable pricing levels to be determined by the Lender upon receipt prior to Closing of a revised financial plan of the Borrowers, in form and substance satisfactory to the Lender. Such Applicable Margin Grid shall increase and decrease Applicable Margins for each interest rate option based upon the Borrowers' consolidated EBITDA, determined monthly on a rolling 12 month basis, upon receipt of the Borrowers' most recent monthly interim financial statements, provided no Default or Event of Default under the Agreement has occurred or is continuing. Any increases or decreases to the Applicable Margin will commence on the first day of each month immediately following receipt of such financial statements, and will remain in effect (so long as no Default or Event of Default under the Agreement shall be in existence) until the Lender's receipt of the Borrowers' subsequent monthly financial statements demonstrating that the Applicable Margin should be increased or decreased, as the case may be. The Borrowers' initial interest rate options from the Closing until the date such financial statements first become available shall be (i) for Revolving Loans, The Chase Manhattan Bank Rate plus 0.50% per annum or, at the Borrowers' option, LIBOR plus 2.50% per annum; and (ii) for the Term Loan, The Chase Manhattan Bank Rate plus 0.75% per annum or, at the Borrowers' option, LIBOR plus 3.00% per annum.

      Collections will be credited to the Borrowers' account upon the Lender's receipt of good funds at its bank account in New York, New York.

6. In addition to passing along all charges imposed on the Lender by the Letter of Credit issuing bank, the Lender shall earn a fee equal to one and one quarter percent (1.25%) per annum, payable monthly, on the face amount of each standby Letter of Credit.

7. An Unused Line Fee of one-half percent (0.50%) per annum, shall be payable at the end of each month, computed on the difference between the Revolving Line of Credit and the sum of (i) the average daily Revolving Loan balance due the Lender plus (ii) the average daily balance of outstanding Letters of Credit.

8. An Agent Fee (the "Agent Fee"), in the amounts set forth in that certain letter issued by the Lender to the Borrowers in conjunction with this letter (the "Rate & Fee Letter"), shall be payable on the date of closing and annually thereafter.

9. An Arrangement Fee (the "Arrangement Fee"), in the amount set forth in the Rate & Fee Letter, shall be payable on the date of closing.

10. A Facility Fee (the "Facility Fee"), shall be payable in the amounts and at the times set forth in the Rate & Fee Letter.

11. A Commitment Extension Fee, shall be payable in the amounts and at the times set forth in the Rate & Fee Letter.

12. The Borrowers may prepay at any time, in whole in part, the Term Loan, and may terminate the Agreement at any time. The Term Loan shall be due and payable in full upon any termination of the Agreement. Should the Borrowers so terminate the Agreement during the period from the closing date through the third anniversary thereof, the Lender shall earn and shall be paid an Early Termination Fee determined by multiplying the Line of Credit by the following percentages:

         Year 1                    3.0%
         Year 2                    2.0%
         Year 3                    1.0%
         thereafter                0.0%

Collateral

13. To secure all obligations due the Lender by the Borrowers, (i) the Borrowers will grant the Lender a first and exclusive lien on all of the Borrowers' present and future accounts receivable, inventory, trademarks, patents, general intangibles, equipment, real estate, and all other assets and properties, and the proceeds of each of the foregoing, and (i) the Borrowers' current shareholders (except for the shareholders of Harvard Industries, Inc.) will pledge to the Lender the issued and outstanding stock of any subsidiaries of the Borrowers and the proceeds of each of the foregoing.

Guarantees

14. Each Borrower shall provide the Lender with an unconditional and unlimited guarantee.

Covenants

15. The Agreement will contain such warranties, representations, covenants and events of default as are customary for financing transactions of this type, including but not limited to the following: (i) restrictions on the Borrowers' ability to finance equipment during the first three years following Closing in excess of the following aggregate cumulative amounts: (x) from Closing until the first anniversary thereof, $4,000,000; (y) from Closing until the second anniversary thereof, $8,000,000; and (z) from Closing until the third anniversary thereof, $12,000,000; and (ii) a requirement that the Borrowers shall have received net sale proceeds of not less than $8,000,000 in the aggregate from the sale of equipment and real property by DJ-Toledo prior to December 31, 1998, and $15,000,000 in the aggregate from the sale of such equipment and real property prior to June 30, 1999. The Borrowers will provide to the Lender, among other things, monthly interim financial statements. The year-end statements must be certified by an independent public accountant mutually acceptable to each of the Lender and the Borrowers. The Agreement also will contain a provision that if the assets of Doehler-Jarvis Greeneville Inc. ("Greeneville") are sold, the net proceeds thereof will be applied first to the Term Loan to the extent of the Term Loan allocable to Greeneville, and thereafter to the Revolving Loans.

Out of Pocket Expenses

16. The Borrowers shall reimburse the Lender (whether or not this transaction is consummated) for out-of-pocket costs and expenses (including reasonable fees and expenses of outside legal counsel) incurred in connection with the Agreement, including, but not limited to, those incurred by the Lender in connection with the preparation, execution and closing of this financing transaction, and the perfection of liens and security interests.

Conditions of Closing

17. The foregoing is furnished as a means of affording the Borrowers a guide to, and an outline of, the material terms and conditions of the commitment. Moreover, you appreciate that the foregoing is subject to:

      (a)   successful completion of all the above items;

      (b) the execution and delivery of appropriate legal documentation which must be satisfactory in form and substance to each of the Borrowers and the Lender and to their respective counsel;

      (c) the Lender's satisfaction with the financial condition of the Borrowers and an updated examination of the books and records of the Borrowers;

      (d) the absence of any material adverse change in the financial condition, business, prospects, profitability, assets or operations of the Borrowers from June 30, 1998. It is understood and agreed that any adverse change in the terms, conditions, assumptions or projections supplied to the Lender by the Borrowers and on which the Lender based its decision to issue this letter may, in the Lender's reasonable business discretion, be construed by the Lender as a material adverse change;

      (e) the secured subordinated debt currently held by MagTen and Pacholder shall have been increased to not less than $40,000,000 (from $25,000,000), shall bear interest at a rate of between 11.0% and 14.5% per annum, shall have a maturity date later than the maturity date of the secured credit facilities offered by the Lender hereby and shall contain PIK and other features satisfactory to the Lender. The terms and provisions of such secured subordinated debt (including the terms of the subordination and the respective priorities of claims, security interests and liens, and the procedures for the enforcement thereof, each as set forth in an appropriate intercreditor agreement) must be satisfactory to the Lender in all respects;

      (f) the Lender's receipt of, and satisfaction with, an appraisal indicating (i) an orderly liquidation value ("OLV") of the Borrowers' real estate of at least $4,000,000, and (ii) an OLV of the Borrowers' machinery and equipment and construction-in-progress of at least $70,000,000 (inclusive of Greenville), in each case as of the Effective Date. The appraisals must be performed by an appraiser mutually agreed upon who will be retained by the Lender but paid for by the Borrower;

      (g) the terms of the Borrowers' Plan of Reorganization (including the Disclosure Statement prepared in connection therewith) shall be acceptable to the Lender;

      (h) all existing senior management of the Borrowers, comprising Roger Pollazzi, Ted Vogtman, Vince Toscano and Joseph Gagliardi, shall remain in place following the Effective Date;

      (i) all claims by any parties in interest relating to the Prepetition Loan Agreement shall have been released (on terms and conditions satisfactory to the Lender in its sole discretion) as of the earliest of (i) the date on which the Borrowers accept this commitment as provided herein; (ii) the date on which this commitment is approved by the Court (the "Court") having jurisdiction of the Borrowers' chapter 11 cases; and (iii) the date on which a plan of reorganization is confirmed by the Court with respect to any of the Borrowers; and

      (j)   the Effective Date shall occur on or prior to December 31, 1998.

Confidentiality

18. This letter together with the Rate & Fee Letter and the financing arrangements described herein are delivered with the understanding that neither this letter nor the substance of the proposed financing arrangements contained herein shall be disclosed by the Borrowers to anybody outside their organization, except to those professional advisors who are in a confidential relationship with the Borrowers and require knowledge thereof to perform their duties (such as legal counsel, accountants and financial advisors), or where disclosure is required by law.

We each hereby expressly waive any right to trial by jury of any claim, action or cause of action arising under this letter, any transaction related thereto, or any other instrument, document or agreement executed or delivered in connection herewith, whether sounding in contract, tort or otherwise.

This letter together with the Rate & Fee Letter (a) embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this letter and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, and (b) can be changed only by a writing signed by each of the parties hereto and shall bind and benefit each of such parties and their respective successors and assigns.

If the foregoing is acceptable to you, please so indicate by signing and returning to us the enclosed copies of this letter and the Rate & Fee Letter not later than the close of business on August 18, 1998, together with that portion of the Facility Fee payable upon acceptance hereof. If not accepted by you as herein provided, this commitment shall expire at the close of business on August 18, 1998. If accepted in accordance with the terms hereof and upon payment of all amounts required herein and in the Rate & Fee Letter, the financing offered herein will expire at the close of business on the earlier of (i) the Effective Date and (ii) October 31, 1998 unless the definitive documents contemplated hereunder have been fully executed. Notwithstanding the foregoing, if accepted as provided above, the financing offered herein may be extended, at your option, on a month to month basis from October 31, 1998 to the close of business on December 31, 1998, upon payment to the Lender of the Commitment Extension Fee in the amounts set forth in the Rate & Fee Letter.

Upon our receipt from you of executed copies of this letter and the Rate & Fee Letter and all amounts payable pursuant hereto and pursuant to the Rate & Fee Letter, we will sign below to confirm our acceptance and return a fully executed copy to you. We welcome the opportunity to work with you on this transaction and we hope to hear from you soon. Should you have any questions or comments, please feel free to contact us at anytime.

                                          Very truly yours,

                                          THE CIT GROUP/BUSINESS CREDIT, INC.


                                          By: /s/
                                              --------------------------------
                                          Title:  Vice President




Read and Agreed on this      day of         , 1998;
                       ------       --------


The Borrowers listed on
  Schedule A hereto

By:/s/
   -----------------------------------
Title:  Chief Operating Officer




                                          Commitment Letter Timely Accepted;
                                          THE CIT GROUP/BUSINESS CREDIT, INC.


                                          By: /s/
                                              --------------------------------
                                          Title:  Vice President

                                  Schedule A

Harvard Industries, Inc.
The Kingston-Warren Corporation
Hannon Automotive, Inc.
Hayes-Albion Corporation
Doehler-Jarvis, Inc.
Doehler-Jarvis Greeneville, Inc.
Doehler-Jarvis Pottstown, Inc.
Doehler-Jarvis Technologies, Inc.
Doehler-Jarvis Toledo, Inc.

                                  EXHIBIT "C"

                          DOEHLER-JARVIS, INC., et al.

                             New Warrant Agreement

                            HARVARD INDUSTRIES, INC.
                                      and
                              [                  ]
                                as Warrant Agent

                 ---------------------------------------------

              Warrants to Purchase 631,578 Shares of Common Stock

                 ---------------------------------------------

                               WARRANT AGREEMENT

                      Dated as of                   , 1998

                               TABLE OF CONTENTS
            [page references are to original document, not exhibit]

                                                                                                                                Page
1. DEFINITIONS.....................................................................................................................1
2. APPOINTMENT OF WARRANT AGENT....................................................................................................2
           2.1.   Appointment......................................................................................................2
3. REGISTRATION, FORM AND EXECUTION OF WARRANTS....................................................................................2
           3.1.   Registration.....................................................................................................2
           3.2.   Form of Warrant..................................................................................................2
           3.3.   Countersignature of Warrants.....................................................................................2
4. EXERCISE OF WARRANTS............................................................................................................2
           4.1.   Manner of Exercise...............................................................................................2
           4.2.   Payment of Taxes.................................................................................................3
           4.3.   Fractional Shares................................................................................................3
5. TRANSFER, DIVISION AND COMBINATION..............................................................................................3
           5.1.   Transfer.........................................................................................................3
           5.2.   Division and Combination.........................................................................................3
           5.3.   Maintenance of Books.............................................................................................3
6. ADJUSTMENTS.....................................................................................................................3
           6.1.   Adjustment for Change in Capital Stock...........................................................................4
           6.2.   Adjustment for Rights Issue......................................................................................4
           6.3.   Adjustment for Other Distributions...............................................................................4
           6.4.   Adjustment for Common Stock Issue................................................................................5
           6.5.   Adjustment for Convertible Securities Issue......................................................................5
           6.6.   Market Price.....................................................................................................6
           6.7.   Consideration Received...........................................................................................6
           6.8.   When Adjustment May Be Deferred..................................................................................7
           6.9.   When No Adjustment Required......................................................................................7
           6.10.  Notice of Adjustment.............................................................................................7
           6.11.  Voluntary Reduction..............................................................................................7
           6.12.  Notice of Certain Transactions...................................................................................7
           6.13.  Preservation of Purchase Rights Upon Reclassification, Consolidation, etc........................................7
           6.14.  Adjustment to the Number of Shares Purchasable Upon Exercise of Warrants;
                  Current Warrant Price Not Less than Par Value....................................................................7
           6.15.  Other Dilutive Events............................................................................................8
           6.16.  Company Determination Final......................................................................................8
           6.17.  Form of Warrants.................................................................................................8
7. NOTICES TO HOLDERS..............................................................................................................8
           7.1.   Notice of Adjustments............................................................................................8
           7.2.   Notice of Corporate Action.......................................................................................8
8. COVENANTS.......................................................................................................................8
9. RESERVATION AND AUTHORIZATION OF COMMON STOCK:
          REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY..............................................................8
10. STOCK AND WARRANT TRANSFER BOOKS...............................................................................................9
11. LOSS OR MUTILATION.............................................................................................................9
12. OFFICE OF COMPANY..............................................................................................................9
13. WARRANT AGENT..................................................................................................................9
           13.1.  Merger or Consolidation or Change of Name of Warrant Agent.......................................................9
           13.2.  Certain Terms and Conditions Concerning the Warrant Agent........................................................9
           13.3.  Change of Warrant Agent.........................................................................................10

                                      (i)

           13.4.  Disposition of Proceeds on Exercise of Warrants, Inspection of Warrant
                  Agreement.......................................................................................................11
14. MISCELLANEOUS.................................................................................................................11
           14.1.  Notice Generally................................................................................................11
           14.2.  Successors and Assigns..........................................................................................11
           14.3.  Amendment.......................................................................................................12
           14.4.  Third-Party Beneficiaries.......................................................................................12
           14.5.  Severability....................................................................................................12
           14.6.  Headings........................................................................................................12
           14.7.  Governing Law...................................................................................................12
           14.8.  Counterparts....................................................................................................12

EXHIBITS

Exhibit A--Form of Warrant Certificate
Exhibit B--Warrant Agent Fees

                                      (ii)

THIS WARRANT AGREEMENT (this "Warrant Agreement"), dated as of
                  , 1998, is made by and between Harvard Industries, Inc., a
Delaware corporation (the "Company"), and                   , a
                  corporation, as warrant agent (the "Warrant Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company will issue to holders of Allowed Interests in Class 7 and 8 under the Plan (as defined below), warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 631,578 shares of its Common Stock pursuant to Articles 6.7 and 6.8 of the Plan, as confirmed by the United States Bankruptcy Court for the District of Delaware (the "Court"), by order
entered                   , 1998, under Title 11 of the United States Code; and

     WHEREAS, the purpose of this Warrant Agreement is to set forth the terms and conditions which shall govern the issuance of all of the Warrants, the purchase of Common Stock of the Company upon the exercise thereof, the adjustments in the terms and price of such Warrants pursuant to the anti-dilution provisions hereof and such other terms and conditions as hereinafter set forth;

     WHEREAS, the Company has requested the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, division, transfer, exchange and exercise of Warrants;

     NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder and hereunder of the Company, the Warrant Agent, and the Holders (as defined below), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Company and the Warrant Agent hereby agree as follows:

1.       DEFINITIONS.

     As used in this Warrant Agreement, the following terms have the respective meanings set forth below:

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Effective Date, other than Warrant Stock.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.01 par value per share, of the Company as constituted on the Effective Date or shortly thereafter, and any capital stock into which such Common Stock may thereafter be changed, and shall also include shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 6.

     "Company" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement.

     "Court" shall have the meaning assigned to such term in the recitals to this Warrant Agreement.

     "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, $41.67 per share of Common Stock, subject to adjustment in accordance with Section 6.

     "Effective Date" shall have the meaning set forth in the Plan.

     "Expiration Date" shall mean                   , 2003.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

     "Holder" shall mean the Person in whose name a Warrant is registered in the warrant register of the Company maintained by or on behalf of the Company for such purpose.

     "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants.

     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean the Debtors' First Amended and Modified Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated August 19, 1998, filed by the Company and its subsidiaries and the Official Committee of Unsecured Creditors, as co-proponents, as may be amended, modified or supplemented in accordance with the terms thereof.

     "Warrant Agent" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement and shall include any successor Warrant Agent hereunder.

     "Warrant Agent's Principal Office" shall mean the principal office of the Warrant Agent in __________ (or such other office of the Warrant Agent or any successor thereto hereunder acceptable to the Company as set forth in a written notice provided to the Company and the Holders).

     "Warrant Agreement" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement.

     "Warrant Price" shall mean an amount equal to (1) the number of shares of Common Stock being purchased upon exercise of a Warrant pursuant to
Section 4.1, multiplied by (2) the Current Warrant Price as of the date of such exercise.

     "Warrants" shall have the meaning assigned to such term in the recitals to this Warrant Agreement, and shall include all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

     "Warrant Stock" shall mean the shares of Common Stock purchased by the Holders of the Warrants upon the exercise thereof.

2.       APPOINTMENT OF WARRANT AGENT.

     2.1.    Appointment.   The Company hereby appoints the Warrant Agent to act
as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

3.       REGISTRATION, FORM AND EXECUTION OF WARRANTS.

     3.1.    Registration.   All Warrants shall be numbered and shall be
registered in a warrant register maintained at the Warrant Agent's Principal Office by the Warrant Agent as they are issues. The Company and the Warrant Agent shall be entitled to treat a Holder as the owner in fact for all purposes whatsoever of each Warrant registered in such Holder's name.

     3.2.    Form of Warrant.   The text of each Warrant and of the Election to
Purchase Form and Assignment Form shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon or facsimile thereof attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

     Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Warrant Agreement.

     Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

     3.3.    Countersignature of Warrants.   Each Warrant shall be manually
countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Warrant Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the President, a Vice President, the Secretary, or an Assistant Secretary of the Company, countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than 1,000,000 shares of Common Stock (subject to adjustment as set forth herein) and shall countersign and deliver such Warrants as otherwise provided in this Warrant Agreement.

4.       EXERCISE OF WARRANTS.

     4.1.    Manner of Exercise.   From and after the Effective Date and until
5:00 p.m., New York City time, on the Expiration Date, a Holder may exercise any of its Warrants, on any Business Day, for all or any part of the number of shares of Common Stock purchasable thereunder.

     In order to exercise a Warrant, in whole or in part, a Holder shall deliver to the Company at the Warrant Agent's Principal Office, (1) a written notice of such Holder's election to exercise such Warrant, which notice shall include the number of shares of Common Stock to be purchased, (2) payment of the Warrant Price for the account of the Company and (3) such Warrant. Such notice shall be substantially in the form of the Election to Purchase Form set forth on the reverse side of the form of Warrant

Certificate attached as Exhibit A hereto, duly executed by such Holder or its agent or attorney. Upon receipt thereof, the Warrant Agent shall, as promptly as practicable, and in any event within five Business Days thereafter, deliver or cause to be delivered to such Holder an executed certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or such other name as shall be designated in such notice. Each Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date such notice, together with cash, or certified check or official bank check or wire transfer in lawful money of the United States of America for payment of the Warrant Price and such Warrant, is received by the Warrant Agent as described above and all taxes required to be paid by such Holder, if any, pursuant to Section 4.2 prior to the issuance of such shares have been paid. If any Warrant shall have been exercised in part, the Warrant Agent shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of such Holder to purchase the unpurchased shares of Common Stock called for by such Warrant, which new Warrant shall in all other respects be identical with the Warrant exercised in part, or, at the request of such Holder, appropriate notation may be made on such exercised Warrant and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Warrant Agent shall not be required to register shares in the name of any Person who acquired a Warrant (or part thereof) or any Warrant Stock otherwise than in accordance with such Warrant and this Warrant Agreement.

     Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check or wire transfer or any combination thereof, duly executed by such Holder or by such Holder's attorney duly authorized in writing.

     4.2.    Payment of Taxes.   All shares of Common Stock issuable upon the
exercise of any Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Holder shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrants or Common Stock.

     4.3.    Fractional Shares.   The Company shall not be required to issue a
fractional share of Common Stock upon exercise of any Warrant. Whenever any distribution of warrants exercisable into fractional shares of Common Stock would otherwise be called for, the actual distribution thereof will reflect a rounding up or down to the nearest share of Common Stock, provided that, whenever any distribution of a Warrant that is exercisable into exactly one-half of a share of Common Stock would otherwise be called for, the actual distribution will reflect a rounding down to the nearest share of Common Stock.

5.       TRANSFER, DIVISION AND COMBINATION.

     5.1.    Transfer.   Transfer of any Warrant and all rights hereunder, in
whole or in part, shall be registered in the warrant register of the Company to be maintained for such purpose at the Warrant Agent's Principal Office, upon surrender of such Warrant at the Warrant Agent's Principal Office, together with a written assignment of such Warrant substantially in the form set forth on the reverse side of the form of Warrant Certificate attached as Exhibit A hereto duly executed by the Holder or its agent or attorney and payment of all funds sufficient to pay any taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment and subject to Section 9 hereof, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of such Warrant not so assigned, and the surrendered Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new warrant issued.

     5.2.    Division and Combination.   Any Warrant may be divided or combined
with other Warrants upon presentation thereof at the Warrant Agent's Principal Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5.1, as to any transfer which may be involved in such division or combination, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     5.3.    Maintenance of Books.   The Warrant Agent agrees to maintain, at
the Warrant Agent's Principal Office, the warrant register for the registration of Warrants and the registration of transfer of the Warrants.

6.       ADJUSTMENTS.

     The Current Warrant Price and the number of Warrant Stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.

     6.1.    Adjustment for Change in Capital Stock.

                If the Company:

                     (a)   pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;
                     (b)   subdivides its outstanding shares of Common Stock into a greater number of shares;
                     (c)   combines its outstanding shares of Common Stock into a smaller number of shares;
                     (d)   makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or
                     (e)   issues by reclassification of Common Stock any shares of its capital stock;

     then the exercise right and the Current Warrant Price in effect immediately prior to such action shall be adjusted so that the holder of Warrants may receive upon exercise of the Warrants the number of shares of capital stock of the Company which it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a distribution and immediately after the effective date in the case of a combination or reclassification.

     If, after an adjustment, the holder of Warrants may receive shares of two or more classes of capital stock of the Company, the Company and the holders of a majority of the Warrants shall mutually agree upon the allocation of the adjusted exercise price between the classes of capital stock. After such Allocation, the exercise privilege and the Current Warrant Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6.

     6.2.    Adjustment for Rights Issue.   If the Company distributes any
rights, options or warrants to all holders of Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Current Warrant Price shall be adjusted in accordance with the formula:

                   W(1)   =    W * ((O * M) + (N * P)) / (M * (O + N))
                   where:
                   W(1)   =    the adjusted Current Warrant Price.
                   W      =    the then current Current Warrant Price.
                   O      =    the number of shares of Common Stock outstanding on the record date.
                   N      =    the number of additional shares of Common Stock offered or issuable on the exercise of the rights, options or warrants.
                   P      =    the offering price per share of the additional shares subject to the rights or warrants.
                   M      =    current market price per share of Common Stock on the record date.

     The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants.

     If at the end of the period during which such warrants or rights are exercisable, which period shall not exceed 60 days, not all warrants or rights shall have been exercised, the Current Warrant Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     This Section 6.2 does not apply to: (a) the Warrants issued by the Company pursuant to the Plan or (b) options issued pursuant to the Company's Incentive Plan or Emergence Bonus Plan (as such terms are described in the Plan) or any similar plan.

     6.3.    Adjustment for Other Distributions.   If the Company distributes to
all holders of Common Stock any of its assets (other than any cash dividends periodically paid to holders of Common Stock from profits or retained earnings of the Company, but only to the extent such distributions are (i) on a per share basis not in excess of 4% of the per share market price of the Common Stock on the date such distributions are made and (ii) made pursuant to a policy of quarterly cash dividends adopted by the Company and publicly announced) or debt securities or any rights or warrants to purchase assets, debt securities or other securities of the Company, the Current Warrant Price shall be adjusted in accordance with the formula:

                   W(1)     =   W * (M--F) / M
                   where:
                   W(1)     =   the adjusted Current Warrant Price.
                   W        =   the then current Current Warrant Price.
                   M        =   the current market price per share of Common Stock on the record date mentioned below.
                   F        =   the aggregate fair market value (as determined by an Appraiser chosen in accordance with Section 6.6), on the record date, of the assets (including cash), securities, rights or warrants so distributed divided by the number of outstanding shares of Common Stock on the record date;

     provided, that, in the event that the value of F exceeds the value of M, or in the event that the value of M exceeds the value of F by less than 10%, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of the Warrants shall receive, upon exercise of the Warrants and the payment of the current Warrant Price, a pro rata share of the aggregate distribution based upon the maximum number of shares of Common Stock at the time issuable to such holders (determined without regard to whether the Warrants are exercisable at such time).

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     If at the end of the period during which any such warrants or rights are exercisable, which period shall not exceed 90 days, not all of such warrants or rights shall have been exercised, the Current Warrant Price shall be immediately readjusted to what it would have been if "F" in the above formula had not included the fair market value on the record date of the expired warrants or rights, but were still divided by the same number of outstanding shares of Common Stock.

     This Section 6.3 does not apply to distributions of rights, options or warrants referred to in Section 6.2.

     6.4.    Adjustment for Common Stock Issue.   If the Company issues shares
of Common Stock for consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Current Warrant Price shall be adjusted in accordance with the formula:

                   W(1)      =      W * ((O * M) + P) / (A * M)
                   where:
                   W(1)      =      the adjusted Current Warrant Price.
                   W         =      the then current Current Warrant Price.
                   O         =      the number of shares outstanding immediately prior to the issuance of such additional shares.
                   P         =      the aggregate consideration received for the issuance of such additional shares.
                   M         =      the current market price per share on the date of issuance of such additional shares.
                   A         =      the number of shares outstanding immediately after the issuance of such additional shares.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This Section 6.4 does not apply to:

                     (a)      issuances of Common Stock pursuant to the Plan,
                     (b) issuances of Common Stock to directors, consultants, officers or empoyees of the Company and its subsidiaries under the Incentive Plan, the Emergence Bonus Plan or any similar plans
                     (c) any of the transactions or distributions described in Sections 6.2, 6.3 or 6.5,
                     (d) the exercise of the Warrants issued by the Company pursuant to the Plan,
                     (e) the conversion or exchange of securities convertible or exchangeable for Common Stock and the exercise of rights or warrants issued to the holders of Common Stock, in each case only if the issuance of such securities, rights or warrants were subject to the provisions of this Section 6, or
                     (f) issuances of Common Stock pursuant to a public offering pursuant to a firm commitment underwriting.

     6.5.    Adjustment for Convertible Securities Issue.   If the Company
issues any securities convertible into or exchangeable or exercisable for Common Stock (other than the securities issued in transactions described in Sections 6.2 and 6.3) for consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the current market price per share on the date of issuance of such securities the Current Warrant Price shall be adjusted in accordance with the formula:

                   W(1)      =      W * ((O * M) + P + (D * E)) / (M * (O + D))
                   where:
                   W(1)      =      the adjusted Current Warrant Price.

                   W     =     the then current Current Warrant Price.
                   O     =     the number of shares outstanding immediately prior to the issuance of such securities which are convertible into or exchangeable or exercisable for Common Stock.
                   P     =     the aggregate consideration received for the issuance of such securities.
                   M     =     the current market price per share of Common Stock on the date of issuance of such securities.
                   D     =     the maximum number of shares deliverable upon conversion, exchange or exercise of such securities at the initial conversion, exchange or exercise rate.
                   E     =     the conversion, exchange or exercise price per share of Common Stock of such securities.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Current Warrant Price shall immediately be readjusted to the Current Warrant Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.

     This Section 6.5 does not apply to:

                     (1) any of the transactions or distributions described in Sections 6.2 and 6.3,

                     (2) issuances of Common Stock to directors, consultants, officers or empoyees of the Company and its subsidiaries under the Incentive Plan, the Emergence Bonus Plan or any similar plans, or

                     (3) issuances of securities convertible into or exchangeable or exercisable for Common Stock pursuant to a public offering pursuant to a firm commitment underwriting.

     6.6.    Market Price.   The "current market price" per share of Common
Stock on any date is the average of the Quoted Prices of the Common Stock for 15 consecutive trading days commencing 16 days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or if the Common Stock is listed on another national securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the current market price shall be determined by mutual agreement of the Company and the holders of a majority of the Warrants or, in the absence of such mutual agreement, shall be determined in good faith by a nationally recognized investment banking firm that is a member firm of the NASD and independent of the Company and chosen in accordance with the following sentence (an "Appraiser"). The Appraiser shall be chosen by mutual agreement of the holders of a majority of the Warrants and the Company; provided, that if there shall be a disagreement as to the selection of any Appraiser, then each of the Company and the holders of a majority of the Warrants shall choose one investment banking firm satisfying-the foregoing criteria and those two firms then shall agree upon a third such investment banking firm who shall act as the Appraiser. If applicable, in connection with the sale of units consisting of Common Stock and other securities, such investment bank shall take into consideration the value of each component of such unit. If there shall be more than one class of Common Stock outstanding, the "current market price" per share of Common Stock shall be the highest of the "current market prices" per share of such classes of Common Stock.

     6.7.    Consideration Received.   For purposes of any computation with
respect to consideration received pursuant to Sections 6.4 and 6.5, the following shall apply:

          (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith) plus, where the issuance is pursuant to the exercise of an option, warrant or right, all cash amounts paid to the Company for such option, warrant or right at its issue, including without limitation, any amount allocable to such option, warrant, or right if issued together with other securities in a unit;

          (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by an Appraiser, whose determination shall be given to the holders of the Warrants; and

          (c) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Section 6.7).

     6.8.    When Adjustment May Be Deferred.   If the amount of any adjustment
of the Current Warrant Price required pursuant to this Section 6 would be less than one percent (1%) of the Current Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Current Warrant Price. All calculations under this Section 6 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     6.9.    When No Adjustment Required.   No adjustment need be made for (a)
rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends, the Company's Incentive Plan or Emergence Bonus Plan or any similar plans, and (b) a change in the par value or no par value of Common Stock; provided, that the Company shall not increase the par value to exceed the Current Warrant Price. To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     6.10.    Notice of Adjustment.   Whenever an event occurs which requires an
adjustment to the Current Warrant Price or number of shares of Warrant Stock, the Company shall promptly mail (first class) to the holders of the Warrants a notice of such event and the computation of the adjustment. The Company shall provide the holders of the Warrants with a certificate from the Company's chief financial officer briefly stating the facts requiring the adjustment and the manner of computing it.

     6.11.    Voluntary Reduction.   The Company from time to time may reduce
the Current Warrant Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. A reduction of the Current Warrant Price pursuant to this Section 6.11 does not change or adjust the Current Warrant Price otherwise in effect for purposes of Sections 6.1, 6.2, 6.3, 6.4 or 6.5. The Company in its discretion may make such reductions in the Current Warrant Price in addition to those required by this
Section 6 as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     6.12.    Notice of Certain Transactions.   If the Company takes any action
that would require an adjustment pursuant to Sections 6.1, 6.2, 6.3, 6.4 or 6.5, the Company shall mail (first class) to the holders of the Warrants a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution or any other transaction or event requiring an adjustment in the Current Warrant Price. The Company shall mail the notice at least 15 days before such date; provided, however, that in no event must the Company give the holders of the Warrants notice prior to the public announcement of the event requiring such adjustment. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     6.13.    Preservation of Purchase Rights Upon Reclassification,
Consolidation. etc.   If the Company consolidates or merges with or into, or
transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of a Warrant would have owned immediately after the consolidation, merger or transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

     If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

     If this Section 6.13 applies to any transaction, Sections 6.1, 6.2, 6.3,
6.4 and 6.5 shall not apply to such transaction. The provisions of this
Section 6.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     6.14.    Adjustment to the Number of Shares Purchasable Upon Exercise of
Warrants; Current Warrant Price Not Less than Par Value.   Upon each adjustment
of the Current Warrant Price pursuant to this Section 6, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Current Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Current Warrant Price in effect immediately after such adjustment. The adjustment pursuant to this Section 6.14 to the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made each time an adjustment of the Current Warrant Price is made pursuant to this Section 6 (or would be made but for the proviso in Section 6.3). In no event shall the Current Warrant Price be adjusted below the par value per share of the Common Stock, provided, however, that in the event such adjustment would have been made but for this sentence, the number of shares issuable upon exercise of a Warrant shall be adjusted in accordance with the remainder of this
Section 6.14 as though such adjustment in the Current Warrant Price had been made.

     6.15.    Other Dilutive Events.   In case any event shall occur as to which
the provisions of this Section 6 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall make a good faith adjustment to the Current Warrant Price and number of shares of Warrant Stock into which each Warrant is exercisable in accordance with the intent of this
Section 6.

     6.16.    Company Determination Final.   Absent manifest error, any
determination that the Company or the Board of Directors of the Company must make in good faith pursuant to Sections 6.3, 6.6 or 6.8, shall be conclusive, if reasonable.

     6.17.    Form of Warrants.   The Company may, at its option, issue new
warrant certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Current Warrant Price per Warrant Stock and the number or kind or class of shares or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.

7.      NOTICES TO HOLDERS.

     7.1.    Notice of Adjustments.   Whenever the number of shares of Common
Stock for which a Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which a Warrant is exercisable and describing the number and kind of any other shares of stock or other property for which a Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.1.

     7.2.    Notice of Corporate Action.   In case:

          (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then the Company shall cause to be given to each of the Holders at his or her address appearing on the Warrant register, at least 10 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, in accordance with Section 14.1, a written notice stating the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 7.2 or any defect therein shall not affect the legality or validity of any consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

8.      COVENANTS.

     The Company will (1) not increase the par value of any shares of Common Stock receivable upon the exercise of a Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value and
(2) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of any Warrant.

9. RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY.

     From and after the Effective Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement and such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

     Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

10.      STOCK AND WARRANT TRANSFER BOOKS.

     The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

11.      LOSS OR MUTILATION.

     Upon receipt by the Company and the Warrant Agent from any Holder of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of such Holder's Warrant and indemnity reasonably satisfactory to them, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and the Warrant Agent will countersign and deliver in lieu thereof a new Warrant of like tenor to such Holder.

12.      OFFICE OF COMPANY.

     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant Agreement. The Company shall initially maintain such an agency at the Warrant Agent's Principal Offices.

13.      WARRANT AGENT.

     13.1.    Merger or Consolidation or Change of Name of Warrant Agent.   Any
corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation must be eligible for appointment as a successor Warrant Agent under the provisions of Section 13.3 hereof if at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Warrant Agreement. If at any time the name of the Warrant Agent shall be changed and at such time Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Warrant Agreement.

     13.2.    Certain Terms and Conditions Concerning the Warrant Agent.   The
Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

          (a)    Correctness of Statements.   The statements contained herein
     and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          (b)    Breach of Covenants.   The Warrant Agent shall not be
     responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrants to be complied with specifically by the Company.

          (c)    Performance of Duties.   The Warrant Agent may execute and
     exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)    Reliance on Counsel.   The Warrant Agent may consult at any
     time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided that such counsel shall have been selected with due care.

          (e)    Proof of Actions Taken.   Whenever in the performance of its
     duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the President, a Vice President, the Secretary or an Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

          (f)    Compensation.   The Company agrees to pay the Warrant Agent
     compensation as set forth in the fee schedule attached hereto as Exhibit B for all services rendered by the Warrant Agent in the performance of its duties under this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Warrant Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Warrant Agreement except as a result of the Warrant Agent's gross negligence, willful misconduct, unlawful conduct or bad faith.

          (g)    Legal Proceedings.   The Warrant Agent shall be under no
     obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          (h)    Other Transactions in Securities of the Company.   The Warrant
     Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (i)    Liability of Warrant Agent.   The Warrant Agent shall act
     hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Warrant Agreement except for its own gross negligence, willful misconduct, unlawful conduct or bad faith.

          (j)    Reliance on Documents.   The Warrant Agent will not incur any
     liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (k)    Validity of Agreements.   The Warrant Agent shall not be under
     any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature and delivery thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Stock (or other stock) to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Warrant Stock (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Stock or other securities or other property issued upon exercise of any Warrant.

          (l)    Instructions from Company.   The Warrant Agent is hereby
     authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, a Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

     13.3.    Change of Warrant Agent.   The Warrant Agent may resign and be
discharged from its duties under this Warrant Agreement by giving to the Company 30 days advance notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then any Holder may apply to the Court for the appointment of a successor to the Warrant Agent. Pending the appointment of the successor warrant agent, the Company shall perform the duties of the Warrant Agent. Any successor warrant agent, whether appointed by the Company or the Court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 13.3, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

     13.4.    Disposition of Proceeds on Exercise of Warrants, Inspection of
Warrant Agreement.   The Warrant Agent shall account promptly to the Company
with respect to Warrants exercised and concurrently pay to the Company all immediately available funds received by the Warrant Agent for the purchase of the Warrant Stock through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records or transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's Principal Office. The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Company or the Holders at the Warrant Agent's Principal Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

14.      MISCELLANEOUS.

     14.1.    Notice Generally.   Any notice, demand, request, consent,
approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid or by telecopy and confined by telecopy answerback, addressed as follows:

          (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the warrant register of the Company maintained for such purpose.

          (b)    If to the Company, at:

                          Harvard Industries, Inc.
                          3 Werner Way
                          Lebanon, New Jersey 08833
                          Attention: Roger Pollazzi
                          Telephone: (908) 437-4100
                          Facsimile: (908) 236-0071

          (c)    If to the Warrant Agent, at:

                          [Insert]
                          Attention:
                          Telephone:
                          Facsimile:

     or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or five Business Days after the same shall have been deposited in the United States mail, certified with return receipt requested, whichever is earlier. Failure or delay in delivering copies of an notice, demand, request, approval, declaration, delivery or other communication to the Person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

     14.2.    Successors and Assigns.   All covenants and provisions of this
Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     14.3.    Amendment.   This Warrant Agreement and the Warrants may only be
modified or amended or the provisions hereof and thereof waived with the written consent of the Company, the Warrant Agent and the Majority Holders; provided, that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (other than giving effect to any adjustment as provided herein and therein) without the prior written consent of the Holder thereof.

     14.4.    Third-Party Beneficiaries.   All covenants and provisions of this
Warrant Agreement shall inure to the benefit of each holder from time to time of Common Stock.

     14.5.    Severability.   Wherever possible, each provision of this Warrant
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

     14.6.    Headings.   The headings used in this Warrant Agreement are for
the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

     14.7.    Governing Law.   This Warrant Agreement and the Warrants shall be
governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

     14.8.    Counterparts.   This Warrant Agreement may be executed in any
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the Company and the Warrant Agent has caused this Warrant Agreement to be duly executed by its duly authorized officers as of the date first above written.

                                       HARVARD INDUSTRIES, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       __________________________________, as
                                       Warrant Agent


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                   EXHIBIT A
                     [FORM OF FACE OF WARRANT CERTIFICATE]
                        WARRANT TO PURCHASE COMMON STOCK
                          OF HARVARD INDUSTRIES, INC.


  Warrant Certificate No.:                                        Number of Warrants:
                                                                  CUSIP No.

                      See Reverse for Certain Definitions

     Exercisable from and after                   , until 5:00 p.m., New York
City time on                   , 2003.

     This Warrant Certificate certifies that [                  ] or registered
assigns, is the registered holder of the number of Warrants set forth above
expiring at 5:00 p.m., New York City time, on                   , or, if such
date is not a business day, the next succeeding business day (the "Warrants") to purchase Common Stock, par value $0.01 per share (the "Common Stock"), of Harvard Industries, Inc., a Delaware corporation (the "Company"). The Common Stock issuable upon exercise of Warrants is hereinafter referred to as the "Warrant Stock." Subject to the immediately succeeding paragraph, each Warrant entitles the holder upon exercise to purchase from the Company on or before
5:00 p.m., New York City time, on                   , 2003 or, if such date is
not a business day, the next succeeding business day, one share of Common Stock,
at the purchase price of $     per share, each subject to adjustment as set
forth herein and in the Warrant Agreement dated as of                   , 1998
(the "Warrant Agreement") by and between the Company and                   , a
                  corporation, as warrant agent (the "Warrant Agent") in whole or in part on and subject to the terms and conditions set forth herein and in the Warrant Agreement. Such purchase shall be payable in lawful money of the United States of America by certified or official bank check or wire transfer or any combination thereof to the order of the Warrant Agent for the account of the Company at the principal office of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, is adjusted pursuant to the Warrant Agreement, the Company shall cause to be given to each of the registered holders of the Warrants at such holders' addresses appearing on the warrant register written notice of such adjustment by first class mail postage pre-paid.

     No Warrant may be exercised before      p.m., New York City time, on
                  , 1998 or after 5:00 p.m., New York City time, on
                  , 2003 or, if such date is not a business day, the next succeeding business day, and to the extent not exercised by such time such Warrants shall become void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

(Seal)

Attest:                                                          HARVARD INDUSTRIES, INC.
__________________________________________
                                                                 By: _________________________________

Name: ____________________________________                       Name: _______________________________
Title: Secretary
                                                                 Title: ______________________________

                                                                 COUNTERSIGNED:

                                                                 _______________, as Warrant Agent

                                                                 By: _________________________________

                                                                 Name: _______________________________

                                                                 Title: ______________________________
                                                                        [Authorized Signature]


                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on
                  , 2003 or, if such date is not a business day, the next succeeding business day, entitling the holder on exercise to purchase shares of Common Stock, par value $0.01 per share, of the Company, and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Warrants). A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

     Warrants may be exercised at any time on and after      p.m., New York City
time, on                   , 1998 and on or before 5:00 p.m., New York City
time, on                   , 2003 or, if such date is not a business day, the
next succeeding business day. The Holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the purchase price by certified or official bank check or wire transfer or any combination thereof to the order of the Warrant Agent for the account of the Company and the other required documentation. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     The Warrant Agreement provides that the number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Company shall not be required to issue any fractional share of Common Stock upon the exercise of any Warrant, but the Company shall round up or down to the nearest share of Common Stock as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder's legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement without charge except for any tax imposed in connection therewith.

                          [ELECTION TO PURCHASE FORM]
                 [To be executed only upon exercise of Warrant]

     The undersigned registered owner of this Warrant irrevocably exercises this
Warrant for the purchase of           Shares of Common Stock of HARVARD
INDUSTRIES, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the
name of and delivered to                   whose address is
and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                  ----------------------------------------------
                                  (Name of Registered Owner)

                                  ----------------------------------------------
                                  (Signature of Registered Owner)

                                  ----------------------------------------------
                                  (Street Address)

                                  ----------------------------------------------
                                  (City)              (State)         (Zip Code)

NOTICE: The signature on this election to purchase must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                               [ASSIGNMENT FORM]

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee            No. of Shares of Common Stock
----------------------------            -----------------------------

and does hereby irrevocably constitute and appoint attorney-in-fact to register such transfer on the books of HARVARD INDUSTRIES, INC. maintained for the purpose, with full power of substitution in the premises.

Dated: ___________________________        Print Name: _________________________

                                          Signature: __________________________

                                          Witness: ____________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                ------------------------------------------------
                                as Warrant Agent

                                Schedule of Fees

                                [To be inserted]

                                  EXHIBIT "D"

                          DOEHLER-JARVIS, INC., et al.

                            Combination Transactions

                                  EXHIBIT "D"

                            COMBINATION TRANSACTIONS

     1. Harvard Industries, Inc., a Florida corporation, will be merged with Harvard Merger Corporation, a newly formed Delaware corporation, which will simultaneously change its name to Harvard Industries, Inc.

     2. Doehler-Jarvis Pottstown, Inc. to change its name to Pottstown Precision Casting, Inc.

                                  EXHIBIT "E"

                          DOEHLER-JARVIS, INC., et al.

                    New Harvard Certificate of Incorporation

                          CERTIFICATE OF INCORPORATION
                                       OF
                            HARVARD INDUSTRIES, INC.

     FIRST: The name of the Corporation is:

          HARVARD INDUSTRIES, INC.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

     FOURTH:

          (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares. Of these (i) 50,000,000 shares shall be shares of Common Stock having a par value of $0.01 per share (the "Common Stock"), and (ii) 50,000,000 shares shall be shares of Preferred Stock, having a par value of $0.01 per share (the "Preferred Stock"). Except as otherwise provided by law, the shares of capital stock of the Corporation regardless of class, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.

          (b) Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and, subject to Article FIFTH, to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

     FIFTH: The Corporation shall not create, designate, authorize or cause to be issued any class or series of nonvoting stock. For purposes of this Article FIFTH, any class or series of stock, including any series of Preferred Stock, that has only such voting rights as are mandated by the General Corporation Law of the State of Delaware, shall be deemed to be nonvoting stock subject to the restrictions of this Article FIFTH.

     SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may also be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

     SEVENTH:

          (a) A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or
     (iii) any matter in respect of which such director shall be liable under
     Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or
     (iv) any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (hereinafter, an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent. The Indemnitee shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. The Corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

          (c) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (d) Any indemnification under this Article SEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (A) by a majority vote of the directors who were not parties to such action, suit or proceeding (the "Disinterested Directors"), even though less than a quorum, or (B) by a committee of Disinterested Directors designated by a majority vote of such directors, even though less than a quorum, or (C) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent legal counsel in a written opinion, or (D) by the stockholders.

          (e) Costs, charges and expenses (including attorneys' fees) incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          (f) Any indemnification or advance of costs, charges and expenses under this Article SEVENTH shall be made promptly, and in any event within 60 days upon the written request of the director, officer, employee or agent. The right to indemnification of advances as granted by this Article SEVENTH shall be enforceable by the director, officer, employee or agent, as the case may be, in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article SEVENTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (g) The indemnification and advancement of expenses provided by this Article SEVENTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification under this Article SEVENTH shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article SEVENTH is in effect. Any repeal or modification of this Article SEVENTH shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article SEVENTH, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article SEVENTH, with respect to the resulting or surviving corporation, as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

          (h) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her or on his/her behalf in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article SEVENTH, provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

          (i) If this Article SEVENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article SEVENTH as to all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article SEVENTH to the full extent permitted by any applicable portion of this Article SEVENTH that shall not have been invalidated and to the full extent permitted by applicable law.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation at any time in the manner now or hereafter prescribed in this Certificate of Incorporation and by the laws of the State of Delaware, and all rights conferred by stockholders herein are granted subject to such reservation.

     NINTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  EXHIBIT "F"

                          DOEHLER-JARVIS, INC., et al.

             List of New Board of Directors of Reorganized Harvard

                                  EXHIBIT "F"

                   BOARD OF DIRECTORS OF REORGANIZED HARVARD

Roger G. Pollazzi--Chairman

Thomas R. Cochill

Raymond Garfield, Jr.

Donald P. Hilty

Andre R. Horn

George A. Poole, Jr.

James P. Shanahan, Jr.

                                  EXHIBIT "G"

                          DOEHLER-JARVIS, INC., et al.

                                 PBGC Agreement

August  , 1998

                   AGREEMENT BETWEEN HARVARD INDUSTRIES, INC.
                  AND THE PENSION BENEFIT GUARANTY CORPORATION

I.  PRELIMINARY STATEMENT

     The following are the terms of the agreement ("Agreement") between:
(a) Harvard Industries, Inc. and the members of its controlled group (as that term is defined by section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section Section 1301-1461 ("ERISA")) ("Harvard") and (b) the Pension Benefit Guaranty Corporation ("PBGC"), regarding the single employer defined benefit pension plans for which Harvard is a contributing sponsor (as that term is defined by section 4001(a)(13) of ERISA) ("Harvard Plans").(1) This Agreement is enforceable pursuant to its terms, and is contingent on consummation of Harvard's "First Amended and Modified Consolidated Plan under Chapter 11 of the Bankruptcy Code" (as may be amended or modified, the "Plan of Reorganization") in the Chapter 11 cases captioned In re Doehler-Jarvis, Inc., et al., Case Nos. 97-953 through 97-962 (SLR) (Bankr. D. Del.), The Plan of Reorganization shall expressly provide for implementation of the provisions of this Agreement. A copy of this Agreement shall be annexed to the Plan of Reorganization. The Official Committee of Unsecured Creditors of Doehler-Jarvis, Inc., et al. (the "Committee") has accepted the terms of this Agreement, but shall have no obligations thereunder. This Agreement shall be effective on confirmation of the Plan of Reorganization, subject to the occurrence of the effective date thereof. Provided such effective date shall have occurred, the effective date of this Agreement shall be the confirmation date of the Plan of Reorganization (the "Effective Date").

II.  PBGC OBLIGATIONS

     A. Standstill on Remedies. In consideration of the performance by Harvard of its obligations hereunder, PBGC will forbear from using the remedies provided by section 4042(a)(4) or 4062(e) of ERISA in connection with (i) the cessation of operations at the Toledo, Ohio facility of Doehler-Jarvis Toledo, Inc., or
(ii) the implementation of initial post-confirmation exit financing (the "Initial Post-Confirmation Exit Financing"), or any subsequent refinancing thereof within five years from the Effective Date which does not increase the amount of principal indebtedness of Harvard subject to security interests in any of the assets or properties of Harvard, unless any of the following take place:

          1. Harvard fails to make a required quarterly or annual minimum funding contribution for any of the Harvard Plans, provided, however, that if any unpaid minimum funding contribution is paid within sixty days of the due date for the payment, then PBGC shall cease pursuing said remedies under section 4042(a)(4) or section 4062(e) of ERISA then pending and this standstill shall be reinstated;

          2. Harvard commences a proceeding or petition for the winding up of any of its business affairs or otherwise proposes to sell all or substantially all of its assets, unless the conditions contained in section IV.C. below are met; or

          3. Harvard or any member of the Harvard controlled group files or has filed against it a petition for relief under title 11 of the United States Code, provided that this standstill shall be reinstated should an involuntary petition for relief be withdrawn or dismissed within 90 days of filing.

     B. Termination of 1994 Settlement Agreement. In consideration for Harvard's entering into this Agreement and upon consummation of the Plan of Reorganization in a manner consistent with the provisions of this Agreement, the Settlement Agreement (the "Prior Agreement") dated July 26, 1994, by and between the Harvard Companies and PBGC, shall be terminated, and the consideration provided to the PBGC by Harvard as set forth in this Agreement shall be in full settlement, release and discharge of any and all rights and claims of the PBGC against Harvard, directly or indirectly, related to or arising under the Prior Agreement. In addition, PBGC hereby acknowledges that it shall have no pre- or post-termination claim against Harvard by reason of the termination, settlement, release and discharge of the Prior Agreement.

III.  HARVARD OBLIGATIONS

     A. The Plan of Reorganization and the confirmation order shall provide that on the confirmation date, Harvard, as reorganized, shall be a contributing sponsor of all of the Harvard Plans.

     B. Notwithstanding the notice requirements set forth in Article V.B. herein, there shall be no plan merger or other transfer of plan assets or liabilities between: (a) the Doehler-Jarvis Pension Plan for Wage Basis Employees ("Doehler-Jarvis Plan"); and (b) any of the other Harvard Plans. In no event shall there be any use of any credit balance maintained in the funding standard account of any of the other Harvard Plans for the benefit of the funding standard account of the Doehler-Jarvis Plan. Further, no

------------------
(1) The single employer defined benefit pension plans for which Harvard is a contributing sponsor as of the effective date of this Agreement are set forth in Exhibit A attached hereto. The term "Harvard Plans" as used herein includes any successor plans or any single employer defined benefit pension plans of which Harvard becomes a contributing sponsor.

defined benefit pension plan that is covered by Title IV of ERISA that is not listed on Exhibit A to this Agreement shall be merged into any of the Harvard Plans without PBGC's consent.

     C. In order to secure minimum funding contributions required for the Doehler-Jarvis Plan and underfunding of the Doehler-Jarvis Plan, Harvard shall provide PBGC, for the benefit of the Doehler-Jarvis Plan and PBGC, with a pledge of new common stock of Reorganized Harvard ("New Common Stock"), in an amount equal to what the PBGC would have received as an unsecured general creditor of Harvard having an allowed Class 5 Claim (as such term is defined in the Plan of Reorganization) of $18.7 million, less the amount of all contributions made to the Doehler-Jarvis Plan after April 15, 1998 and prior to the Effective Date (the number of shares of New Common Stock received by the PBGC pursuant to this provision, taking into account all such contributions made prior to the Effective Date, is referred to herein as the "Harvard Stock Pledge"). The Harvard Stock Pledge shall be held in escrow, which shall be established and be subject to the following terms and conditions:

          1. The identity of the bank or other financial institution acting as escrow agent for the Harvard Stock Pledge shall be designated by the PBGC, subject to Harvard's consent, and the form of escrow agreement shall be subject to approval of Harvard and PBGC;

          2. Except to the extent released in accordance with Article III.C.4. below, the Harvard Stock Pledge shall be maintained and continue to be held in escrow until the earlier of (a) five years from the Effective Date of the Plan of Reorganization or (b) the date on which this Agreement is terminated in accordance with Article IV hereof (such earlier date described in (a) or (b) hereof, the "Release Date"). On the Release Date the Harvard Stock Pledge shall be delivered to Harvard;

          3. Subject to the limitations that (a) no sales of any shares of New Common Stock may be made during the 90-day period commencing with the consummation of the Plan of Reorganization and (b) all sales of shares of New Common Stock after such 90-day period shall be in compliance with and subject to the limitations set forth in Rule 144(e)(1) and (f) of the Securities Act of 1933 as if the same applied to the PBGC, shares of New Common Stock held by the escrow agent will be subject to sale at any time, in the discretion of a third party approved by Harvard and PBGC, based on prudent investment standards. The proceeds of all such sales shall continue to be held in escrow or delivered from escrow in accordance with the provisions of this Agreement relating to the Harvard Stock Pledge. All references in this Agreement to the Harvard Stock Pledge shall be deemed to include the proceeds of any such sales of New Common Stock, and all property in which such proceeds may be reinvested from time to time, as increased or decreased by the investment earnings or losses thereon and any release in accordance with Article III.C.4 below thereof;

          4. The escrow agent shall deliver all property held in escrow under the Harvard Stock Pledge, together with any accumulated dividends or distributions, from escrow to the PBGC in the event any one of the following has occurred: (a) Harvard has failed to make a required quarterly or annual minimum funding contribution for the Doehler-Jarvis Plan, and such failure has continued for sixty days from the due date for the contribution; (b) PBGC receives a Notice of Intent to Terminate the Doehler-Jarvis Plan in a distress termination under section 4041(c) of ERISA; (c) Harvard commences a proceeding or petition for the winding up of any of its business affairs or otherwise consummates the sale of all or substantially all of its assets, unless the conditions contained in Article IV.C. of this Agreement are met; or (d) Harvard, in whole or in part, files or has filed against it a petition for relief under title 11 of the United States Code, and such petition for relief has not been withdrawn or dismissed within 90 days of filing;

          5. Amounts received by PBGC from the escrow agent shall be: (a) used to pay minimum funding contributions due from time to time to any of the Harvard Plans; (b) used to satisfy any liability under section 4062 of ERISA with respect to the Harvard Plans; or (c) held until the Agreement is terminated. PBGC shall return the excess and unused amounts so distributed, if any, to Harvard. Taxes on earnings on the escrowed amounts so distributed shall be charged to the escrow account. After-tax interest earned on escrowed amounts shall be available for distribution to Harvard, PBGC, or the Harvard Plans, as the case may be; and

          6. (a) In the event that, during the term of the Initial Post-Confirmation Exit Financing, any dividend or other distributions are paid to Harvard shareholders within five years from the Effective Date that would cause an event of default under the Initial Post-Confirmation Exit Financing, Harvard will not use the credit balances that existed under the Harvard Plans on the last day of the plan year preceding the plan year in which the dividend or distribution was paid in determining the contribution required to be made to satisfy the minimum funding standard of section 412 of the Internal Revenue Code ("IRC") for the plan year in which the dividend or distribution was paid.

           (b) In the event that, after the term of the Initial Post-Confirmation Exit Financing, any dividend or other distributions are paid to Harvard shareholders within five years from the Effective Date, Harvard will not use the credit balances that existed under the Harvard Plans on the last day of the plan year preceding the plan year in which the dividend or distribution was paid in determining the contribution required to be made to satisfy the minimum funding standard of section 412 of the IRC for the plan year in which the dividend or distribution was paid.

IV.  TERMINATION OF AGREEMENT

     This Agreement shall terminate upon the earliest of A., B., C. or D. below; and in the case of A., B. and C., only if Harvard is then current on its minimum funding obligations to the Harvard Plans:

          A. The date on which none of the Harvard Plans have any unfunded benefit liabilities, as determined under section 4001(a)(18) of ERISA, as of the last day of the plan year for each plan for any two consecutive plan years (the last day of the plan year in the second consecutive year being the measurement date); provided, however, that if the sum of the aggregate unfunded liabilities of all Harvard Plans that have unfunded benefits as of the last day of any two consecutive plan years is less than $1 million ("Aggregate Underfunding"), Harvard will have satisfied the conditions of this paragraph provided it has contributed in cash an amount equal to such Aggregate Underfunding by no later than September 15 of the first calendar year following the end of the second such plan year;

          B. The date on which Harvard obtains ratings on its unsecured debt from Standard & Poor's and Moody's of at least BBB- and Baa3, respectively;

          C. If there is a change of the Harvard controlled group, and the unsecured debt of the new controlled group has been rated BBB- by Standard & Poor's and Baa3 by Moody's, or better, for the two consecutive years prior to a rating date (which rating date is subsequent to the date of the change of the controlled group), and such ratings are reaffirmed taking into account the change of controlled group; or

          D. The date on which all of the Harvard Plans have been successfully terminated in standard terminations under section 4041(b) of ERISA.

V.  NOTICE REQUIREMENTS

     Harvard shall provide to the Director of PBGC's Corporate Finance and Negotiations Department ("CFND"):

          A. Copies of any notices otherwise required to be filed with the Internal Revenue Service ("IRS") or PBGC concerning any of the Harvard Plans within 20 days of the time the filing is made;

          B. Written notice 30 days prior to any plan merger or any transfers of liabilities or assets described in section 414(1) of the IRC to or from any of the Harvard Plans (other than mergers or transfers involving amounts less than three percent of assets or liabilities in any plan year);

          C. Written notice 30 days prior to any change in any of the Harvard Plan's actuarial assumptions or methods for the purposes of the minimum funding standard of section 412 of the IRC (other than changes that are required by law), which changes shall be subject to PBGC's consent, with consent not to be unreasonably withheld;

          D. Written notice as soon as practicable after delivery or receipt of any notice of default under any debt instrument of Harvard;

          E. A copy of plan amendments for any of the Harvard Plans within ten days after adoption;

          F. Written notice within ten days of any missed quarterly or annual minimum funding contribution required to be made to any of the Harvard Plans;

          G. During periods when Harvard's common stock is publicly traded and its filings with the Securities and Exchange Commission are current, copies of SEC Forms 10-K and 10-Q, within 20 days of filing; if such Forms are not timely filed, quarterly and audited annual financial statements for Harvard;

          H. Written notice, including the status of affected employees, 30 days prior to any: (a) cessation of operations at any Harvard facility; or (b) any sale, transfer or other disposition of assets of Harvard where such assets represent ten percent or more of the book value of the assets of Harvard on a consolidated basis, or have generated ten percent or more of the consolidated revenues, or have generated ten percent or more of the consolidated operating income of Harvard in the preceding fiscal year;

          I. Written notice 30 days (or as soon as practicable) prior to any change of the identity of any contributing sponsor of any of the Harvard Plans, or if a contributing sponsor of any of the Harvard Plans is to become a member of any other controlled group;

          J. Annual Actuarial Valuation Reports for each of the Harvard Plans for each plan year when prepared, but in any event by no later than December 1 of the current plan year; and

          K. A certified actuarial statement specifying each of the Harvard Plans' credit balance at the end of the preceding plan year, and supporting calculations, by no later than seven months after the end of each plan year, commencing with the 1998 plan year (i.e., the initial statement must be filed no later than August 1, 1999).

VI.  ACCEPTANCE OF PLAN OF REORGANIZATION

     The PBGC hereby agrees to support confirmation of, and vote to accept, the Plan of Reorganization, provided such Plan continues to contain provisions that require implementation of this Agreement. Upon consummation of the Plan of Reorganization, all proofs of claim of the PBGC shall be deemed withdrawn, with prejudice.

VII.  PRESERVATION OF RIGHTS

     Neither the operation of the Agreement (e.g., release of Harvard Stock Pledge) nor termination of the Agreement in accordance with the provisions hereof shall, in and of itself, constitute a basis for PBGC to take any adverse action against any of the Harvard Plans. Nothing in the Agreement shall restrict or diminish Harvard's right to dispute or contest any basis that PBGC may thereafter raise to terminate any one or more of the Harvard Plans and/or the amount of the termination liability asserted by the PBGC in the event of the involuntary termination of any one or more of the Harvard Plans.

VIII.  EXECUTION OF ANCILLARY AGREEMENT

     Harvard and the PBGC shall use their best efforts to select an escrow agent and finalize and execute a definitive escrow agreement consistent with the provisions of this Agreement as soon as practicable and in no event later than ten (10) days prior to confirmation of the Plan of Reorganization.

IX.  GENERAL

     A. Nothing in this Agreement shall relieve Harvard or any other person of their obligations under ERISA or the IRC.

     B. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with ERISA, the IRC, and the laws of the District of Columbia (except the laws of the District of Columbia governing choice of laws), except to the extent such laws are preempted by federal law.

     C. No failure of any of the parties to this Agreement to enforce at any time any of the provisions of this Agreement and no course of dealing between or among any of the members of Harvard and/or the PBGC shall be construed to be a waiver of any such provision, or shall in any way affect the validity of this Agreement or the right of any party to enforce each and every one of the provisions of this Agreement.

     D. This Agreement constitutes the entire final agreement with respect to the matters provided for herein, and no other agreement or understanding exists except as expressly set forth herein.

     E. This Agreement shall not be modified or amended, except by written instrument signed by the parties hereto.

     F. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     G. This Agreement shall inure to the benefit of, and may be enforced solely by, the parties hereto, and, in each case, their respective successors and assigns.

     H. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original as against the party who signed it, and all of which together shall constitute one and the same instrument.

     I. Any notices, requests or other communications hereunder shall be in writing, and shall be deemed to have been duly given when mailed by United States registered or certified mail postage prepaid, or upon receipt if overnight delivery service, telegraph, telecopy, or telex is used, addressed as follows:

To the PBGC:
                                Chief Negotiator and Director
                                Corporate Finance and Negotiations Department Pension Benefit Guaranty Corporation
                                Suite 270
                                1200 K Street N.W.
                                Washington, D.C. 20005-4026
                                (202) 842-2643 (telefacsimile number)

                                General Counsel
                                Pension Benefit Guaranty Corporation
                                Suite 340
                                1200 K Street N.W.
                                Washington, D.C. 20005-4026
                                (202) 326-4112 (telefacsimile number)
To Harvard:
                                Roger Pollazzi
                                Chief Executive Officer
                                Harvard Industries, Inc.
                                3 Werner Way, Suite 210
                                Lebanon, NJ 08833
                                (908) 236-0071 (telefacsimile number)

                                with a copy to:

                                Willkie Farr & Gallagher
                                787 Seventh Avenue
                                New York, NY 10019-6099
                                Attn: Stephen T. Lindo
                                (212) 728-8111 (telefacsimile number)

To Official Committee of Unsecured Creditors of Doehler-Jarvis, Inc., et al. (so long as the Committee has not been dissolved):

                                c/o Fried, Frank, Harris, Shriver & Jacobson
                                One New York Plaza
                                New York, NY 10004
                                Attn: Lawrence A. First
                                (212) 859-4000 (telefacsimile number)

     J. All of the parties to this Agreement hereby represent and warrant that they have full power and authority to enter into this Agreement, that all necessary corporate approvals or other appropriate action has been taken to cause them to possess such power and authority and that this Agreement constitutes a legal, valid and binding obligation of each of the parties hereto enforceable against each of the parties hereto.

     K. The captions set forth in this Agreement have been inserted for convenience of reference only and shall not in any way affect the meaning or construction of any of the provisions of this Agreement.

ACCEPTED AND AGREED:

     HARVARD INDUSTRIES, INC. on its Own Behalf                   PENSION BENEFIT GUARANTY CORPORATION
     and on Behalf of All of the Members
     of its Controlled Group:

By: __________________________________________                    By: ___________________________________
              Roger Pollazzi                                                 Andrea E. Schneider
    Its: President and Chief Operating Officer                        Its: Chief Negotiator, and Director,
                                                                           Corporate Finance and
                                                                           Negotiations Department

Dated: _______________________________________                    Dated: ________________________________

ACCEPTED AND ACKNOWLEDGED:

     OFFICIAL COMMITTEE OF UNSECURED CREDITORS
       OF DOEHLER-JARVIS, INC., et al.

By: __________________________________________
               Richard Kuersteiner
                Its: Co-Chairman

By: __________________________________________
                  Don Navarro
                Its: Co-Chairman

Dated: _______________________________________

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            EXHIBIT A TO AGREEMENT BETWEEN HARVARD INDUSTRIES, INC.
                  AND THE PENSION BENEFIT GUARANTY CORPORATION

                 SINGLE EMPLOYER DEFINED BENEFIT PENSION PLANS
                  FOR WHICH HARVARD IS A CONTRIBUTING SPONSOR

Doehler-Jarvis Pension Plan for Wage Basis Employees

Harvard Industries Albion Division Hourly-Rate Employees' Pension Plan

Harvard Industries, Inc. Bryan Division Hourly-Rate Employees' Pension Plan

Harvard Industries, Inc. Spencerville Division Hourly-Rate Employees' Pension
Plan

Harvard Industries Jackson Division Hourly-Rate Employees' Pension Plan

Harvard Retirement Plan

Harvard Retirement Plan for Frozen Pension Benefits

Retirement Plan for Union Employees, Harman Automotive, Inc.